Exhibit 10.01

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March  11, 2010 (this “Amendment”), is by and among (a) ENTERCOM RADIO, LLC (the “Borrower”), a Delaware limited liability company, (b) ENTERCOM COMMUNICATIONS CORP. (the “Parent”), a Pennsylvania corporation, (c) certain Lenders (as defined below) and (d) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to that certain Credit Agreement, dated June 18, 2007 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Parent, the lending institutions party thereto (the “Lenders”), the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement as set forth on Annex I.

WHEREAS, the Borrower, the Parent, the Required Lenders and the Administrative Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Parent, the Lenders and the Administrative Agent hereby agree as follows:

§1.          Amendment to Credit Agreement.  The Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Annex I.

§2.          Amendment to Exhibit C to Credit Agreement.  Exhibit C to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit C to Annex II.

§3.          Amendment to Add a New Exhibit F to Credit Agreement.  A new Exhibit F to the Credit Agreement is hereby added in its entirety in the form attached hereto as Exhibit F to Annex II.

§4.          Amendment to Add a New Schedule 7.03(a) to Credit Agreement.  A new Schedule 7.03(a) to the Credit Agreement is hereby added in its entirety in the form attached hereto as Schedule 7.03(a) to Annex II.

§5.          Notice of Re-Designation of Entercom Properties, LLC.  By signing below, the Borrower hereby concurrently re-designates Entercom Properties, LLC from an Unrestricted Subsidiary to a Restricted Subsidiary.

§6.          Conditions to Effectiveness.  This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions, including receipt by the Administrative Agent of the following items:

(a)           there shall exist no Default immediately after giving effect to this Amendment; and

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(b)           the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, the Parent, each Guarantor and the Required Lenders; and

(c)           the Administrative Agent and the Lenders shall have received a legal opinion of counsel to the Loan Parties, which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent; and

(d)           the representations and warranties set forth in the immediately following Section of this Amendment entitled “Representations and Warranties” shall be true and correct as of the date of this Amendment; and

(e)           the Administrative Agent shall have received, in form and substance reasonably acceptable to it, all resolutions, incumbency certificates, certificates of no default, and such other certificates and documents as reasonably requested by the Administrative Agent; and

(f)            the Administrative Agent shall have received (i) UCC searches on each Loan Party evidencing no Liens except Liens permitted by Section 7.01 of the Credit Agreement and (ii) a copy of all effective financing statements that name any Loan Party as debtor; and

(g)           the Administrative Agent shall have received, for the pro rata account of the Lenders timely executing and delivering a signature page to this Amendment, an amendment fee equal to thirty-seven and half basis points (0.375%) of the Commitment of, and outstanding principal amount of the Term Loans held by, each such Lender; and

(h)           the Administrative Agent shall have received all other invoiced out of pocket fees and expenses due and owing in connection with this Amendment; and

(i)            the Administrative Agent shall have received a Confirmation Agreement that confirms and affirms each of the Guaranty Agreement and each of the Pledge Agreements, and each other Loan Document by the applicable Loan Parties, in each case reasonably acceptable to the Administrative Agent and the Required Lenders; and

(j)            the Administrative Agent shall have received a Joinder to Guaranty Agreement and a Joinder to Subsidiary Pledge Agreement made by Entercom Properties, LLC, in each case reasonably acceptable to the Administrative Agent and the Required Lenders; and

(k)           the Administrative Agent shall have received a First Amendment to Parent/Borrower Pledge Agreement and a First Amendment to Subsidiary Pledge Agreement by the applicable Loan Parties, in each case reasonably acceptable to the Administrative Agent and the Required Lenders; and

(l)            the Administrative Agent shall have received (i) a Security Agreement, in substantially the form of Exhibit F to Annex II attached hereto, duly executed by each Loan Party, (ii) UCC financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral (other than the

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Non-Perfected Collateral) described in the Security Agreement and (iii) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken; and

(m)          the Administrative Agent shall have received a Compliance Certificate in the form of Exhibit C to Annex II attached hereto, which attaches a schedule showing in reasonable detail the calculation of Consolidated Funded Indebtedness, Consolidated Operating Cash Flow, OCF, Consolidated Net Income, Consolidated Leverage Ratio, Consolidated Interest Charges, Consolidated Interest Coverage Ratio, and other financial covenant related calculations, each calculated pursuant to the applicable definitions set forth in the Credit Agreement attached as Annex I hereto and as of the date hereof (provided that, with respect to (A) Consolidated Operating Cash Flow, OCF and Consolidated Net Income, such calculation shall be for the four fiscal quarter period ending on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered and (B) Consolidated Funded Indebtedness, such calculation shall be as of the First Amendment Effective Date after giving affect to all Borrowings and other debt incurrence on or prior to such date), in each case  demonstrating compliance with the applicable financial covenants set forth in Section 7.13 of the Credit Agreement as set forth in Annex I hereto, prepared by the principal financial or accounting officer of the Borrower; and

(n)           the Borrower shall have redeemed all Senior Subordinated Notes; and

(o)           the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel, Winstead PC.

§7.          Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Amendment and giving effect to the amended and added Schedules to the Credit Agreement attached in Annex II hereto), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and except to the extent that such representations and warranties relate specifically to a prior date.

(b)           Enforceability.  The execution and delivery by the Borrower and the Parent of this Amendment, and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the authority of each of the Borrower and the Parent and have been duly authorized by all necessary proceedings.  This Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment), constitute valid and legally binding obligations of each of the Borrower and the Parent, enforceable against each of them in accordance with their terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws

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affecting creditors rights generally and by the application of general equitable principles (whether such enforcement is sought by proceedings in equity or law).

(c)           No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance on the First Amendment Effective Date by the Borrower and the Parent of this Amendment or the other Loan Documents.

(d)           Unrestricted Subsidiaries.  After giving effect to the re-designation of Entercom Properties, LLC from an Unrestricted Subsidiary to a Restricted Subsidiary, there are no Unrestricted Subsidiaries.

(e)           No Conflict.  Neither the execution, delivery and performance of this Amendment, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein will result in any breach of or default under the Senior Subordinated Notes or any Senior Subordinated Notes Documents.

(f)            No Senior Subordinated Notes.  There are no outstanding Senior Subordinated Notes.

§8.          No Other Amendments, etc.  Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrower, the Parent or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§9.          Release.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each other Loan Party acknowledges and agrees that:  (i) none of the Loan Parties have any claim or cause of action against the Administrative Agent, any Lender or any Affiliate of any Lender (or any of their respective directors, officers, employees, agents, attorneys or other representatives) under or in connection with or arising out of the Credit Agreement and the other Loan Documents; and (ii) none of the Loan Parties have any offset right, counterclaim, right of recoupment or any defense of any kind against the Loan Parties’ obligations, indebtedness or liabilities to the Administrative Agent, any Lender or any Affiliate of any Lender (or any of their respective directors, officers, employees, agents, attorneys or other representatives), in each case under or in connection with or arising out of the Credit Agreement and the other Loan Documents.  Each of the Loan Parties unconditionally and irrevocably remises, acquits, waives and fully and forever releases and discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Lenders, the L/C Issuer, all respective affiliates and subsidiaries of the Administrative Agent, the Lenders, and the L/C Issuer, each of their respective officers, employees, agents, attorneys,

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principals, directors and shareholders, and their respective legal representatives, successors and assigns (collectively, the “Released Lender Parties”) under or in connection with or arising out of the Credit Agreement and the other Loan Documents, except the obligations to be performed by the Administrative Agent, the L/C Issuer or any Lender on or after the date hereof as expressly stated in the Credit Agreement and the other Loan Documents, and (B) all claims, demands, obligations, remedies, suits, damages, liabilities, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, suspected or claimed, whether arising under common law, in equity or under statute, which the Borrower ever had or now has against the Released Lender Parties, or which any Loan Party might otherwise have against any of the Released Lender Parties) in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind arising under or in connection with or arising out of the Credit Agreement and the other Loan Documents (collectively, the “Released Claims”).  Each of the Loan Parties agrees not to sue any of the Released Lender Parties or prosecute or cause to be commenced or prosecuted, or in any way assist any other person or entity in suing, prosecuting or causing to be commenced any suit or prosecution of any of the Released Lender Parties in connection with the Released Claims.  To the extent not prohibited by law, this release provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.  The agreements of the Borrower and the Loan Parties set forth in this Section entitled “Release” shall survive termination of this Amendment.

§10.        Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§11.        Interpretation.  This Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

§12.        Loan Document.  This Amendment is a Loan Document under the terms of the Credit Agreement.

§13.        Consent regarding Collateral Documents and Guaranty Agreements.

(a)           The Required Lenders hereby consent to amendments and restatements of each of the Guaranty Agreements and Pledge Agreements to conform to the provisions of this Amendment.  The Required Lenders hereby authorize the Administrative Agent, on behalf of the

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Lenders, to execute and deliver such amendments and restatements to each of the Pledge Agreements and each of the Guaranty Agreements.

(b)           The Required Lenders hereby authorize the Administrative Agent, on behalf of the Lenders to execute and deliver the Security Agreement.

§14.        Miscellaneous.  This Amendment shall be governed by, an construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the parties hereto shall retain all rights arising under Federal Law.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower:

ENTERCOM RADIO, LLC

By:
Name:
Title:

The Parent:

ENTERCOM COMMUNICATIONS CORP.

By:
Name:
Title:

[Signature Page to First Amendment to

Senior Secured Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

The Lenders:

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to First Amendment to

Senior Secured Credit Agreement]

The Lenders:

[Other Lenders], as a Lender

By:
Name:
Title:

[Signature Page to First Amendment to

Senior Secured Credit Agreement]

RATIFICATION OF GUARANTORS

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrower’s and the Parent’s execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement; (d) acknowledges and confirms that the liens and security interests granted by such Guarantor pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof to the extent required under the Loan Documents; (e) acknowledges and agrees that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees, agents, attorneys or other representatives) under or in connection with the Credit Agreement and the other Loan Documents; (f) acknowledges, affirms and agrees that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender, in each case under or in connection with the Credit Agreement and the other Loan Documents and (g) acknowledges, affirms and agrees to each term of the Amendment, including, without limitation, the Section thereof entitled “Release”.

The Guarantors:

DELAWARE EQUIPMENT HOLDINGS, LLC
ENTERCOM AUSTIN LICENSE, LLC
ENTERCOM AUSTIN, LLC
ENTERCOM BOSTON 1 TRUST
ENTERCOM BOSTON LICENSE, LLC
ENTERCOM BOSTON, LLC
ENTERCOM BUFFALO LICENSE, LLC
ENTERCOM BUFFALO, LLC
ENTERCOM CAPITAL, INC.
ENTERCOM DENVER LICENSE, LLC
ENTERCOM DENVER, LLC
ENTERCOM GAINESVILLE LICENSE, LLC
ENTERCOM GAINESVILLE, LLC
ENTERCOM GREENSBORO LICENSE, LLC
ENTERCOM GREENSBORO, LLC
ENTERCOM GREENVILLE LICENSE, LLC
ENTERCOM GREENVILLE, LLC
ENTERCOM INDIANAPOLIS LICENSE, LLC
ENTERCOM INDIANAPOLIS, LLC
ENTERCOM KANSAS CITY LICENSE, LLC
ENTERCOM KANSAS CITY, LLC
ENTERCOM MADISON LICENSE, LLC
ENTERCOM MADISON, LLC

[Signature Page to First Amendment to

Senior Secured Credit Agreement]

ENTERCOM MEMPHIS LICENSE, LLC
ENTERCOM MEMPHIS, LLC
ENTERCOM MILWAUKEE LICENSE, LLC
ENTERCOM MILWAUKEE, LLC
ENTERCOM NEW ORLEANS LICENSE, LLC
ENTERCOM NEW ORLEANS, LLC
ENTERCOM NEW YORK, INC.
ENTERCOM NORFOLK LICENSE, LLC
ENTERCOM NORFOLK, LLC
ENTERCOM PORTLAND LICENSE, LLC
ENTERCOM PORTLAND, LLC
ENTERCOM PROPERTIES, LLC
ENTERCOM PROVIDENCE LICENSE, LLC
ENTERCOM PROVIDENCE, LLC
ENTERCOM ROCHESTER LICENSE, LLC
ENTERCOM ROCHESTER, LLC
ENTERCOM SACRAMENTO LICENSE, LLC
ENTERCOM SACRAMENTO, LLC
ENTERCOM SAN FRANCISCO LICENSE, LLC
ENTERCOM SAN FRANCISCO, LLC
ENTERCOM SEATTLE LICENSE, LLC
ENTERCOM SEATTLE, LLC
ENTERCOM SPRINGFIELD LICENSE, LLC
ENTERCOM SPRINGFIELD, LLC
ENTERCOM WICHITA LICENSE, LLC
ENTERCOM WICHITA, LLC
ENTERCOM WILKES-BARRE SCRANTON, LLC

By:
Print Name:
Print Title:

ENTERCOM INCORPORATED

By:
Print Name:
Print Title:

[Signature Page to First Amendment to

Senior Secured Credit Agreement]

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Annex I

[See Attached]

Annex I to First Amendment to

Senior Secured Credit Agreement

ANNEX I TO FIRST AMENDMENT

$1,050,000,000 SENIOR SECURED CREDIT FACILITY

CREDIT AGREEMENT

Dated as of June 18, 2007

among

ENTERCOM RADIO, LLC
as the Borrower,

ENTERCOM COMMUNICATIONS CORP.,
as the Parent,

BANK OF AMERICA, N.A
as Administrative Agent and L/C Issuer,

JPMORGAN CHASE BANK, N.A.
as Syndication Agent

BMO CAPITAL MARKETS, CORP.
BNP PARIBAS
MIZUHO CORPORATE BANK, LTD.
SUNTRUST BANK
as Co-Documentation Agents

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arranger and Joint Book Manager

J.P. MORGAN SECURITIES INC.,
as Joint Lead Arranger and Joint Book Manager

5.05	Financial Statements; No Material Adverse Effect	74
5.06	Litigation	74
5.07	No Default	75
5.08	Ownership of Property; Liens	75
5.09	Environmental Compliance	75
5.10	Insurance	75
5.11	Taxes	75
5.12	ERISA Compliance	75
5.13	Subsidiaries; Equity Interests	76
5.14	Margin Regulations; Investment Company Act	76
5.15	Disclosure	76
5.16	Compliance with Laws	77
5.17	License Subsidiaries	77
5.18	The Parent	77
5.19	Solvent	78
5.20	Collateral Documents	78

ARTICLE VI. AFFIRMATIVE COVENANTS		79
6.01	Financial Statements	79
6.02	Certificates; Other Information	80
6.03	Notices	82
6.04	Payment of Certain Obligations	82
6.05	Preservation of Existence, Etc.	83
6.06	Maintenance of Properties	83
6.07	Maintenance of Insurance	83
6.08	Compliance with Laws	83
6.09	Books and Records	83
6.10	Inspection Rights	83
6.11	Use of Proceeds	84
6.12	Additional Guarantors and Covenant to Give Security	84
6.13	FCC Consents	84
6.14	Collateral	85
6.15	Further Assurances	86

ARTICLE VII. NEGATIVE COVENANTS		86
7.01	Liens	86
7.02	Investments	88
7.03	Indebtedness	89
7.04	Fundamental Changes	92
7.05	Dispositions	93
7.06	Restricted Payments	97
7.07	Acquisitions	98
7.08	Change in Nature of Business	103
7.09	Transactions with Affiliates	103
7.10	Negative Pledge Clauses	103
7.11	Use of Proceeds	104
7.12	Amendment of Material Documents and Agreements	104

7.13	Financial Covenants	104
7.14	License Subsidiaries	104
7.15	High Yield Indebtedness	104
7.16	Sale and Leaseback Transactions	105
7.17	Unrestricted Subsidiaries	105
7.18	Formation, Acquisition or Change in Status of Unrestricted Subsidiaries	107
7.19	Prepayments, Etc. of Indebtedness	107
7.20	Debt Repurchases	107
7.21	Limitation on Certain Actions	108

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		108
8.01	Events of Default	108
8.02	Remedies Upon Event of Default	111
8.03	Application of Funds	112

ARTICLE IX. ADMINISTRATIVE AGENT		113
9.01	Appointment and Authority	113
9.02	Rights as a Lender	113
9.03	Exculpatory Provisions	113
9.04	Reliance by Agents	114
9.05	Delegation of Duties	115
9.06	Resignation of Administrative Agent	115
9.07	Non-Reliance on Agents and Other Lenders	116
9.08	No Other Duties, Etc.	116
9.09	Administrative Agent May File Proofs of Claim	116
9.10	Collateral and Guaranty Matters	117
9.11	Secured Hedge Agreements	118

ARTICLE X. MISCELLANEOUS		118
10.01	Amendments, Etc.	118
10.02	Notices; Effectiveness; Electronic Communication	120
10.03	No Waiver; Cumulative Remedies	122
10.04	Expenses; Indemnity; Damage Waiver	122
10.05	Payments Set Aside	124
10.06	Successors and Assigns	124
10.07	Treatment of Certain Information; Confidentiality	129
10.08	Right of Setoff	130
10.09	Interest Rate Limitation	130
10.10	Counterparts; Integration; Effectiveness	130
10.11	Survival of Representations and Warranties	130
10.12	Severability	131
10.13	Replacement of Lenders	131
10.14	Governing Law; Jurisdiction; Etc.	132
10.15	Waiver of Jury Trial	133
10.16	FCC Compliance	133
10.17	USA PATRIOT Act Notice	134
10.18	Time of the Essence	134

10.19	Designation as Senior Indebtedness	134
10.20	Commitment Letter	134
10.21	No Advisory or Fiduciary Responsibility	134
10.22	Restricted Periods; Unrestricted Periods and Actions	135
10.23	Construction; Covenants	136
10.24	ENTIRE AGREEMENT	136

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.13	Subsidiaries and Other Equity Investments
7.01	Existing Liens
7.03	Existing Indebtedness
7.03(a)	Existing Indebtedness of Entercom Properties, LLC on the First Amendment Effective Date
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B-1	Committed Loan Note
B-2	Term Loan Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guaranty
F	Security Agreement

ENTERCOM RADIO, LLC

$1,050,000,000 SENIOR SECURED CREDIT FACILITY

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 18, 2007, among Entercom Radio, LLC, a Delaware limited liability company (the “Borrower”), Entercom Communications Corp., a Pennsylvania corporation (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and L/C Issuer, JPMORGAN CHASE BANK, N.A. (“Chase”), as Syndication Agent and BMO CAPITAL MARKETS, CORP., BNP PARIBAS, MIZUHO CORPORATE BANK, LTD. and SUNTRUST BANK, as Co-Documentation Agents.

The Borrower has requested that the Administrative Agent and the Lenders enter into a credit facility with a revolving credit facility and a term loan A facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) any consummated acquisition by the Parent, the Borrower or any of their Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Parent, the Borrower or any such Restricted Subsidiary in accordance with GAAP, or (b) any acquisition by the Parent, the Borrower or any of their Restricted Subsidiaries of a station, other business unit or all or any substantial amount of the assets of any other Person.  For purposes of the preceding sentence, an amount of assets shall be deemed to be “substantial” if such assets have a fair market value in excess of $5,000,000; provided, however, that the purchase of assets in the ordinary course of business shall not be deemed to be “Acquisitions”.  The terms “Acquire” “Acquired” and “Acquisition of” shall have correlative meanings.

“Acquisition Basket” means, as of any date of determination with respect to Permitted Acquisitions permitted to be consummated during Restricted Periods only, an amount equal to $50,000,000 minus the sum of

(a)           the aggregate amount of all cash consideration (or the equivalent thereof) paid by the Loan Parties for all Permitted Acquisitions consummated during all Restricted Periods made in accordance with the terms of Section 7.07(II) (but excluding (i) Permitted Acquisitions to the extent made with Equity Interests of the Parent, (ii) except as provided in subclause (b) below, payments made in accordance with the terms of Section 7.07(II)(c) and (iii) for the avoidance of doubt, transaction costs), plus

(b)           the aggregate Dollar amount (using the Dollar equivalent thereof for all non-cash payments) of all Like Kind Exchange Excess Value Payments made during all Restricted Periods (for the avoidance of doubt, Equity Interests of the Parent used in connection with a Like Kind Exchange will not be deducted from the Acquisition Basket), plus

(i)            any unused amounts of the Investment Basket on such date of determination.

For the avoidance of doubt, (A) the Investment Basket will be decreased (used) by the amounts added to the Acquisition Basket pursuant to clause (i) above and (B) the calculation of the aggregate amount of consideration paid by the Loan Parties for an Acquisition will be determined by netting the aggregate amount of all Dollars received by the Loan Parties from any Other Investor in connection with such Other Investor’s participation in such Acquisition, but only to the extent such Dollars (I) are received by the Loan Parties, (II) constitute all or a portion of the payment of such Other Investor’s consideration for such Acquisition and its Equity Interest in such assets Acquired and (III) are either (x) received by the Loan Parties substantially concurrently with the making of such Acquisition by the Loan Parties or (y) were contractually obligated to be paid by such Other Investor to the Loan Parties at the time of consummation of such Acquisition (but such amounts may still only be netted at such time and to the extent such amounts are received in Dollars by a Loan Party).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent or servicing agent engaged in accordance with the terms of Section 9.06.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Adverse Tax Consequence” means, for the Parent, the Borrower or any Restricted Subsidiary, a tax assessment, fee or charge in an amount equal to or in excess of $25,000.00.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Syndication Agent.

“Aggregate Commitments” means the sum of the Commitments of all the Lenders.  On the Closing Date, the Aggregate Commitments are $650,000,000.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, (a) in respect of Term A Loans, the percentage (carried out to the ninth decimal place) of the aggregate amount of all Term A Loans by all Lenders represented by the principal amount of such Lender’s Term A Loans at such time and (b) in respect of Committed Loans, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for Committed Loans, Term A Loans and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate and Letters of Credit	Base Rate
1	≤3.50:1	0.250%	0.500%	0.000%
2	>3.50:1 but ≤4.00:1	0.300%	0.625%	0.000%
3	>4.00:1 but ≤4.50:1	0.350%	0.750%	0.000%
4	>4.50:1 but ≤5.00:1	0.350%	0.875%	0.000%
5	>5.00:1 but ≤5.50:1	0.350%	1.000%	0.000%
6	>5.50:1 but ≤6.00:1	0.350%	1.125%	0.125%
7	>6.00:1 but ≤6.50:1	0.500%	2.000%	1.000%
8	>6.50:1	0.500%	2.500%	1.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 8 set forth above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered, until the first Business Day after such Compliance Certificate is delivered.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Banc of America Securities LLC and J.P. Morgan Securities Inc., in their capacity as joint lead arrangers and joint book managers.

“Asset Exchange Cash Receipt” has the meaning specified in Section 7.05(b)(v)(A)(III) or (B)(II), as applicable.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease or similar obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent (including accounts of the Borrower and its Restricted Subsidiaries) for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Committed Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, (b) the Prime Rate for such day and (c) the sum of (i) 1.00% plus (ii) the Eurodollar Rate (for an Interest Period of one month, determined in accordance with subsection (b) of the definition of Eurodollar Rate).

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Committed Borrowing or a Term Loan Borrowing, or both, as the context may require.

“Borrower Materials” has the meaning specified in Section 6.02.

“Business” means the Stations, and for the Parent, the Borrower and the Restricted Subsidiaries, advertising or subscription dependent media, broadcast, internet audio, related businesses and reasonable extensions thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Loan Party:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or at least “A 1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           Investments, classified in accordance with GAAP as current assets of the Loan Parties, in money market investment programs and money market funds; and

(e)           repurchase agreements.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Permitted Holders and any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           a majority of the seats on the board of directors or other governing body of the Parent or the Borrower shall be occupied by Persons who were not (i) nominated by the board of directors or other governing body of the Parent (in the case of the Parent’s board) or the Borrower (in the case of the Borrower’s board), (ii) appointed by directors so nominated or (iii) in the case of the Parent, nominated by Permitted Holders; or

(c)           except as permitted by the terms of this Agreement, the Parent shall cease to own 100% of the issued and outstanding membership interests and other Equity Interests and securities of the Borrower, free and clear of liens (other than those granted to secure the Obligations), or the Borrower shall cease to own, directly or indirectly, the issued and outstanding membership interests, capital stock, partnership interests or other Equity Interests of each Restricted Subsidiary, free and clear of liens (other than those granted to secure the Obligations); or

(d)           any Person or two or more Persons acting in concert (other than Permitted Holders) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent or the Borrower, or control over the equity securities of the Parent or the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Parent or the Borrower, respectively, on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities.

“Chase” means JPMorgan Chase Bank, N.A. and its successors.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01 and the initial funding of the Committed Loans and Term A Loan occurs.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (a) all of the “Collateral” referred to in the Security Agreements and all of the other property that is or is intended under the terms of the Security Agreements to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, (b) all present and future Equity Interests of the Borrower, (c) all Equity Interests of all of the direct and indirect Subsidiaries of the Borrower and the Parent in existence on the Closing Date and (d) all present and future Equity Interests owned by the Borrower, the Parent and their direct and indirect Restricted Subsidiaries of all present and future direct and indirect Restricted Subsidiaries of the Parent and the Borrower, except in the case of each Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code, or exclusively a holding company of a foreign controlled corporation (“Subject Subsidiary”), “Collateral” shall be limited to a pledge of 66% of the Equity Interests of each Subject Subsidiary, to the extent the pledge of any greater percentage would result in an Adverse Tax Consequence to the Borrower and (e) all proceeds and products of the Collateral described in subsections (a), (b), (c) and (d) preceding; provided, however, in each case that “Collateral” shall not include the Excluded Collateral.

“Collateral Documents” means the Security Agreement, each of the Security Agreement Supplements, each of the Pledge Agreements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01(a), and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of one or more Committed Loans made on the same day of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Committed Loan” has the meaning specified in Section 2.01(a).

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans that are Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or any other form approved by the Administrative Agent.

“Communications Act” shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C, or any other form approved by the Administrative Agent.

“Consolidated Funded Indebtedness”  means, as of any date of determination, for the Parent, the Borrower and their Restricted Subsidiaries on a consolidated basis (which shall specifically exclude Indebtedness of the Unrestricted Subsidiaries, except indebtedness to the extent set forth in subclause (i) below), the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct and indirect obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (except trade accounts payable in the ordinary course of business not past due for more than 180 days unless disputed in good faith), (e) Attributable Indebtedness in respect of capital leases and similar obligations, and Synthetic Lease Obligations, (f) indebtedness (excluding prepaid interest thereon) secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Parent, the Borrower or any of their Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed by such Person or is limited in recourse (provided that, if such Indebtedness is non-recourse, the amount of such Indebtedness for purposes hereof shall be limited to the lesser of the principal amount of such Indebtedness and the fair market value of the property serving as collateral therefor), (g) at any time after the occurrence and during the continuance of an Event of Default under any agreement of any Loan Party governing Swap Contracts, the aggregate amount payable by such Loan Party under such agreement, (h) all Guarantees with respect to outstanding Indebtedness of the types specified in subsections (a) through (g) above of Persons other than the Parent, the Borrower or any Restricted Subsidiary, and (i) the aggregate amount of Indebtedness of Unrestricted Subsidiaries of the types referred to in subsections (a) through (h) above for which any Loan Party has direct liability.  The amount of any capital lease, similar obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  Notwithstanding anything herein to the contrary, in no event will the EPLLC Deemed Debt be included in the calculation of Consolidated Funded Indebtedness.

For purposes of calculating Consolidated Funded Indebtedness with respect to any Acquisition or Disposition that occurs during any period of determination, and any related incurrence or repayment of Consolidated Funded Indebtedness (including its effect on Consolidated Operating Cash Flow), (x) any Acquisition by the Borrower, the Parent or their Restricted Subsidiaries shall be deemed to have occurred on the first day of such period, and (y) any Disposition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries which occurs during such period shall be deemed to have occurred on the first day of such period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Loan Parties generating gross proceeds less than (a) $5,000,000, so long as all such Dispositions by the Loan

Parties in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (b) $200,000 for any one Disposition or any series of related Dispositions.

“Consolidated Interest Charges” means, for any period, for the Parent, the Borrower and their Restricted Subsidiaries on a consolidated basis, the sum of (a) all cash interest (excluding interest with respect to EPLLC Deemed Debt), premium payments, debt discount, fees, charges (excluding fees and charges related to the Loans) and related cash expenses of the Parent, the Borrower and their Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Parent, the Borrower and their Restricted Subsidiaries paid in cash during such period under capital leases that is treated as interest in accordance with generally accepted accounting principles, in the case of (a) and (b) preceding, net of (i) consolidated interest income of the Parent, the Borrower and their Restricted Subsidiaries for such period and (ii) interest accrued on the Attributable Indebtedness and other obligations described in subsection (e) of the definition of Consolidated Funded Indebtedness.

For purposes of calculating Consolidated Interest Charges in any period (A) net cash payments made or received by the Parent, the Borrower and their Restricted Subsidiaries with respect to Swap Contracts shall be included in the computation of gross interest expense, and (B) with respect to any Acquisition or Disposition that occurs during any period of determination, and any related incurrence or repayment of Consolidated Funded Indebtedness (including its effect on Consolidated Operating Cash Flow), (x) any Acquisition by the Borrower, the Parent or their Restricted Subsidiaries shall be deemed to have occurred on the first day of such period, and (y) any Disposition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries which occurs during such period shall be deemed to have occurred on the first day of such period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Loan Parties generating gross proceeds less than (1) $5,000,000, so long as all such Dispositions by the Loan Parties in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (2) $200,000 for any one Disposition or any series of related Dispositions.  Notwithstanding the foregoing, clauses (a) and (b) above shall be calculated including Unrestricted Subsidiaries, but be limited to the amount of such items for which a Loan Party has direct liability.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Operating Cash Flow for the period of the four most recently completed fiscal quarters of the Parent to (b) Consolidated Interest Charges for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Operating Cash Flow for the period of the four most recently completed fiscal quarters of the Parent.  For purposes of calculating the Consolidated Leverage Ratio as of any date of determination, Consolidated Funded Indebtedness shall be reduced by the amount of cash on hand of the Borrower as of such date in excess of $3,000,000, provided that, in no event shall Consolidated Funded Indebtedness be reduced by an amount greater than $7,000,000.

“Consolidated Net Income” means, for any period, for the Parent (including the accounts of the Borrower and their Restricted Subsidiaries) on a consolidated basis (but excluding the Unrestricted Subsidiaries), the pre-tax net income of the Parent, the Borrower and their Restricted Subsidiaries for that period.

“Consolidated Operating Cash Flow” means, for any period of determination, for the Parent, the Borrower and their Restricted Subsidiaries (which shall specifically exclude the Unrestricted Subsidiaries, except OCF to the extent set forth in subclause (v) below):

(a)   Consolidated Net Income plus the sum of:

(i)         to the extent deducted in determining Consolidated Net Income for such period, interest expense (excluding interest expense in connection with EPLLC Deemed Debt), depreciation and amortization, plus

(ii)        to the extent deducted in determining Consolidated Net Income for such period, non-cash charges and other expenses (including, without limitation, impairment charges) which do not represent a cash expense in such period or any future period, plus

(iii)       to the extent deducted in determining Consolidated Net Income for such period, equity based compensation, if any, plus

(iv)       up to $2,000,000 in the aggregate for all Permitted Acquisitions consummated over the term of this Agreement in connection with pro forma cost savings of the Borrower (the “Add Back”), but only to the extent that (i) such cost savings are reflected in good faith projections delivered to the Administrative Agent, (ii) the Borrower has commenced such necessary action to generate such annualized cost savings no later than 180 days after the consummation of the Permitted Acquisitions, and (iii) such Add Back is reduced each consecutive fiscal quarter of the Borrower after its initial use by up to $500,000 (or such lesser amount as equals one-fourth of the total Add Back) per quarter, plus

(v)        to the extent not already included in Consolidated Net Income, the Parent’s, the Borrower’s and any Restricted Subsidiary’s pro rata share (based on equity ownership) of the OCF of any Unrestricted Subsidiary or other Person that is not a Restricted Subsidiary, but not more than the aggregate amount of cash Dollars actually distributed by such Person during such period of determination to the Borrower or a Restricted Subsidiary as a dividend or other distribution; provided that, notwithstanding the foregoing, in no event shall OCF included in the calculation of Consolidated Operating Cash Flow in accordance with the terms of this subclause (v) exceed an amount in excess of 10% of Consolidated Operating Cash Flow, plus

(vi)       to the extent deducted in determining Consolidated Net Income for such period and except to the extent capitalized, fees and expenses incurred in connection with the First Amendment and paid in cash no later than 90 days after the closing of the First Amendment, including fees and expenses of advisors and legal counsel, and the costs incurred in connection with the requirements under the Loan Documents with respect to the Collateral, plus

(vii)         to the extent deducted in determining Consolidated Net Income for such period, loss from early extinguishment of debt as a result of the acceleration or amortization of deferred financing costs associated with the Loans and/or Senior Subordinated Notes, plus

(viii)        to the extent deducted in determining Consolidated Net Income for such period, transaction costs paid in Dollars by the Loan Parties during such period and required by GAAP to be expensed, in each case in connection with Permitted Acquisitions consummated after the First Amendment Effective Date, provided that all such transaction costs for all Loan Parties that are added back under this clause (viii) shall not exceed a cumulative maximum aggregate amount of $5,000,000 for the period from the First Amendment Effective Date through any date of determination, provided that, notwithstanding the foregoing, (1) in no event shall Consolidated Operating Cash Flow include (x) any gain as a result of the purchase, forgiveness or other cancellation of Indebtedness made after December 31, 2009 of the Parent, the Borrower or any Subsidiary for less than the face value of such Indebtedness and (y) any add back for any bad debt expense, and (2) notwithstanding anything herein to the contrary, EPLLC shall be treated in all respects as a Restricted Subsidiary during all periods of determination for purposes of calculating Consolidated Operating Cash Flow;

(b)   EXCLUDING, to the extent included in Consolidated Net Income, the sum of:

(i)         extraordinary gains, including net gains on the sales of assets other than asset sales in the ordinary course of business,

(ii)        any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business,

(iii)       any benefit or loss for Federal, state, local and foreign income taxes payable,

(iv)       any gain or loss as a result of any (non-cash) fair value measurement of any asset or liability, and

(v)        any gain or loss as a result of any mark-to-market changes in the fair value of any Swap Contract-related asset or liability;

(c)   MINUS

(i)         to the extent added back in the period of determination pursuant to clause (a)(ii) above, cash payments made after the First Amendment Effective Date with respect to such non-cash charges.

For purposes of calculating Consolidated Operating Cash Flow with respect to any Acquisition or Disposition that occurs during any period of determination, and any related incurrence or repayment of Consolidated Funded Indebtedness (including its effect on Consolidated Operating Cash Flow), (x) any Acquisition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries shall be deemed to have occurred on the first day of such period, and (y) any Disposition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted

Subsidiaries which occurs during such period shall be deemed to have occurred on the first day of such period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Loan Parties generating gross proceeds less than (a) $5,000,000, so long as all such Dispositions by the Loan Parties in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (b) $200,000 for any one Disposition or any series of related Dispositions.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, provided that, the directors, officers and employees of a Person shall not be deemed to control such Person as a result of their role as such.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Loans or participations in respect of Letters of Credit within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) is the sole Lender giving notice to the L/C Issuer under Section 2.03(b)(ii) or Section 2.03(b)(iii), (d) has notified the Borrower or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (e) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with such funding obligations, or (f) has, or has a direct or indirect parent company that has, (i)

become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, assignment, transfer in full, conveyance, or other disposition (including dispositions pursuant to Local Marketing Agreements, Joint Sales Agreements or Shared Services Agreements or pursuant to any sale and leaseback transaction) of any property by the Parent, the Borrower or any of their Restricted Subsidiaries, including any such disposition or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) assets disposed of in the ordinary course of business of such Person and (ii) during the Restricted Period only, assets with a fair market value (as reasonably determined by the Borrower) of less than $200,000 (whether singly or in a series of related transactions).  For avoidance of doubt, a disposition pursuant to a Local Marketing Agreement, Joint Sales Agreement or Shared Services Agreement is any such transaction where a majority of the material benefits and burdens of ownership are transferred in exchange for the purchase price, or equivalent thereof, for such transferred assets.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of any political subdivision of the United States, unless the direct or indirect parent of such Subsidiary is not so organized.

“EDGAR”, means the Electronic Data Gathering, Analysis, and Retrieval system or any similar system used by the SEC for electronic SEC filings.

“Eligible Assignee” means  (a) a Lender; (b) an Affiliate of a Lender or an Approved Fund approved by the Administrative Agent and the L/C Issuer and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Parent, the Borrower or any of the Parent’s or the Borrower’s Affiliates or Subsidiaries or (y) any direct and known competitor of the Parent, the Borrower or any of their Subsidiaries.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent, the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EPLLC” means Entercom Properties, LLC, a Delaware limited liability company.

“EPLLC Deemed Debt” means that certain indebtedness of EPLLC, listed on Schedule 7.03(a), arising from the sale of certain tower assets, which sale did not qualify as a “sale” for accounting purposes because EPLLC’s ability to share in future profits relating to such tower assets is considered a continuing involvement under accounting guidance.  As a result, EPLLC is required to deem such sale proceeds as “debt” and classify the transaction as financing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or membership or partnership interests of (or other ownership interests in) such Person, all of the warrants, options or other rights for the purchase or Acquisition from such Person of shares of capital stock or membership or partnership interests of (or other ownership interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or Acquisition from such Person of such shares (or such other interests), and all of the other ownership interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent or the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent or the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent, the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)           For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) (“BBA LIBOR”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

(b)           For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time on the date of determination (provided that if such day is not a London Business Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by the Administrative Agent and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on subsection (a) of the definition of Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Accounts” means with respect to accounts of the Loan Parties, (a) deposit accounts held subject to a legally binding order of a court of competent jurisdiction, (b) accounts held in a fiduciary capacity established in connection with (an) employee benefit plan(s), (c) escrow accounts established in connection with Permitted Acquisitions or Investments and (d) any account held for the benefit of a Loan Party by a qualified intermediary in connection with a Like Kind Exchange so long as (and only for so long as) such Like Kind Exchange is permitted hereunder.

“Excluded Collateral” means any (i) Equity Interests owned by the Parent, the Borrower or any of their Subsidiaries in the Unrestricted Subsidiaries and (ii) real property.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by any jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, is resident or is doing business, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 12, 2004, among the Borrower, the Parent as a guarantor, KeyBank National Association, as Administrative Agent and L/C Issuer, Bank of America as Syndication Agent, Harris Nesbitt, JPMorgan Chase Bank, N.A. and SunTrust Bank as Co-Documentation Agents, and a syndicate of lenders, as amended through the date hereof.

“Existing Letters of Credit” means those letters of credit listed on Schedule 1.01.

“Extended Reinvestment Period” has the meaning specified in Section 2.04(b)(ii)(B).

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person in an amount of $200,000 or more for any single receipt or series of related receipts (but excluding cash paid for the account of a Person to the extent (a) the right to receive such cash is solely attributable to a corresponding obligation that is being paid with such cash received and (b) such obligation is paid with such cash) not in the ordinary course of business (net of (i) any taxes paid or payable as a result of the receipt of such cash (or reasonably and in good faith reserved for the payment of any such taxes after taking into account all available credits and deductions) and (ii) reasonable out-of-pocket transaction costs incurred in connection with obtaining such cash and the right to such cash), including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments, provided, however, that Extraordinary Receipts shall not include cash receipts received from proceeds of insurance, indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by such Person in respect of a related claim made by an unrelated third-party against, or loss by, such Person and are promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss (and the costs and expenses of such Person with respect thereto).

“FCC” shall mean the Federal Communications Commission and any successor or substitute governmental commission, agency, department, board or authority performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC Regulations” shall mean all rules, regulations, written policies, orders and decisions of the FCC under the Communications Act.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (i) the letter agreement, dated June 11, 2007 among the Borrower, Bank of America and Banc of America Securities LLC., (ii) the letter agreement, dated June 11, 2007, among the Borrower, JPMorgan Chase Bank and J.P. Morgan Securities Inc., and (iii) any other fee letter entered into by the Borrower and any Agent, Arranger or Lender in connection with this Agreement.

“Final Order” means an action or order issued by the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests or petitions have been filed for administrative or judicial review, reconsideration, rehearing, appeal or stay, and the time for filing any such requests or petitions and for the FCC to set aside the action on its own motion has expired, (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired, and (iii) no appeal to a court or request for stay by a court of such action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

“First Amendment” means that certain First Amendment to the Credit Agreement, dated as of March [    ], 2010, among the Borrower, the Parent, the Lenders and Administrative Agent.

“First Amendment Effective Date” means March [    ], 2010.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, that Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which (i) the Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.15(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the L/C Issuer has been provided in accordance with Section 2.14.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.06(h).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, for which such Person is liable under such Guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent and each existing and future direct and indirect Domestic Subsidiary and, to the extent no Adverse Tax Consequence would result, foreign Subsidiary of the Parent and the Borrower, except (i) any Domestic Subsidiary of the Borrower that exclusively holds all the Equity Interests of one or more foreign Subsidiaries and the Guaranty of which would cause Adverse Tax Consequence to the Borrower and (ii) Unrestricted Subsidiaries.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Identified Assets” means those certain digital and related assets (other than cash and Cash Equivalents) with an aggregate book value of less than $1,000,000 substantially as disclosed to the Administrative Agent on or prior to the First Amendment Effective Date.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)     all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)      net obligations of such Person under any Swap Contract;

(d)     all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and deferred compensation);

(e)      indebtedness (excluding prepaid interest thereon) secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Parent, the Borrower or any of their Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed by such Person or is limited in recourse (provided that, if such Indebtedness is non-recourse, the amount of such Indebtedness for purposes hereof shall be limited to the lesser of the principal amount of such Indebtedness and the fair market value of the property serving as collateral therefor);

(f)      capital leases and similar obligations, and Synthetic Lease Obligations; and

(g)     all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent a Loan Party is liable therefor.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or similar obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indenture” means, with respect to the Senior Subordinated Notes, that certain Indenture, dated as of March 5, 2002, among the Borrower, Entercom Capital, Inc. a Delaware corporation, the Parent, the subsidiary guarantors listed therein and HSBC Bank USA, as Trustee, together with that certain First Supplemental Indenture, dated as of March 5, 2002, among the Borrower, Entercom Capital, Inc. a Delaware corporation, the Parent, the subsidiary guarantors listed therein and HSBC Bank USA, as Trustee.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or, subject to each Lender’s availability, nine or twelve months, as selected by the Borrower in its Committed Loan Notice or Term Loan Notice; provided that:

(a)      any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)      no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guaranties Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, provided that, notwithstanding any provision of this Agreement to the contrary, (i) any Acquisition that is a Permitted Acquisition is specifically excluded from this definition of “Investment” and (ii) any Acquisition of any Equity Interests of (A) an Unrestricted Subsidiary (which does not become a Loan Party immediately upon giving effect to such transaction), or (B) any joint venture, partnership or any other Person that is not a Loan Party (immediately upon giving effect to such transaction), in each case will be specifically included in this definition of “Investment”.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Basket” means on any date of determination, $25,000,000 minus the sum of

(a)           the aggregate amounts expended or invested by the Borrower, the Parent and the Restricted Subsidiaries during all of the Restricted Periods constituting Investments made during Restricted Periods in accordance with Section 7.02(g) (including, without limitation, Investments in Unrestricted Subsidiaries, minority interests, joint ventures and otherwise, but excluding (i) for the avoidance of doubt, transaction costs and (ii) up to $15,000,000 in actual value of Identified Assets that have been used to make an initial Investment (which such value shall be determined based on the consideration contributed by the Other Investor in connection with such Other Investor’s initial Equity Interests in such Investment) plus

(b)           amounts added to the Acquisition Basket pursuant to clause (i) of the definition of Acquisition Basket.

Subject to the following:

(i) Investments constituting Acquisitions of Unrestricted Subsidiaries, and all other Acquisitions that are not Permitted Acquisitions, shall in each case be included in the amounts deducted from the available Investment Basket (counted as usage of the Investment Basket) to the extent made during the Restricted Periods,

(ii) the calculation of the aggregate amount of consideration paid by the Loan Parties for an Investment will be determined by netting the aggregate amount of all Dollars received by the Loan Parties from any Other Investor in connection with such Other Investor’s participation in such Investment, but only to the extent such Dollars (A) are received by the Loan Parties, (B) constitute all or a portion of the payment of such Other Investor’s consideration for such Investment and its Equity Interest in such Investment, (C) are either (I) received by the Loan Parties substantially concurrently with the making of such Investment by the Loan Parties or (II)

were contractually obligated to be paid by such Other Investor to the Loan Parties at the time of consummation of such Investment (but such amounts may still only be netted at such time and to the extent such amounts are received in Dollars by a Loan Party), and (D) are distributed in cash to a Loan Party and treated as proceeds of a permitted Disposition (in connection with which, all Net Cash Proceeds must be used to prepay the Loans in accordance with Section 2.04(b)(ii)(A) in the same manner as if such Net Cash Proceeds had been received upon the consummation of a Disposition (except such Net Cash Proceeds will not be eligible for any reinvestment)),

(iii) notwithstanding anything herein to the contrary, the Investment Basket may never be increased or replenished, and

(iv) notwithstanding anything herein to the contrary, in an Investment with the Identified Assets (A) all cash consideration for such Other Investor’s Equity Interest that is not used to prepay the Loans shall be subtracted from the Investment Basket; and (B) the value of Identified Assets shall exclude the value of any non-cash consideration for such Other Investor’s Equity Interest (to the extent that such non-cash consideration is not acquired in anticipation of such Investment).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joint Sales Agreement” means an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person obtains the right to (i) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (ii) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (iii) set the rates for advertising on and/or (iv) provide the advertising material for broadcast on, a radio broadcast station the FCC License of which is held by a Person other than an Affiliate of such Person.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including, when used with respect to the Parent, the Borrower and their Subsidiaries, the Communications Act and all FCC Regulations.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, provided that, with respect to the Existing Letters of Credit only (and only so long as there are any remaining undrawn Existing Letters of Credit), “L/C Issuer” shall also include KeyBank National Association, but KeyBank National Association shall not have right or obligation to issue any new Letters of Credit, and shall not renew, amend, modify or otherwise alter, extend or increase any of the Existing Letters of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including (without duplication) all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is three days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $250,000,000.  Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“License” means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local Governmental Authority which permits or authorizes the acquisition, construction or operation of a radio broadcasting station, or any part of a radio broadcasting station or which is required for the acquisition, ownership or operation of any Station.

“License Subsidiary” means any Subsidiary of the Borrower and the Parent formed or acquired solely for the purpose of holding Licenses issued by the FCC.

“Licensing Authority” means a Governmental Authority which has granted or issued a License.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Like Kind Exchange” means an exchange of like-kind property qualifying under Section 1031 of the Code.

“Like Kind Exchange Excess Value Payment” has the meaning specified in Section 7.05(b)(v)(A)(III) or (B)(II), or Section 7.07(II)(c)(A)(III), as applicable.

“Limited Reinvestment Period” has the meaning specified in Section 2.04(b)(ii)(A)(II).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or Term Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Fee Letter, each Collateral Document and the Guaranty, and each other document or agreement executed by any Loan Party in connection with this Agreement from time to time, except Swap Contracts.

“Loan Notice” means a Committed Loan Notice or a Term Loan Notice, or both, as applicable in the context used.

“Loan Parties” means, collectively, the Borrower, the Parent and each Guarantor.

“Local Marketing Agreement” means a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations, obtains the right to exhibit programming and sell all advertising time during more than fifty percent (50%) of the air time of a radio broadcast station licensed to another Person.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities, operations or financial condition of either (i) the Parent, the Borrower and their Subsidiaries taken as a whole or (ii) the Parent, the Borrower and the Restricted Subsidiaries taken as a whole; (b) a material adverse effect upon the ability of the Borrower to perform its material obligations under this Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or (d) a material adverse effect upon (i) the ability of the Loan Parties taken as a whole to perform their material obligations under the Loan Documents or (ii) the legality, validity, binding effect or enforceability against the Loan Parties taken as a whole of the Loan Documents.

“Material Contractual Obligation” means, as to the Parent, the Borrower and their Subsidiaries, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking (other than Material Operating Agreements) to which such Person is a party or by which it or any of its property is bound, in each case set forth above, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect.

“Material Operating Agreement” means any programming agreement, time brokerage, Local Marketing Agreement or similar agreement, franchise agreement, lease or other agreement relating to the operation of a Station by the Parent, the Borrower or any of their Subsidiaries, in each case set forth above, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower whose operating cash flow (using the determination set forth in Consolidated Operating Cash Flow for such Subsidiary only) for the most recently completed twelve month period was greater than ten percent of the Consolidated Operating Cash Flow for the Parent, the Borrower and their Restricted Subsidiaries on a consolidated basis, or whose assets comprised more than ten percent of the total assets of the Parent, the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the fiscal quarter most recently ended.

“Maturity Date” means June 30, 2012, or such earlier date as the Obligations become due and payable hereunder, whether by reduction of the Aggregate Commitments to zero, termination, acceleration or otherwise.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent, the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, in connection with any Disposition, the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Disposition net of (i) reasonable transaction costs (including any underwriting, brokerage or other selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith actually incurred and satisfactorily documented) paid or estimated in good faith to be paid to any Person not an Affiliate of a Loan Party, (ii) required payments on Indebtedness permitted to exist hereunder related to assets sold in such Disposition (other than payments due with respect to the Obligations), (iii) taxes estimated to be paid as a result of such Disposition, and (iv) with respect to any Subsidiary that is an Unrestricted Subsidiary, the portion of the gross proceeds of such Disposition payable to the minority holder(s) of the Equity Interests in such Unrestricted Subsidiary in accordance with the applicable percentage ownership of such Equity Interests.

“Net Debt Proceeds” means, in connection with any incurrence or issuance of any Indebtedness by any Loan Party, the cash proceeds received in connection with such incurrence or issuance, as and when received, net of all reasonable transaction costs (including any underwriting, investment banking and reasonable legal, advisory and other fees and expenses associated therewith actually incurred and satisfactorily documented) paid or estimated in good faith to be paid to any Person not an Affiliate of a Loan Party.

“Net Investments” means, on any date of determination, the difference between (a) the aggregate amount of all amounts expended by the Loan Parties (or the fair market value of assets other than Dollars but excluding Equity Interests of the Parent) from the First Amendment Effective Date through such date constituting Investments, loans or advances, in or to, an Unrestricted Subsidiary (determined at the time such Investment, loan or advance was made in or to such Subsidiary and irrespective of whether such Subsidiary is an Unrestricted Subsidiary on the date of determination, but not including transaction costs), minus (b) the aggregate amount of cash from Unrestricted Subsidiaries, but only to the extent such cash is (i) received after the First Amendment Effective Date by any Loan Party as a dividend in Dollars and (ii) such cash received is used in full substantially concurrently upon receipt to repay amounts outstanding under the Term Loans.  Net Investments shall be certified to the Lenders in the Compliance Certificate delivered in accordance with Section 6.02(a).  For the avoidance of doubt, notwithstanding the foregoing or any other provision in this Agreement or in any other Loan Document to the contrary, designating and converting an Unrestricted Subsidiary to a Restricted Subsidiary will not replenish or otherwise have an effect on the calculation of Net Investments.

“Net Issuance Proceeds” means, in connection with any sale or issuance of Equity Interests of, or any capital contribution to, any Loan Party from a source other than a Loan Party, the cash proceeds received by a Loan Party in connection with such sale or issuance or such capital contribution, as and when received net of all reasonable transaction costs (including any underwriting, investment banking and reasonable legal, advisory and other fees and expenses associated therewith actually incurred and satisfactorily documented) paid or estimated in good faith to be paid to any Person not an Affiliate of a Loan Party.

“New Collateral” means all assets and properties, including Equity Interests, that are subject to the Liens of the Administrative Agent on behalf of the Secured Parties to secure the Obligations, pursuant to documentation substantially similar to the Collateral Documents or otherwise acceptable to the Borrower and the Administrative Agent.

“New Subordinated High Yield Indebtedness” has the meaning specified in Section 7.03(h).

“Non-Perfected Collateral” means (a) intercompany promissory notes, (b) any other promissory notes or Equity Interests of Persons that are not Restricted Subsidiaries to the extent they aggregate in value less than $5,000,000 and (c) other Collateral (except Equity Interests in Restricted Subsidiaries, promissory notes and securities) for which perfection of the security interest in such Collateral cannot be obtained by filing a UCC-1 financing statement, including, without limitation, vehicles, rolling stock, and intellectual property.  For the avoidance of doubt, (i) promissory notes (other than intercompany promissory notes) and securities to the extent they aggregate in value $5,000,000 or more, and (ii) Equity Interests in Restricted Subsidiaries, shall not be deemed to be “Non-Perfected Collateral”.

“Notes” means promissory notes made by the Borrower in favor of a Lender evidencing (a) Committed Loans made by such Lender and/or (b) Term Loans made by such Lender, substantially in the form of Exhibit B-1 and B-2, as applicable, and “Note” shall mean any one or more of the Notes, as applicable in the context used.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, or with respect to a Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees with respect to any of the foregoing that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OCF” means for any period of determination, for each Unrestricted Subsidiary and any other Person other than a Loan Party in which a Loan Party owns Equity Interests:

(a)           Consolidated net income of such Person (determined in accordance with the definition of Consolidated Net Income but for such Person and not for the Parent, the Borrower and the Restricted Subsidiaries), plus the sum of (in each case for such Person):

(i)         to the extent deducted in determining Consolidated Net Income for such period, interest expense, depreciation and amortization, plus

(ii)        to the extent deducted in determining Consolidated Net Income for such period, non-cash charges and other expenses (including, without limitation, impairment charges) which do not represent a cash expense in such period or any future period, plus

(iii)       to the extent deducted in determining Consolidated Net Income for such period, equity based compensation, if any;

provided that, notwithstanding the foregoing, in no event shall OCF (1) include any gain as a result of the purchase, forgiveness or other cancellation of any Indebtedness of such Person or any of its subsidiaries for less than the face value of such Indebtedness, and (2) include any add back for any bad debt expense;

(b)           EXCLUDING, to the extent included in such Person’s consolidated net income, the sum of:

(i)         extraordinary gains, including net gains on the sales of assets other than asset sales in the ordinary course of business,

(ii)        any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business,

(iii)       any benefit or loss for Federal, state, local and foreign income taxes payable,

(iv)       any gain or loss as a result of any (non-cash) fair value measurement of any asset or liability, and

(v)        any gain or loss as a result of any mark-to-market changes in the fair value of any Swap Contract-related asset or liability;

(c)        MINUS,

(i)         to the extent added back in the period of determination pursuant to clause (a)(ii) above, cash payments made after the First Amendment Effective Date with respect to such non-cash charges.

For purposes of calculating OCF with respect to any acquisition or disposition (determined in accordance with the definitions of “Acquisition” and “Disposition” in this Agreement but for such Person instead of for the Parent, the Borrower and its Restricted Subsidiaries) that occurs during any period of determination, and any related incurrence or repayment of Indebtedness (including its effect on OCF), (x) any acquisition (and any related incurrence or repayment of Indebtedness) by such Person and its subsidiaries (determined in accordance with the definition of “Acquisition” in this Agreement but for such Person instead of for the Parent, the Borrower and its Restricted Subsidiaries) shall be deemed to have occurred on the first day of such period, and (y) any disposition (and any related incurrence or repayment of Indebtedness) by such Person and its subsidiaries (determined in accordance with the definition of “Disposition” in this Agreement but for such Person instead of for the Parent, the Borrower and its Restricted Subsidiaries) of any station or other assets (and any related incurrence or repayment of Indebtedness) which occurs during such period shall be deemed to have occurred on the first day of such period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Person generating gross proceeds less than (a) $5,000,000, so long as all such Dispositions by the Person in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (b) $200,000 for any one Disposition or any series of related Dispositions.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Investor” means any Person that is not a Loan Party or an Affiliate of a Loan Party and with whom the applicable Loan Party negotiates an arm’s length transaction.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; (ii) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of Term Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts, as applicable in the context used.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent/Borrower Pledge Agreement” has the meaning specified in Section 4.01(a)(iii).

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent, the Borrower or any ERISA Affiliate or to which the Parent, the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisitions” means Acquisitions by the Parent, the Borrower and their Restricted Subsidiaries of Stations or any other Business, provided that each such Acquisition satisfies one of two following qualifications: (a) such Acquisition consists of assets (i) acquired by the Parent, the Borrower or a Restricted Subsidiary and (ii) that are subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations in accordance with the terms of this Agreement or (b) such Acquisition consists of Equity Interests acquired by a Loan Party and such new Subsidiary is a Restricted Subsidiary that has complied with the provisions of Section 6.12 with respect to Restricted Subsidiaries.

“Permitted Holders” means, collectively, Joseph M. Field and David J. Field and their immediate families, including their wives, their children or grandchildren, the spouses of their children and their grandchildren, or trusts created for the benefit of any of, or the estates of, the foregoing or entities controlled by Joseph M. Field or David J. Field.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Parent or the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreements” means the Parent/Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.”  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Unrestricted Subsidiary” means any Unrestricted Subsidiary of which not less than 25% of its Equity Interests are, at the time of determination, owned by Other Investors.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice; (b) with respect to a conversion or continuation of Term Loans, a Term Loan Notice and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (i) the Aggregate Commitments and (ii) the outstandings under the Term Loans, or, if the commitment of each Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, executive vice president, treasurer or assistant treasurer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  For the avoidance of doubt, any certificate executed by any officer pursuant to or in connection with any Loan Document shall be deemed executed by such officer in his or her capacity as an officer of the applicable Loan Party and not in his or her individual capacity, and such officer shall have no individual or personal liability with respect thereto.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to the Parent’s or the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Period” means each and every period commencing upon the occurrence of a Restricted Period Trigger Date and continuing until such date as the statements in both subclauses (a) and (b) following are true:  (a) there exists no Default on such date, and (b) the Borrower has delivered a Compliance Certificate as required by, and in accordance with the terms of, Section 6.02(a) for a quarterly period that ended after the most recent Restricted Period Trigger Date, demonstrating that (i) there existed no Default on the last day of the fiscal quarter for which such Compliance Certificate was delivered and (ii) the Consolidated Leverage Ratio was less than or equal to 6.00 to 1.00 on the last day of fiscal quarter for which such Compliance Certificate was delivered (each such period, a “Restricted Period”).  For the avoidance of doubt, for a Restricted Period to end, the Compliance Certificate required to be delivered demonstrating that the Consolidated Leverage Ratio was less than or equal to 6.00 to 1.00 must be the quarterly or annual compliance certificate required to be delivered by Section 6.02(a), and there must not have been a Restricted Period Trigger Date since the last day of the applicable fiscal quarter or year.

“Restricted Period Governed Action” has the meaning specified in Section 10.22(a).

“Restricted Period Trigger Date” means the first day during an Unrestricted Period on which the Consolidated Leverage Ratio is in excess of 6.00 to 1.00.  For the avoidance of doubt, the Consolidated Leverage Ratio will be determined on any such date (1) using definitions as amended by the terms of the First Amendment, (2) determining Consolidated Operating Cash Flow as of the end of the most recent fiscal quarter for which the Borrower has delivered a quarterly Compliance Certificate (but giving pro forma effect to Acquisitions and Dispositions made (a) prior to or on such date of determination and (b) during the period required by the determination of Consolidated Operating Cash Flow pursuant to the definition thereof) and (3) determining Consolidated Funded Indebtedness as of such date.

“Restricted Subsidiary” means (unless designated an “Unrestricted Subsidiary” in accordance with the terms of the definition of “Unrestricted Subsidiary”), each Subsidiary of the Parent and the Borrower, provided that in each case Restricted Subsidiaries must be Guarantors and have all the Equity Interests owned by the Parent, the Borrower and their direct and indirect

Restricted Subsidiaries in such Restricted Subsidiary pledged to secure the Obligations.   To the extent that (a) there exists no Default prior to and/or after giving effect thereto, (b) any Unrestricted Subsidiary (i) executes a Guarantee of the Obligations, (ii) has 100% of its Equity Interests pledged to secure the Obligations, (iii) grants a Lien in its assets (except Excluded Collateral) to secure the Obligations, and (iv) has no existing Indebtedness or Liens at the time of designation as a Restricted Subsidiary that would not have been permitted to be incurred under Sections 7.01 and 7.03 if such Unrestricted Subsidiary had been a Restricted Subsidiary at the time of its incurrence, and (c) such (A) Guarantee of the Obligations, (B) pledge of Equity Interests and (C) grant of Liens in its assets are in each case pursuant to documentation substantially similar in terms, conditions and form to the Guaranty, the Subsidiary Pledge Agreement and the Security Agreement, respectively (or in each case such other form agreed to by the Administrative Agent and the Borrower), then after notice to the Administrative Agent that such conditions have been met, such Unrestricted Subsidiary shall thereafter be included in the definition of Restricted Subsidiaries and treated as such, and shall not be included in the definition of Unrestricted Subsidiary.  Notwithstanding the preceding or any other provision in this Agreement or in any other Loan Document to the contrary, designation and conversion of an Unrestricted Subsidiary to a Restricted Subsidiary shall not result in any increase to the Investment Basket, or the permitted amounts of investments in, Unrestricted Subsidiaries as set forth in Section 7.17.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means one or more Security Agreements executed by each of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning assigned to such term in the Security Agreement.

“Senior Subordinated Notes” means those certain 7-5/8% Senior Subordinated Notes due 2014 issued by the Borrower and Entercom Capital, Inc., a Delaware Corporation, pursuant to the terms of the Indenture and the other Senior Subordinated Notes Documents.

“Senior Subordinated Notes Documents” means the Indenture and each other agreement, guaranty, collateral agreement or other document or instrument executed in connection with the Senior Subordinated Notes.

“Shared Services Agreement” means a shared services arrangement or other similar arrangement pursuant to which two Persons owning separate radio broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one radio broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one radio broadcast station by employees of the owner and operator of the other radio broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such radio broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“SPC” has the meaning specified in Section 10.06(h).

“Station Contracts” means contracts entered into in good faith and in the ordinary course of business by the Parent on behalf of the Borrower or one or more Restricted Subsidiaries with respect to the ordinary course of operating the radio stations or another Business of the Borrower or any Restricted Subsidiaries.

“Stations” means, as of any date, the radio broadcasting stations owned by the Borrower and their Restricted Subsidiaries as of such date, all auxiliary stations owned or operated by the Borrower and their Restricted Subsidiaries in connection with the foregoing, all television or other broadcasting stations owned by the Borrower and their Restricted Subsidiaries, or any other communications station owned or operated at such time by the Borrower or any of their Restricted Subsidiaries.

“Subsection 7.05(b)(vi) Reversion” means with respect to any Disposition in connection with a Like Kind Exchange or other asset exchange that was initially permitted under Section 7.05(b)(v)(A) or (B), an automatic and without notice termination of the permission for the occurrence of such Disposition in connection with such Like Kind Exchange or other exchange of assets under Section 7.05(b)(v)(A) or (B); such automatic termination of permission to occur immediately upon the occurrence of the applicable Subsection 7.05(b)(vi) Reversion Trigger Event.  Such Disposition shall automatically and immediately thereafter be deemed to have been permitted under Section 7.05(b)(vi), and all proceeds of such Disposition (whether held by a qualified intermediary or otherwise) shall, except to the extent already used in a related Acquisition permitted under Section 7.07, be deemed to be cash Dollars and subject to the mandatory prepayment requirements of Section 2.04(b)(ii)(A)).  For the avoidance of doubt, upon the occurrence of any Subsection 7.05(b)(vi) Reversion Trigger Event: (i) the Net Cash

Proceeds (or deemed Net Cash Proceeds, whether cash, assets or otherwise) of any Disposition previously permitted by Section 7.05(b)(v)(A) or (B) shall be deemed to be immediately subject to the mandatory prepayment provisions of Section 2.04(b)(ii)(A), (ii) no contemplated Acquisition in connection with such Disposition shall be permitted to be consummated under the last provision of Section 7.07, and (iii) such Disposition shall be deemed to have occurred for 100% cash consideration in connection with the mandatory prepayment provisions of Section 2.04(b)(ii)(A) (except to the extent such proceeds were already used in a related Acquisition permitted under Section 7.07).

“Subsection 7.05(b)(vi) Reversion Trigger Event” means the occurrence of any one or more of the following events:  (1) a Default under Section 8.01(a), or (2) a Default under any one or more of subsections (A)(I), (A)(III), (A)(V) or (A)(VI) of Section 7.05(b)(v), or (3) an Event of Default under subsection (A)(II) of Section 7.05(b)(v), or (4) a Default under any one or more of subsections (A)(I), (A)(III), (A)(V) or (A)(VI) of Section 7.07(II)(c), or (5) an Event of Default under subsection (A)(II) of Section 7.07(II)(c), or (6) after the consummation of a Disposition permitted under Section 7.05(b)(v)(A), the failure of the Loan Parties to in good faith pursue a Permitted Acquisition in connection with a related Like Kind Exchange that would be permitted under Section 7.07.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower and the Parent.

“Subsidiary Pledge Agreement” has the meaning specified in Section 4.01(a)(iv).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap

Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means Chase, or any successor syndication agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); provided however, that no programming agreement, time brokerage agreement, Local Marketing Agreement or similar agreement shall constitute a Synthetic Lease Obligation.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” has the meaning specified in Section 2.01(b).

“Term Loan” means the Term A Loan.

“Term Loan Notice” means a notice of (a) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or any other form approved by the Administrative Agent.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Tranche” means, as applicable, either (a) the Committed Loans and L/C Credit Extensions or (b) the Term A Loan, as applicable.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined as of the most recently completed actuarial valuation in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Period” means each and every period other than a Restricted Period.

“Unrestricted Subsidiary” means a direct or indirect Subsidiary of the Parent or the Borrower created, formed or acquired after the First Amendment Effective Date in accordance with the terms hereof which the Borrower has designated as an “Unrestricted Subsidiary” by delivering five days prior written notice to the Administrative Agent (or such lesser notice as agreed to by the Administrative Agent).  Each Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

1.02         Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Derivatives of defined terms have corresponding meanings.  Any reference to the knowledge of a non-individual Person shall mean the actual knowledge of an executive officer (or individual holding a similar position) of such Person.  Any reference to “consolidated” in connection with the Parent, the Borrower and their Subsidiaries shall mean eliminating all intercompany accounts.

(b)      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)      Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms.

(a)      Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)      Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04         Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time.

1.06         Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01         Loans.

(a)      Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Outstanding Amount of Committed Loans shall not exceed the Aggregate Commitments, (ii) the aggregate

Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment and (iii) subject to Section 2.04(b)(vi), the cash and Cash Equivalents of the Loan Parties (not including amounts in Excluded Accounts) shall not aggregate in excess of $25,000,000 unless such excess balances are being held in accordance with the provisions of Section 2.04(b)(vi) for a purpose permitted by the terms of this Agreement.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a).  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)      Term A Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Lender’s Applicable Percentage of $400,000,000 (each such loan a “Term A Loan”).  The Term A Borrowing on the Closing Date shall consist of Term A Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentage of $400,000,000.  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02         Borrowings, Conversions and Continuations of Loans.

(a)      Each Committed Borrowing, the initial Term Loan Borrowing each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or conversion of Eurodollar Rate Loans to Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is available to all of them.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period is available to all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of, or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans and whether such Eurodollar Rate Loans are Committed Loans or Term Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed or the principal amount of the Loans to be converted or continued, (iv) the Type of Committed Loans to be borrowed or the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)      Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Committed Borrowing and in the case of the initial funding of the Term A Loan on the Closing Date, each Lender shall make the amount of its Committed Loan or Term A Loan, as applicable, available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower by 2:00 p.m. in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date that a Committed Loan Notice with respect to such Borrowing is given by the Borrower there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)      Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)      The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)      After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 15 Interest Periods in effect with respect to all of the Loans.

2.03         Letters of Credit.

(a)      The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any other Restricted Subsidiaries, and to amend or extend Letters of Credit in Dollars previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any other Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Outstanding Amount under the Committed Loans shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           The L/C Issuer shall not issue any Letter of Credit, if:

(A)          subject to Section 2.03(b)(iii), the expiry date of such of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders (other than Defaulting Lenders) have approved such expiry date.

(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not  otherwise compensated hereunder) first imposed after the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and, in each case, which the L/C Issuer in good faith deems material to it;

(B)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

(C)           the issuance of any such Letter of Credit would violate one or more policies of the L/C Issuer, as applicable to all Letters of Credit, generally; or

(D)          any Lender is at that time a Defaulting Lender, unless (1) the L/C Issuer’s actual or potential Fronting Exposure with respect to such Defaulting Lender as to the Letter of Credit then proposed to be issued and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure has been eliminated by reallocating the Applicable Percentages of the non-Defaulting Lenders in accordance with Section 2.15(a)(iv) or (2) the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral in accordance with Section 2.14, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure with respect to such Lender as to either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which the L/C Issuer has such actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)      Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the proposed Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit

Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender (provided that any Lender giving such written notice that is the sole Lender giving such written notice shall be a Defaulting Lender hereunder), the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or such Restricted Subsidiary, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender (provided that any Lender giving such written notice that is the sole Lender giving such written notice shall be a Defaulting Lender hereunder) or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the

Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)      Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be presumptively correct absent manifest error.

(d)      Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)      Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE L/C ISSUER, other than in each case, arising from or as a result of the willful misconduct, bad faith or gross negligence of the L/C Issuer;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE,

CONTRIBUTORY OR SOLE NEGLIGENCE OF THE L/C ISSUER, other than, in each case, arising from or as a result of the willful misconduct, bad faith or gross negligence of the L/C Issuer; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE L/C ISSUER, other than, in each case, arising from or as a result of the willful misconduct, bad faith or gross negligence of the L/C Issuer.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.

(f)       Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document, AND IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH PERSON other than, in each case, arising from or as a result of willful misconduct, bad faith or gross negligence of the L/C Issuer.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH PERSON; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were determined by a final, nonappealable judgment by a court of competent jurisdiction to be caused by the L/C

Issuer’s willful misconduct, bad faith or gross negligence or the willful misconduct, bad faith or gross negligence of such L/C Issuer’s Related Parties, correspondents, participants or assignees or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)      Cash Collateral.  (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower may (at its election), in each case, promptly Cash Collateralize the then Outstanding Amount of such L/C Borrowing or such L/C Obligation, as applicable, and if the Borrower fully cash collateralizes such L/C Borrowing or L/C Obligation, then notwithstanding anything herein to the contrary such L/C Borrowing and the related failure to otherwise repay the relevant drawing, or the fact that such L/C Obligation remains outstanding at such time, as applicable, shall not solely in and of itself constitute a Default hereunder.  Sections 2.03(a)(iii)(D), 2.04(b)(i), 2.14(a) and 8.02(c) set forth certain additional situations in which the Borrower may elect (or, in the case of Sections 2.04(b)(i), 2.14(a) and 8.02(c), be required) to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.04, Section 2.14 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash and deposit accounts and all balances therein and all proceeds of the foregoing to secure the Obligations.  Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent.  All interest accrued on any such account shall be for the account of the Borrower and shall be deposited into the applicable cash collateral account until all amounts in such cash collateral accounts have been released in accordance with the provisions of Section 2.14(b).

(h)      Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

(i)       Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within five Business Days of demand therefor.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)       Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letters, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within five Business Days of demand therefor.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account such customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable within ten Business Days of receipt of a reasonably detailed written invoice therefor and are nonrefundable.

(k)      Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)       Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04         Prepayments.

(a)      Voluntary Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, or the Borrower shall compensate the Lenders to the extent required by the terms of Section 3.05.  Each such optional prepayment shall be applied as among the Term Loans (and to the installments thereof, if any) and the Committed Loans at the direction of the Borrower (but applied ratably within each chosen Tranche in accordance with the respective Applicable Percentages of the Lenders of that Tranche).

(b)      Mandatory Prepayments.

(i)            Excess Outstandings.  If for any reason the Outstanding Amount of the sum of (A) Committed Loans plus (B) L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Committed Loans the Outstanding Amount under the L/C Obligations exceeds the Aggregate Commitments then in effect.

(ii)           Asset Dispositions.

(A)          Applicable during Restricted Periods only:  if, the Parent, the Borrower or any Restricted Subsidiary of the Parent or the Borrower makes any Disposition, then the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds of each Disposition within five Business Days of receipt of such Net Cash Proceeds;

provided, that, notwithstanding the foregoing, so long as no Default exists

(aa)         immediately prior to and/or after giving effect to such Disposition,

(bb)         as of the date of receipt of the Net Cash Proceeds by the Borrower or such Loan Party, or

(cc)         at any time during the applicable Limited Reinvestment Period prior to a reinvestment referred to in this clause (A) below,

this requirement for mandatory prepayment shall be reduced to the extent the Borrower or another Loan Party:

(I)            consummates unrelated Dispositions resulting in gross proceeds of $5,000,000 or less per each unrelated Disposition, so long as the gross proceeds of all such Dispositions for all Loan Parties that have not been reinvested in accordance with the terms of clause (II) immediately following, aggregate less than $15,000,000 during the period from the First Amendment Effective Date through the date of such Disposition (after giving effect to such Disposition); or

(II)           reinvests such Net Cash Proceeds to replace Disposed assets with assets useful in one or more Businesses of a Loan Party and that are New Collateral (and any new Subsidiary created or acquired in connection therewith shall be a Restricted Subsidiary and shall have executed a Guarantee of the Obligations substantially similar to the Guaranty), in each case during the first six months after the date of consummation of such Disposition (such six month period is referred to herein as the “Limited Reinvestment Period”).  For the avoidance of doubt, (1) if any Default occurs after the Disposition but prior to a reinvestment, or if all of such Net Cash Proceeds are not so reinvested during the Limited Reinvestment Period, then the Borrower shall make a mandatory prepayment of the Loans immediately following the occurrence of such Default or at the end of the Limited Reinvestment Period, whichever is earlier, in an amount equal to the Net Cash Proceeds of such Disposition less any amounts reinvested during the Limited Reinvestment Period in accordance with the terms of this provision and the other terms of this Agreement and (2) no such reinvestment shall be permitted unless the assets and properties are New Collateral and any new Subsidiary becomes a Restricted Subsidiary and executes a Guarantee of the Obligations substantially similar to the Guaranty.  For the avoidance of doubt, (1) reinvestment proceeds used to acquire New Collateral will be subject to, and not in addition to, the Acquisition Basket or the Investment Basket, in each case to the extent applicable, and the other limitations of Section 7.02 and Section 7.07 to the extent applicable, (2) Net Cash Proceeds constituting Asset Exchange Cash Receipts or other net proceeds resulting from a difference in value, assets or otherwise in connection with a Like Kind Exchange will be permitted to be reinvested pursuant to this subsection (II) only to the extent the six month reinvestment period hereunder has not fully elapsed and such reinvestment otherwise complies with the provisions hereof, and (3) any amounts not timely reinvested in connection with this subsection (II) shall be used to prepay the Loans and Obligations.  If a Restricted Period ends and an Unrestricted Period begins during the Limited Reinvestment Period, thereafter, until the occurrence of a Restricted Period Trigger Date, any such Net Cash Proceeds not previously reinvested in accordance with this Section 2.04(b)(ii)(A) shall be dealt with in accordance with Section 2.04(b)(ii)(B) as if the date of consummation of the applicable Disposition had occurred during an Unrestricted Period, with the Extended Reinvestment Period calculated from the date of consummation of the applicable Disposition.

Nothing in this Section 2.04(b)(ii)(A) shall be deemed to permit any Disposition, Acquisition or Investment not otherwise permitted under this Agreement.

(B)           Applicable during all Unrestricted Periods:  if, the Parent, the Borrower or any Restricted Subsidiary of the Parent or the Borrower makes any Disposition (other than (i) a Disposition permitted by subsections (i) through (vi) of Section 7.05(a), and (ii) Dispositions resulting in gross proceeds of $25,000,000 or less), then the Borrower shall make a mandatory prepayment of the Loans in the amount of the Net Cash Proceeds of such Disposition if the Consolidated Leverage Ratio is greater than 5.50 to 1.00 at the end of the Extended Reinvestment Period (as defined below); provided that, notwithstanding the foregoing, this requirement for mandatory prepayment shall be reduced to the extent the Borrower or another Loan Party reinvests such Net Cash Proceeds to replace Disposed assets with assets useful in one or more Businesses of a Loan Party and that are New Collateral (and any new Subsidiary shall be a Restricted Subsidiary and shall have executed a Guarantee of the Obligations substantially similar to the Guaranty), during the first 12 months after the date of consummation of such Disposition (such 12 month period is referred to herein as the “Extended Reinvestment Period”), so long as (1) a Restricted Period Trigger Date has not occurred during the Extended Reinvestment Period and (2) no payment Default under Section 8.01(a) or Event of Default exists as of the (A) consummation of the applicable Disposition, (B) receipt of the Net Cash Proceeds by the Borrower (but not including Net Cash Proceeds received as a result of post-closing adjustments, earn-outs and other customary post-closing arrangements) or (C) at the time of reinvestment.  If any such payment Default under Section 8.01(a) or Event of Default occurs and is continuing at any such time, or if all of such Net Cash Proceeds are not so reinvested during the Extended Reinvestment Period, then the Borrower shall make a mandatory prepayment of the Loans promptly following the occurrence of such payment Default under Section 8.01(a) or Event of Default or the end of the Extended Reinvestment Period, whichever is earlier, in an amount equal to the Net Cash Proceeds of such Disposition less any amounts reinvested during the Extended Reinvestment Period in accordance with the terms of this provision and the other terms of this Agreement.  If a Restricted Period Trigger Date occurs during the Extended Reinvestment Period, then the Borrower shall make a mandatory prepayment of the Loans in accordance with Section 2.04(b)(ii)(A) promptly following the occurrence of such Restricted Period Trigger Date in an amount equal to the Net Cash Proceeds of such Disposition less any amounts reinvested during the Extended Reinvestment Period (but prior to such date) in accordance with the terms of this provision and the other terms of this Agreement; provided, that if six months have not expired since the consummation of the applicable Disposition, then, so long as the Borrower is otherwise in compliance with all provisions of Section 2.04(b)(ii)(A) and no Default shall have occurred and be continuing, the Borrower or other applicable Loan Party may reinvest such Net Cash Proceeds in accordance with the terms of Section 2.04(b)(ii)(A) within the Limited Reinvestment Period (calculated commencing such Limited Reinvestment Period on the date of consummation of the applicable Disposition) or upon the occurrence of a Default, whichever is earlier.

(iii)          Extraordinary Receipts.  Applicable during Restricted Periods only:  within five Business Days of the receipt by the Parent, the Borrower or any Restricted Subsidiary of any Extraordinary Receipts, the Borrower shall make a mandatory prepayment in an amount equal to 100% of such Extraordinary Receipts, provided that so long as no Default then exists or occurs at any time prior to the application of such proceeds, this requirement for mandatory prepayment shall be reduced by the amount of such Extraordinary Receipts (i) that is equal to or less than $300,000 for any single receipt or series of related receipts or (ii) constituting casualty insurance or condemnation award proceeds that are applied to the replacement or restoration of the assets subject to the event causing the Extraordinary Receipts on or before the 365th day after the receipt of such Extraordinary Receipts.

(iv)          Equity Issuances.  Applicable during Restricted Periods only:  within five Business Days of the receipt by the Parent, the Borrower or any Restricted Subsidiary of Net Issuance Proceeds from any sale or issuance of Equity Interests (other than Net Issuance Proceeds received by the Parent in connection with employee or director equity compensation) to any Person other than a Loan Party, or any capital contribution or other equity contribution to a Loan Party by any Person other than a Loan Party, the Borrower shall make a mandatory prepayment in an amount equal to 50% of such Net Issuance Proceeds.

(v)           Debt Issuances. Applicable during Restricted Periods only:  within five Business Days of the receipt by the Parent, the Borrower or any Restricted Subsidiary of Net Debt Proceeds from any incurrence or issuance of any Indebtedness by a Loan Party during a Restricted Period (except Indebtedness of a Loan Party permitted to be incurred or issued under subsections (a), (b), (c), (d) (e)(ii) and (i)(ii) of Section 7.03), the Borrower shall make a mandatory prepayment in an amount equal to 100% of all such Net Debt Proceeds.

(vi)          Anti-Cash Hoarding.  Applicable during all periods:  if on any day the sum of cash and Cash Equivalents of the Loan Parties is in the aggregate in excess of $25,000,000 (such calculation shall exclude amounts on deposit in Excluded Accounts and excess balances that are being held for not more than two Business Days for a purpose permitted by the terms of this Agreement), then not more than three Business Days thereafter, the Borrower shall apply such amounts in excess of $25,000,000 on such required date of repayment to prepay the outstanding principal of Committed Loans, such that the aggregate cash and Cash Equivalents of the Loan Parties shall not exceed $25,000,000 as of the date of such payment (excluding amounts on deposit in Excluded Accounts).  Each such mandatory prepayment shall be applied to Committed Loans (without reduction of the Aggregate Commitment), in accordance with the respective Applicable Percentages of the Lenders.  For the avoidance of doubt, if there are no Committed Loans outstanding on the applicable payment date, the Borrower may retain such excess cash and Cash Equivalents until such time as this clause (vi) requires a prepayment and there are Committed Loans outstanding.

(c)                  Prepayments; Generally.

(i)                                     Applicable during Restricted Periods only:  each mandatory prepayment required to be made under Sections 2.04(b)(ii)(A), 2.04(b)(iii), 2.04(b)(iv) and 2.04(b)(v) shall be applied as among the Term Loans (and to the installments thereof, if any) and the Committed Loans, in each case, at the direction of the Borrower (with a corresponding reduction in the Aggregate Commitment in the amount of any such amounts applied to prepay the Committed Loans) (applied ratably within each chosen Tranche in accordance with the respective Applicable Percentages of the Lenders of that Tranche), provided that, (x) in no event shall the mandatory prepayments applied to reduce the Term Loans be less than the Term Loans’ pro rata share of outstanding Loans and (y) the Borrower shall prepay the Term Loans or the Committed Loans, as the case may be, with the remainder of any partial application of any such mandatory prepayment that results in payment in full of the Committed Loans or Term Loans, as applicable.

(ii)                                  Subject to the terms of Section 10.22 hereof, each mandatory prepayment required to be made under Section 2.04(b) not specified in subclause (c)(i) immediately preceding shall be applied as among the Term Loans (and to the installments thereof, if any) and the Committed Loans, in each case at the direction of the Borrower (applied ratably within each chosen Tranche in accordance with the respective Applicable Percentages of the Lenders of that Tranche), provided that, (x) in no event shall the mandatory prepayments applied to reduce the Term Loans be less than the Term Loans’ pro rata share of outstanding Loans, and (y) the Borrower shall prepay the Term Loans or the Committed Loans, as the case may be, with the remainder of any partial application of any such mandatory prepayment that results in payment in full of the Committed Loans or Term Loans, as applicable.

(iii)                               Each prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

2.05                           Termination or Reduction of Commitments.

(a)                  Voluntary.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the

Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount under the Committed Loans would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(b)                 Mandatory.  The Aggregate Commitments shall be automatically and immediately reduced without notice to the Borrower, any other Loan Party or any other party hereto on the date, and by the amount, of any prepayment required to be made under any of Sections 2.04(b)(ii)(A), 2.04(b)(iii), 2.04(b)(iv) and 2.04(b)(v) to the extent applied to prepay the Committed Loans; and

(c)                  Commitment Reductions, Generally.  Once reduced in accordance with this Section 2.05, the Aggregate Commitment may not be increased.  The Administrative Agent will promptly notify Lenders of any such termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.06                           Repayment of Obligations.  The Borrower shall:

(a)                  Repayment of Loans.  Repay to the Lenders on the Maturity Date the aggregate principal amount of the Loans;

(b)                 Installment Payments of the Term A Loan.  The Borrower shall repay to the Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.04):

Date The Last Business Day of the Following Months:	Amount
September 2007, December 2007, March 2008 and June 2008	$0.00
September 2008, December 2008, March 2009 and June 2009	$0.00
September 2009, December 2009, March 2010 and June 2010	$15,000,000
September 2010, December 2010, March 2011 and June 2011	$25,000,000
September 2011, December 2011, March 2012 and June 2012	$60,000,000

provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(c)                  Repayment of Obligations.  Repay to the Lenders on the Maturity Date all other Obligations outstanding on the Maturity Date.

(d)                 Repayment of L/C Borrowing.  Repay to the Lenders within five days after demand therefore the full amount of each L/C Borrowing, unless such L/C Borrowing has been cash collateralized in accordance with the terms of Section 2.03(g).

2.07                           Interest.

(a)                  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)

(i)                                     If any amount of principal of any Loan is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08                           Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)                  Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender that is not a Defaulting Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate for the Commitment Fee times the actual daily amount (the “Commitment Amount”) by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Amount or the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                 Other Fees.

(i)                                     The Borrower shall pay to the Arrangers and the Agents for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09                           Computation of Interest and Fees.  All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be presumptively correct, absent manifest error.

2.10                           Evidence of Debt.

(a)                  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be presumptively correct absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                 In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11                           Payments Generally; Administrative Agent’s Clawback.

(a)                  General.  All payments to be made by the Parent and the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Parent and the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Parent and the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)

(i)                                     Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed (A) time, with respect to Base Rate Loans made on a same day basis and (B) date, with respect to all other Loans, of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If the Lender does not pay the Administrative Agent such amount, the Borrower agrees to pay the Administrative Agent any such amount made available to the Borrower within five Business Days of notice thereof with interest at a rate equal to the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be presumptively correct, absent manifest error.

(c)                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest; provided, however, that if such funds are not returned within one Business Day, such funds shall bear interest at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12                           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Parent, the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply) or (C) any payment obtained by the L/C Issuer in connection with Cash Collateralizing any L/C Obligations, any other Cash Collateral or other arrangements made in respect of a Defaulting Lender.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13                           Collateral Documents and Guaranty Agreements.

(a)                  All Obligations under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

(b)                 All Obligations under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to one or more Guaranties.

2.14                           Cash Collateral and Other Credit Support.

(a)                  Certain Credit Support Events.  If at any time there is a Defaulting Lender and the L/C Issuer has any amount of Fronting Exposure, to the extent such Fronting Exposure cannot be eliminated by reallocating the Applicable Percentages of the non-Defaulting Lenders in accordance with Section 2.15(a)(iv), the Borrower shall, promptly upon demand by the Administrative Agent, deliver to the Administrative Agent additional Cash Collateral in accordance with the procedures set forth in Section 2.03(g), in each case in an amount sufficient to reduce such Fronting Exposure to zero.

(b)                 Release.  Cash Collateral provided pursuant to (1) clause (i) of the first sentence of Section 2.03(g) shall be released when no L/C Borrowings are outstanding, (2) clause (ii) of the first sentence of Section 2.03(g) or Section 8.02 shall be released when no L/C Obligations are outstanding, (3) Section 2.04(b)(i) shall be released to the extent the Outstanding Amount of the L/C Obligations no longer exceeds the Aggregate Commitments then in effect, and (4) Section 2.03(a)(iii)(D) or Section 2.14(a) shall be released to the extent of any reduction in the Outstanding Amount of L/C Obligations allocated to Defaulting Lenders and required to be cash collateralized under either such provision, or otherwise at the discretion of the L/C Issuer; provided that Cash Collateral provided by or on behalf of a Loan Party shall not be released during the continuance of a Default.

2.15                           Defaulting Lenders.

(a)                  Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the full extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)                                  Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to

Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied, subject to any applicable requirements of Law, at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder; third, to the extent required under Section 2.03(a)(iii)(D) or Section 2.14(a), or if so determined by the Administrative Agent or requested by an L/C Issuer, to be held as Cash Collateral for future funding obligations of the Defaulting Lender of any participating interest in any Letter of Credit then outstanding; fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender of any Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, in respect of obligations under this Agreement or an L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Committed Loans or L/C Borrowings in respect of which such Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Committed Loans of, and L/C Borrowing owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Committed Loans, or L/C Borrowings owed to, any Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied pursuant to this subsection 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender (including, without limitation, such Defaulting Lender) irrevocably consents thereto.

(iii)                               Certain Fees.  A Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender as to which the L/C Issuer has not received Cash Collateral pursuant to Section 2.03, then for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each reallocation shall be given effect only if, at the initial date thereof, no Default or Event of Default shall have occurred and be continuing; and (ii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the sum of (x) the aggregate Outstanding Amount of the Committed Loans of that Lender, plus (y) such Lender’s Applicable Percentage of the Outstanding Amount of all other L/C Obligations (prior to giving effect to such reallocation).

(b)                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                           Taxes.

(a)                  Payments Free of Taxes.  Except as otherwise provided in this Agreement, any and all payments by or on account of any obligation of Parent, the Borrower or any Subsidiary hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Parent, the Borrower or any Subsidiary shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent, the Borrower and their Subsidiaries shall make such deductions and (iii) the Parent, the Borrower and their

Subsidiaries shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                 Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Parent, the Borrower and their Restricted Subsidiaries shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 30 days after its receipt of a reasonably detailed written invoice therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A duly executed certificate, prepared in good faith, as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be presumptively correct absent manifest error.

(d)                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                  Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and duly executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)                                  two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI,

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a duly executed certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or

(iv)                              any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

In the event that the Borrower is a resident for tax purposes in the United States, any Lender other than a Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so) accurate and complete copies of Internal Revenue Service Form W-9, or any subsequent versions or successors to such form.

(f)                    Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02                           Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist, which it shall do promptly.  Upon receipt of such notice, the Borrower shall, within 30 days of receipt of a reasonably detailed written invoice therefor from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans or prepay all Eurodollar Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                           Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan (as determined by the Required Lenders for borrowers generally), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice, which it shall do promptly when such circumstances cease to exist or change.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                           Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                  Increased Costs Generally.  If any Change in Law shall

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any

Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)                                  subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)                               impose on any Lender or the L/C Issuer or the London interbank market any other material condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                  Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be presumptively correct absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                  Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be presumptively correct absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 Business Days prior notice to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice.

3.05                           Compensation for Losses.  Within 30 days of receipt of a reasonably detailed written invoice therefor, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss (but not lost profits), cost or expense actually incurred by it as a result of:

(a)                  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                 any failure by the Borrower, other than pursuant to Section 3.03 (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                           Mitigation Obligations; Replacement of Lenders.

(a)                  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                 Replacement of Lenders.  If (i) any Lender requests compensation under Section 3.04, (ii) any Lender is unable to fund under Section 3.02 (if such illegality or condition is not generally applicable to the Lenders), or (iii) if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07                           Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                           Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a)                  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party on behalf of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Agents and the Arrangers:

(i)                                     executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  Notes executed by the Borrower in favor of each Lender requesting Notes, evidencing the Committed Loans and the Term A Loans, as applicable;

(iii)                               a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent (the “Parent/Borrower Pledge Agreement”), executed by the Parent and the Borrower granting to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in all of the issued and outstanding Equity Interests of the Borrower and in the other Collateral; and the Parent and the Borrower shall have delivered to the Administrative Agent all certificates, if any, evidencing such Equity Interests, all UCC-1s and all powers, duly endorsed in blank, with respect thereto, to the extent applicable; and the Parent and the Borrower shall have taken all such other actions as may be reasonably required by the Administrative Agent to effect the grant and first priority perfection of the Administrative Agent’s security interest in such Equity Interests;

(iv)                              a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent (the “Subsidiary Pledge Agreement”), executed by each Restricted Subsidiary of the Parent and the Borrower necessary to pledge the Collateral not described in subsection (iii) preceding, for the benefit of the Lenders, a first priority security interest in all of the issued and outstanding Equity Interests of each Restricted Subsidiary owned by such Person; each such Restricted Subsidiary shall have delivered to the Administrative Agent all certificates, if any, evidencing such Equity Interests, all UCC-1s and all powers, duly endorsed in blank, with respect thereto; each such Restricted Subsidiary shall have taken all actions as may be required by the Administrative Agent to effect the grant and first priority perfection of the Administrative Agent’s security interest in such Equity Interests;

(v)                                 such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(vi)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower, the Parent and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)                           a favorable opinion of (A) Latham & Watkins, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and (B) FCC counsel to the Loan Parties, in each case dated the Closing Date, addressed to the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(viii)                        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ix)                                a certificate of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(x)                                   a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

(xi)                                evidence that (A) all amounts outstanding under the Existing Credit Agreement have been (or will be concurrently herewith) repaid in full, (B) the Existing Credit Agreement and the other loan documents (as defined in the Existing Credit Agreement) shall have been (or are concurrently herewith) terminated, and (C) all collateral securing the obligations under the Existing Credit Agreement shall have been (or is concurrently herewith) released; and

(xii)                             such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

(b)                 Any fees required to be paid on or before the Closing Date shall have been paid.

(c)                  Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, (provided that such invoice shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)                 The Closing Date shall have occurred on or before July 16, 2007.

(e)                  There shall not have occurred a material adverse change (i) in the business, assets, properties, liabilities (actual or contingent), operations or financial condition of the Parent, the Borrower and their Subsidiaries, taken as a whole, since December 31, 2006 or (ii) in the facts and information regarding such entities as represented by the Parent, the Borrower or any of their Subsidiaries, or any representatives of any of them, to date.

(f)                    The absence of any action, suit, investigation or proceeding pending or, to the actual knowledge of a member of the executive management of the Parent, the Borrower or any of their Restricted Subsidiaries, threatened, in any court or before any arbitrator or Governmental Authority that could reasonably be expected to (i) have a material adverse effect on the business, assets, properties, liabilities (actual and contingent), operations or financial condition of the Parent, the Borrower and their Subsidiaries, taken as a whole, (ii) materially and adversely affect the ability of the Borrower or any Guarantor to perform its obligations under any material provision of the Loan Documents or (iii) materially and adversely affect the rights and remedies of the Agents or the Lenders under the Loan Documents.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                           Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the satisfaction of each of the following conditions precedent:

(a)                  The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                  The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                 If the Indenture is then in effect and the Total Outstandings are in excess of $650,000,000.00, such proposed Credit Extension would be permitted under Section 4.05 of the Indenture.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01                           Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each Restricted Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                           Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any Material Contractual Obligation or Material Operating Agreement, (c) conflict with or result in any breach or contravention of, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (d) except as would not have a Material Adverse Effect, violate any Law.  On the Closing Date, each Loan Party and each Subsidiary thereof is in compliance in all material respects with all Material Contractual Obligations and Material Operating Agreements.

5.03                           Governmental Authorization; Other Consents.  Subject to Section 10.16, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, the FCC or any other Governmental Authority or any other Person is necessary or required in connection with the (a) execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except routine filings with the FCC (e.g., of the Loan Agreement and the Collateral Documents) and the SEC (e.g., a Form 8-K) and filings of UCC-1 financing statements and any required continuations thereof.

5.04                           Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and by the application of general equitable principles (whether such enforcement is sought by proceedings in equity or law).

5.05                           Financial Statements; No Material Adverse Effect.

(a)                  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent, the Borrower and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent, the Borrower and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP to be shown therein.

(b)                 The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter-ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to condensed footnotes, the use of GAAP for interim financial statements and to normal year-end audit adjustments.  Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Parent, the Borrower and their consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, in each case only to the extent each such indebtedness or each such liability exceeds $20,000,000.

(c)                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06                           Litigation.  Except for regulatory issues affecting the industry as a whole, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, any order to show cause or order of forfeiture), decree or judgment in effect, pending or, to the best of the Parent’s and the Borrower’s knowledge, threatened against or affecting any Loan Party, any Station or any of the properties or rights relating to any Station which could reasonably be expected to have a Material Adverse Effect.  Except for regulatory issues affecting the industry as a whole and except for repeat filers that are nuisance filers and their affiliates, agents and representatives, no Person has filed or, to the best of the Borrower’s knowledge, threatened to file, any competing application, petition to deny, petition for reconsideration or other opposition against any application, including any renewal application, filed or to be filed by any Loan Party, that could in any such case reasonably be expected to have a Material Adverse Effect.

5.07                           No Default.  No Default has occurred and is continuing or would result from the execution and/or delivery of any of the Loan Documents.

5.08                           Ownership of Property; Liens.  Each of the Parent, the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect.  The property of the Parent, the Borrower and their Restricted Subsidiaries is subject to no Liens, except Liens permitted by Section 7.01.

5.09                           Environmental Compliance.  The Parent, the Borrower and their Subsidiaries have obtained all material permits, licenses and other authorizations which are required under applicable Environmental Laws and are in compliance with such Environmental Laws, except for such failures to obtain and such non compliance as could not, individually or in the aggregate, reasonably be expected to nave a Material Adverse Effect.

5.10                           Insurance.  The properties of the Parent, the Borrower and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as comply with Section 6.07.

5.11                           Taxes.  The Parent, the Borrower and their Restricted Subsidiaries have filed all Federal income tax and all other material federal and state tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges shown thereon to be owing by them, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided if and to the extent required in accordance with GAAP.  On the Closing Date, there is no proposed tax assessment against the Parent, the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.  On the Closing Date, no Loan Party is party to any tax sharing agreement.

5.12                           ERISA Compliance.

(a)                  Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Parent and the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Parent, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                 There are no pending or, to the best knowledge of the Parent and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                  Except as could not reasonably be expected to have a Material Adverse Effect, (i) No ERISA Event has occurred within the past six years or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Parent, the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Parent, the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13                           Subsidiaries; Equity Interests.  As of the Closing Date, the Parent and the Borrower have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in the Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens, except Liens securing the Obligations.  As of the Closing Date, the Borrower has no equity Investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  As of the Closing Date, all of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable and are owned by the Loan Parties reflected on such Schedule in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens, except Liens securing the Obligations.

5.14                           Margin Regulations; Investment Company Act.

(a)                  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Parent, the Borrower and their Subsidiaries on a consolidated basis) will be margin stock.  None of the proceeds of any Borrowing will be used by the Loan Parties to buy or hold margin stock.

(b)                 None of the Parent, the Borrower, any Person Controlling the Parent, the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                           Disclosure.  The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other contractual restrictions to which it, the Parent or any of their Subsidiaries is subject, in each case that would reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by any Loan Party to the Administrative Agent or any Lender in connection with the syndication of this transaction, negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of the circumstances when made.

5.16                           Compliance with Laws.  Each of the Parent, the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each of the Parent, the Borrower and each Subsidiary is in compliance with the rules and regulations of the FCC relating to the operation of television and radio stations, except to the extent that any failure to file or failure to comply could not reasonably be expected to have a Material Adverse Effect.

5.17                           License Subsidiaries.  Except (i) for Licenses for the States of Pennsylvania, Louisiana and such other States as agreed to in writing by the Administrative Agent from time to time, (ii) as consented to by the Agents in connection with a Permitted Acquisition (for a period of not longer than 45 days or such longer time agreed to by the Administrative Agent), (iii) as held by an Unrestricted Subsidiary in accordance with the terms hereof, no Loan Party (other than a License Subsidiary) holds any License issued by the FCC.  No License Subsidiary (a) has any Indebtedness (other than the Obligations and Indebtedness owing by a License Subsidiary to another Loan Party), (b) has any assets other than FCC Licenses, (c) is a party to or bound by any contract or agreement other than agreements pursuant to which Loan Parties that are not License Subsidiaries manage and operate the Stations, (d) conducts any business or (e) has any employees, and there are no Liens of any nature whatsoever on any of the property or assets of any License Subsidiary except Liens in favor of the Administrative Agent for the benefit of the Secured Parties.  Each License Subsidiary is a Restricted Subsidiary, unless designated an Unrestricted Subsidiary in accordance with the terms of this Agreement and in accordance with the provisions of Section 7.17.

5.18                           The Parent.

(a)                  Except as otherwise set forth in this Section 5.18, the Parent has no Indebtedness (other than (i) pursuant hereto and the other Loan Documents, (ii) certain trade payables reasonably incurred in the ordinary course of the operation of the Stations and of the Parent’s corporate headquarters, (iii) pursuant to the Indentures and (iv) pursuant to Section 7.03);

(b)                 The Parent has no assets other than furniture, fixtures, intellectual property and equipment located in its corporate office and certain other non-material assets not used in the operation of any Station and the Equity Interests in its Subsidiaries and contractual rights under contracts described in subsection (c) below;

(c)                  Except as otherwise set forth in this Section 5.18, the Parent is not a party to or bound by any contract or agreement other than the Station Contracts and other contractual arrangements entered into in the ordinary course of business consistent with the restrictions set forth in subsection (d)(iii) below; and

(d)                 Except as otherwise set forth in this Section 5.18, the Parent does not conduct any business other than

(i)                                     holding the Equity Interests in the Borrower,

(ii)                                  entering into and performing Station Contracts, and

(iii)                               entering into and performing contracts in connection with the corporate office and other corporate overhead items consistent with past practices.

There are no Liens of any nature whatsoever on any of the property or assets of the Parent except Liens permitted by Section 7.01.

5.19                           Solvent.  The Borrower is, and the Parent, the Borrower and their Subsidiaries are on a GAAP consolidated basis, Solvent.

5.20                           Collateral Documents.

(a)                  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties party thereto in the Collateral.  Except for Liens permitted by Section 7.01, (a) the Collateral (except for the Non-Perfected Collateral) is subject to a first and prior Lien in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations and (b) the Non-Perfected Collateral is subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations.  Except for (x) UCC filings completed within ten (10) days after the First Amendment Effective Date and as contemplated hereby and by the Collateral Documents, (y) intellectual property and other filings which are not required to be made pursuant to the terms of this Agreement and the Collateral Documents and (z) delivery to the Administrative Agent of (i) promissory notes and securities (other than Equity Interests in Restricted Subsidiaries) created or acquired after the First Amendment Effective Date to the extent such promissory notes and securities, together with all promissory notes and securities previously delivered to the Administrative Agent, aggregate in value $5,000,000 or more and (ii) the Equity Interests in Restricted Subsidiaries created or acquired after the First Amendment Effective Date, no other filing or other action will be necessary to perfect such Liens in Collateral other than Non-Perfected Collateral.

(b)                 As of the First Amendment Effective Date, none of the Parent, the Borrower nor any Restricted Subsidiary has any interest in any tangible negotiable instruments, instruments (other than Equity Interests and promissory notes) or tangible chattel paper that aggregate in value $200,000 or more.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower and the Parent shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

6.01                           Financial Statements.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a)                  as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Parent (including the accounts of the Borrower and their Subsidiaries) as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of one of the “Big Four” certified accounting firms or another independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to the Agents, which report and opinion (as to the financial statements) shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception not reasonably acceptable to the Administrative Agent; and

(b)                 as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the following financial statements as of the end of such fiscal quarter: (i) condensed consolidated balance sheet as of the fiscal quarter then ended with a comparison to the balance sheet as of the most recently ended fiscal year; (ii) condensed consolidated statements of income or operations for the most recently ended quarterly period for such fiscal year and for the portion of the fiscal year then ended, in comparative form; and (iii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended, in comparative form.  The condensed consolidated interim unaudited financial statements shall be prepared in accordance with GAAP for interim financial information and shall be accompanied by the certifications required by the rules and regulations of the SEC.

Notwithstanding the foregoing, (i) in the event that the Parent timely files an Annual Report on Form 10-K for such fiscal year with the SEC that is made publicly available through EDGAR that meets all the requirements set forth in Section 6.01(a) preceding other than the delivery requirement to the Administrative Agent, such filing shall be deemed to have satisfied such delivery requirement of Section 6.01(a); (ii) in the event that the Parent timely files a Quarterly Report on Form 10-Q for such fiscal quarter with the SEC that is made publicly available through EDGAR that meets all the requirements set forth in Section 6.01(b) preceding other than the delivery requirement to the Administrative Agent, such filing shall be deemed to have satisfied such delivery requirement of Section 6.01(b); and (iii) so long as the Parent has made filings that satisfy subsections (i) and (ii) preceding, the Parent and the Borrower shall not have to satisfy the requirement that such information be in form and detail satisfactory to the Administrative Agent and the Required Lenders.

6.02                           Certificates; Other Information.  Deliver to the Administrative Agent:

(a)                  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, certifying among other things, as to (i) the Net Investments in each Unrestricted Subsidiary and (ii) the compliance by the Borrower with the financial covenants described in Section 7.13;

(b)                 promptly after any request by either Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent and the Borrower by independent accountants in connection with the accounts or books of the Parent, the Borrower or any Restricted Subsidiary, or any audit of any of them;

(c)                  promptly after the same are available, notice of copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.  Notwithstanding the foregoing, in the event that the Parent or the Borrower timely files such filings in accordance with the requirements of the SEC and such filings are made publicly available through EDGAR, the Parent and the Borrower shall have no delivery requirement under this Section 6.02(c);

(d)                 promptly after the furnishing thereof, copies of any notice of default or breach under any material debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement;

(e)                  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.  Notwithstanding the foregoing, in the event that such notice or other correspondence is made publicly available through EDGAR, the Parent and the Borrower shall have no delivery requirement under this Section 6.02(e);

(f)                    promptly upon their becoming available, the Borrower shall furnish (i) copies of any periodic or special reports filed by any Loan Party with the FCC or any other federal, state or local Governmental Authority if such reports indicate any material change in the ownership of such Loan Party, or any materially adverse change in the business, operations, affairs or condition of any Loan Party, and (ii) copies of any material notices and other material communications from the FCC or any other federal, state or local Governmental Authority which specifically relate to any Loan Party, any Station or any material License, and the substance of which relates to a matter that could reasonably be expected to have a Material Adverse Effect;

(g)                 promptly, such additional information regarding the business, financial or corporate affairs of the Parent, the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

(h)                 promptly after any Responsible Officer becomes aware of the occurrence of a Restricted Period Trigger Date, a certificate signed by a Responsible Officer of the Borrower, certifying as to the calculation of the Consolidated Leverage Ratio as of such Restricted Period Trigger Date.

Unless made publicly available as set forth in Section 6.01, documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower, and each Lender shall be solely responsible for maintaining its copies of such documents.

The Borrower and the Parent hereby acknowledge that (a) the Agents and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or at the direction of the Borrower or the Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, the Borrower or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that so long as the Borrower or the Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agents, the Arrangers, the L/C Issuer and the

Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, the Parent or any of their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Agents and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding anything in this paragraph, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03                           Notices.  Promptly notify the Administrative Agent:

(a)                  of the occurrence of any Default;

(b)                 of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect,

(c)                  of (i) any dispute, litigation, investigation, proceeding or suspension between the Parent, the Borrower or any Subsidiary and any Governmental Authority that could reasonably be expected to result in a Material Adverse Effect; (ii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent, the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, that could reasonably be expected to result in a Material Adverse Effect; (iii) any material admonition, censure or adverse citation or order by the FCC or any other Governmental Authority or regulatory agency that could reasonably be expected to result in a Material Adverse Effect; or (iv) any competing application, petition to deny or other opposition to any license renewal application filed by the Borrower or any of its Subsidiaries with the FCC that would reasonably be expected to result in a Material Adverse Effect, it being understood that, no notice will be required in connection with any litigation, proceeding or filing instituted, requested or made by a repeat nuisance filer and their affiliates, agents and representatives; and

(d)                 of the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe each material provision of this Agreement and the Loan Documents that may be materially implicated by the occurrence referred to therein (if any) to the knowledge of the Responsible Officers of the Borrower.

6.04                           Payment of Certain Obligations.  Pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material tax liabilities, assessments and governmental charges (other than Indebtedness) or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves if and to the extent required in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary.

6.05                           Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect the Borrower’s, the Parent’s and each Restricted Subsidiary’s legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; and (b) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                           Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except in each case of (a) and (b) preceding where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                           Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Parent or the Borrower, insurance with respect to their properties against loss or damage of the kinds and in the amounts consistent with prudent business practice, and carry such other insurance as is consistent with prudent business practice (it being understood that self-insurance shall be permitted to the extent consistent with prudent business practice).

6.08                           Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                           Books and Records.  (a)  Maintain proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent (including the accounts of the Borrower or such Subsidiary, as the case may be); and (b) maintain such books of record and account in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent (including the accounts of the Borrower or such Subsidiary, as the case may be), in each case of (a) and (b) preceding, except to the extent that noncompliance therewith could reasonably be expected to have Material Adverse Effect.

6.10                           Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender at such parties’ own expense (coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, notwithstanding the foregoing, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11                           Use of Proceeds.  Use the proceeds of the Credit Extensions (i) to refinance existing indebtedness under the Existing Credit Agreement, (ii) for capital expenditures, (iii) for working capital; (iv) for repurchases of Equity Interests and to make dividends as permitted by the terms of this Agreement, (v) to finance Permitted Acquisitions and Investments, (vi) to pay fees and expenses related to the transactions contemplated hereby, and (vii) for other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12                           Additional Guarantors and Covenant to Give Security.  Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary and whether such Subsidiary is an Unrestricted Subsidiary, and promptly thereafter (and in any event within 30 days or such longer period as the Administrative Agent may agree), cause such Person that is not designated an Unrestricted Subsidiary to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) execute and deliver to the Administrative Agent a Security Agreement Supplement or such other document as the Administrative Agent shall deem appropriate for such Person to grant a first and prior perfected Lien (subject only to Liens permitted by Section 7.01) in all assets (other than Excluded Collateral) of such Person to the Administrative Agent for the benefit of the Secured Parties (notwithstanding the foregoing, such Liens shall not be required to be perfected in Non-Perfected Collateral) and (c) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if requested by the Administrative Agent (provided that no such request shall be made with respect to any additional Guarantor (and its related License Subsidiary, if any) if such additional Guarantor (together with its related License Subsidiary) would not have been a Material Subsidiary if it had been owned by the Borrower for the most recently completed 12 month period preceding the date it became a Subsidiary of the Borrower) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) and (b)), all in form, content and scope substantially similar to the corporate and FCC opinions (if appropriate) delivered on the Closing Date or otherwise reasonably satisfactory to the Administrative Agent, provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an Acquisition permitted by this Agreement, and such new Subsidiary at no time holds any material assets or liabilities (other than liabilities under the merger agreement, and other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction), such new Subsidiary shall not be required to take the actions set forth above until the respective Acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within seven Business Days) and, a new Domestic Subsidiary shall not be subject to the provisions of this Section 6.12 if substantially all of the assets of such new Subsidiary consist of stock of one or more Subsidiaries that are not Domestic Subsidiaries.

6.13                           FCC Consents.  The Parent and the Borrower acknowledge that certain transactions contemplated by this Agreement or the Loan Documents, and certain actions which may be taken by the Administrative Agent or the Lenders in the exercise of their rights under this Agreement or the Loan Documents, may require the consent of the FCC.  If counsel to the

Administrative Agent reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Administrative Agent or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then during the continuance of an Event of Default the Parent and the Borrower, at their sole cost and expense, shall use their commercially reasonable efforts, and shall cause the Restricted Subsidiaries to use their commercially reasonable efforts, to secure such consent and to cooperate with the Administrative Agent and the Lenders in any action commenced by the Administrative Agent or the Lenders to secure such consent.  Neither the Parent nor the Borrower shall take any action, and they shall not permit any of the Subsidiaries to take any action, that interferes with the exercise or completion of the efforts to obtain the consent of the FCC as set forth above, provided that, notwithstanding the foregoing, the Borrower, the Parent and each of their Subsidiaries shall at all times comply with the Communications Act and all FCC Regulations.

6.14                           Collateral.

(a)                  The Parent and the Borrower shall, and shall cause each Restricted Subsidiary to, do all things necessary or reasonably requested by the Administrative Agent to preserve and (except as to Non-Perfected Collateral) perfect the Liens of the Administrative Agent for the benefit of the Secured Parties, arising pursuant hereto and pursuant to the Collateral Documents as first Liens (except as to Non-Perfected Collateral), and to insure that the Administrative Agent, for the benefit of the Secured Parties, has a perfected prior and first Lien on all of the Collateral (except as to Non-Perfected Collateral), including, without limitation, the Equity Interests of the Borrower and each of its direct and indirect Domestic Subsidiaries and the direct and indirect Domestic Subsidiaries of the Borrower and the Parent; provided however that only 65% of the Equity Interests of any Domestic Subsidiary substantially all of the assets of which consist of stock of one or more Subsidiaries that are not Domestic Subsidiaries shall be required to be pledged as collateral under this Section 6.14.

(b)                 The Parent and the Borrower shall, and shall cause each Restricted Subsidiary to (i) grant to the Administrative Agent for the benefit of the Secured Parties a Lien on all assets (other than Excluded Collateral, and with respect to FCC Licenses subject to the terms of the Security Agreement) of all Loan Parties which shall be perfected on all Collateral other than Non-Perfected Collateral and (ii) take such action as is necessary from time to time to cause all such Liens in Collateral to be first and prior Liens (except as to Non-Perfected Collateral, and subject to Liens permitted by Section 7.01).  For the avoidance of doubt, all Equity Interests in the Borrower and all Equity Interests owned by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary will continue to be fully pledged as Collateral unless and until Disposed of in accordance with the terms of this Agreement.

(c)                  The Parent and the Borrower shall, and shall cause each Restricted Subsidiary to do all things necessary or reasonably requested by the Administrative Agent to preserve and (except as to Non-Perfected Collateral) perfect the Liens of the Administrative Agent for the benefit of the Secured Parties, arising pursuant hereto and pursuant to the Pledge Agreements and Security Agreements as first Liens (except as to Non-Perfected Collateral), and to insure that the Administrative Agent, for the benefit of the Secured Parties, has a perfected prior and first Lien on all of the Collateral other than Non-Perfected Collateral of the Borrower and each of its direct and indirect Domestic Subsidiaries and the direct and indirect Domestic Subsidiaries of the Borrower and the Parent; provided, however, that no such action shall be required to perfect the Liens in Non-Perfected Collateral.

6.15                           Further Assurances.  Promptly upon request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be created by any of the Collateral Documents to the extent agreed herein or therein to be Collateral, (iii) perfect and maintain the validity, effectiveness and (except as to Non-Perfected Collateral) priority of any of the security interests, Loan Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent on behalf of the Secured Parties the rights granted or now or hereafter intended to be granted to the Administrative Agent for the benefit of the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower and the Parent shall not, nor shall they permit any Restricted Subsidiary to, directly or indirectly:

7.01                           Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                  Liens pursuant to any Loan Document;

(b)                 Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b), or Liens to which the Required Lenders have consented in writing;

(c)                  Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and as to which the applicable Loan Party has set aside any reserves required in accordance with GAAP on its books;

(d)                 statutory Liens, such as mechanic’s, materialmen’s, warehouseman’s, landlord’s, artisan’s, worker’s, contractor’s, carrier’s or other like Liens, (i) incurred in good faith in the ordinary course of business, (ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings and (iii) as to which the applicable Loan Party has set aside any reserves on its books required in accordance with GAAP or bonded satisfactorily to the Administrative Agent;

(e)                  encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title, provided that none of such encumbrances materially impairs the operation of the applicable Loan Party’s business;

(f)                    Liens in respect of judgments or awards with respect to which any Loan Party is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards such Loan Party has established any reserves on its books required in accordance with GAAP or has bonded in a manner satisfactory to the Administrative Agent;

(g)                 pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

(h)                 Liens granted to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property; and

(i)

(A) during all Unrestricted Periods, so long as there exists no Default prior to and/or after giving effect to the incurrence of such Lien and the related Indebtedness, Liens in the aggregate securing up to an aggregate outstanding amount of Indebtedness of the Borrower, the Parent and the Restricted Subsidiaries (except License Subsidiaries) not to exceed $50,000,000, inclusive of any aggregate outstanding amount of secured Indebtedness of the Borrower, the Parent and the Restricted Subsidiaries incurred during Restricted Periods pursuant to Section 7.01(i)(B); provided further that (x) such Liens may only secure Indebtedness of the Parent, the Borrower and the Restricted Subsidiaries in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets, and (y) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof; and

(B) during Restricted Periods only, so long as there exists no Default prior to and/or after giving effect to the incurrence of such Lien and the related Indebtedness, Liens in the aggregate securing up to an aggregate outstanding amount of Indebtedness of the Borrower, the Parent and the Restricted

Subsidiaries (except License Subsidiaries) not to exceed $25,000,000, inclusive of any aggregate outstanding amount of Indebtedness of the Borrower, the Parent and the Restricted Subsidiaries incurred during all Unrestricted Periods pursuant to Section 7.01(i)(A); provided further that (x) such Liens may only secure Indebtedness of the Parent, the Borrower and the Restricted Subsidiaries in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets and (y) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof.  For the avoidance of doubt, the Borrower and the other Loan Parties shall not be permitted to incur or create new Liens pursuant to this Section 7.01(i)(B) if the aggregate amount of outstanding Indebtedness secured by Liens incurred as permitted by both subsections (A) and (B) of this Section 7.01(i) exceeds $25,000,000.

7.02                           Investments.  Make any Investments, except:

(a)                  Investments held by the Parent, the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b)                 advances to officers, directors and employees of the Parent, the Borrower and their Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes in accordance with past practices and as permitted by applicable Law;

(c)                  Investments of the Parent and the Borrower in any Guarantors and Investments of any Restricted Subsidiary in the Borrower or in another Restricted Subsidiary;

(d)                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)                  Guarantees in accordance with the terms of Section 7.03;

(f)                    during all Unrestricted Periods, so long as there exists no Default prior to and/or after giving effect to each such Investment, the Borrower and its Restricted Subsidiaries may make Investments, including Investments in Qualified Unrestricted Subsidiaries, provided that Investments in Unrestricted Subsidiaries must only be made in Qualified Unrestricted Subsidiaries and only in accordance with the provisions of Section 7.17;

(g)                 during Restricted Periods only, so long as (i) there exists no Default prior to and/or after giving effect to each such Investment and (ii) in the case of an Investment or a series of related Investments with a value in excess of $5,000,000, the Borrower shall have delivered a certificate signed by a Responsible Officer of the Borrower, in reasonable detail describing such Investment and containing calculations demonstrating on a pro forma basis the Borrower’s compliance with each of the covenants set forth in Section 7.13 after giving effect to such Investment, the Borrower and its Restricted Subsidiaries may make Investments, including Investments in Qualified Unrestricted Subsidiaries up to the unused amount of the

Investment Basket, provided that, notwithstanding the foregoing, (A) Investments may be made by using (1) Equity Interests of the Parent, (2) cash of any Loan Party or (3) assets of any Loan Party (or any combination of the preceding), so long as in each case the Borrower has established a fair market value determined in good faith for any assets used, and such fair market value together with cash used does not exceed the unused amount of the Investment Basket, and (B) Investments in Unrestricted Subsidiaries may be made only to Qualified Unrestricted Subsidiaries and are subject to, and must also comply with, the provisions of Section 7.17; and

(h)                 Investments in Qualified Unrestricted Subsidiaries to the extent constituting the contribution of, or paid for with, Equity Interests of the Parent.

Notwithstanding anything herein or in any other Loan Document to the contrary, no payment (deferred or otherwise) of any consideration of any type may be made during any Restricted Period with respect to any Investment that was permitted by Section 7.02(f) at the time such Investment was made, except so long as there exists no Default prior to and/or after giving effect to such payment, any such payment may be made to the extent such payment in connection with such Investment would have been permitted under Section 7.02(g) and Section 7.17.

7.03                           Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                  Indebtedness under the Loan Documents;

(b)                 (i) during all Unrestricted Periods, Indebtedness outstanding on the Closing Date and listed on Schedule 7.03, and Indebtedness outstanding on the First Amendment Effective Date of EPLLC and listed on Schedule 7.03(a), and in each case any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) during Restricted Periods only, Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and Indebtedness outstanding on the First Amendment Effective Date of EPLLC and listed on Schedule 7.03(a);

(c)

(i)                                     during all Unrestricted Periods, Guarantees of (A) the Guarantors in respect of Indebtedness otherwise permitted hereunder subordinated to the Obligations on terms substantially similar to the subordination terms of the guarantees in the Indenture and the Senior Subordinated Notes Documents, and (B) the Borrower in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

(ii)                                  during Restricted Periods only, (A) subordinated, unsecured Guarantees by the Guarantors in respect of Indebtedness permitted under Section 7.03(h), on subordination terms consistent with the unsecured New Subordinated High Yield Indebtedness documentation subordination terms permitted to be issued under Section 7.03(h) and (B) Guarantees of the Borrower in respect of Indebtedness otherwise permitted hereunder during the Restricted Periods of the Borrower or any other Guarantor;

(d)                 obligations (contingent or otherwise) of the Parent, the Borrower or any Subsidiary (other than License Subsidiaries) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;”

(e)

(i)                                     during all Unrestricted Periods, so long as there exists no Event of Default or payment Default under Section 8.01(a) prior to and/or after giving effect to each such incurrence the Borrower, the Parent and the Restricted Subsidiaries (except License Subsidiaries) may incur Indebtedness in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets in an aggregate amount not to exceed $50,000,000 at any one time outstanding, inclusive of any Indebtedness incurred during Restricted Periods pursuant to Section 7.03(e)(ii) that remains outstanding; provided further that any such Indebtedness is only secured to the extent provided in Section 7.01(i)(A); and

(ii)                                  during Restricted Periods only, so long as there exists no Event of Default or payment Default prior to and/or after giving effect to each such incurrence, the Borrower, the Parent and the Restricted Subsidiaries (except License Subsidiaries) may incur Indebtedness in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets in an aggregate amount for all such Indebtedness incurred during all Restricted Periods not to exceed $25,000,000 at any one time outstanding, inclusive of any aggregate outstanding amount of Indebtedness of the Borrower, the Parent and the Restricted Subsidiaries incurred during all Unrestricted Periods pursuant to Section 7.03(e)(i) that remains outstanding; provided further that any such Indebtedness is only secured to the extent provided in Section 7.01(i)(B).  For the avoidance of doubt, the Borrower and the other Loan Parties shall not be permitted to incur Indebtedness pursuant to this Section 7.03(e)(ii) if the aggregate amount of outstanding Indebtedness incurred as permitted by both subsections (i) and (ii) of this Section 7.03(e) exceeds $25,000,000; and

(f)                    during all Unrestricted Periods, so long as there exists no Event of Default or payment Default under Section 8.01(a) prior to and/or after giving effect to each such incurrence, the Borrower and the Parent may incur additional unsecured Indebtedness from time to time provided that, (A) no such additional Indebtedness has a maturity earlier than six months after the Maturity Date, (B) no such additional Indebtedness has any scheduled principal payments, prepayments, redemptions, retirements, acquisition of principal, cancellations, repurchases, sinking funds or other principal payments prior to the Maturity

Date and (C) if the principal amount of such Indebtedness is in excess of $20,000,000, the Borrower shall have delivered to the Administrative Agent evidence in form reasonably satisfactory to the Administrative Agent of pro forma compliance with each of the covenants set forth in Section 7.13 before and after giving effect to the incurrence of such additional Indebtedness;

(g)                 during all Unrestricted Periods, so long as there exists no Event of Default or payment Default under Section 8.01(a) prior to and/or after giving effect to each such incurrence, the Restricted Subsidiaries may incur additional unsecured Indebtedness up to an aggregate amount at any one time outstanding of $50,000,000 for all Restricted Subsidiaries minus the aggregate amount of secured debt incurred by any of the Restricted Subsidiaries permitted by subsection (e) preceding; provided that, (A) no such additional Indebtedness has a maturity earlier than six months after the Maturity Date, (B) no such additional Indebtedness has any scheduled principal payments, prepayments, redemptions, retirements, acquisition of principal, cancellations, repurchases, sinking funds or other principal payments prior to the Maturity Date and (C) if the principal amount of such Indebtedness is in excess of $20,000,000, the Borrower shall have delivered to the Administrative Agent evidence in form reasonably satisfactory to the Administrative Agent of pro forma compliance with each of the covenants set forth in Section 7.13 before and after giving effect to the incurrence of such additional Indebtedness;

(h)                 during Restricted Periods only, so long as there exists no Default prior to and/or after giving effect to each such incurrence, the Borrower and the Parent may incur additional unsecured contractually subordinated high yield Indebtedness (a “New Subordinated High Yield Indebtedness”) from time to time provided that (A) not less than two Business Days prior to such incurrence (or such lesser notice as agreed to by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, in reasonable detail, containing calculations demonstrating on a pro forma basis the Borrower’s compliance with the covenants set forth in Section 7.13 after giving effect to such incurrence, based upon the Borrower’s good faith estimate (if the actual pricing is not then available) of the pricing for such Indebtedness, (B) no such additional Indebtedness has a maturity earlier than six months after the Maturity Date, (C) no such additional Indebtedness has any scheduled principal payments, prepayments, redemptions, retirements, acquisition of principal, cancellations, repurchases, sinking funds or other principal payments prior to the Maturity Date, (D) 100% of the Net Debt Proceeds of such additional New Subordinated High Yield Indebtedness must be applied to prepay the Loans in accordance with Section 2.04(b)(v), (E) the contractual subordination terms in the documentation for such New Subordinated High Yield Indebtedness shall be reasonably consistent with market practice at the time for unsecured contractually subordinated high yield indebtedness for comparable borrowers and (F) the covenants and other terms and provisions of the unsecured New Subordinated High Yield Indebtedness shall be less restrictive and no more favorable than the covenants and other terms of this Agreement and the other Loan Documents, provided that the terms of such unsecured New Subordinated High Yield Indebtedness may include a maximum leverage ratio requirement to permit the incurrence of indebtedness; and

(i)

(i)                                     during all Unrestricted Periods, Indebtedness incurred by the Borrower in the ordinary course of business in an aggregate amount not to exceed $25,000,000 at any one time outstanding, inclusive of any Indebtedness incurred during Restricted Periods pursuant to Section 7.03(i)(ii) (whether secured or unsecured) that remains outstanding; and

(ii)                                  during Restricted Periods only, so long as there exists no Event of Default or payment Default prior to and/or after giving effect to each such incurrence, unsecured Indebtedness incurred by the Borrower in the ordinary course of business in an aggregate amount not to exceed $15,000,000 at any one time outstanding, inclusive of any Indebtedness incurred during Unrestricted Periods pursuant to Section 7.03(i)(i) that remains outstanding; provided, however, that up to $5,000,000 of such Indebtedness may be secured.  For the avoidance of doubt, the Borrower and the other Loan Parties shall not be permitted to incur Indebtedness pursuant to this Section 7.03(i)(ii) if the aggregate amount of outstanding Indebtedness incurred as permitted by both subsections (i) and (ii) of this Section 7.03(e) exceeds $15,000,000.

7.04                           Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists prior to and/or after giving effect thereto:

(a)                  any Subsidiary may merge with (x) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (y) any one or more other Restricted Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and provided further that, in the case of both clause (x) and (y), any Subsidiary which is an Unrestricted Subsidiary at the time of the applicable merger (1) must meet the criteria set forth in the definition of “Restricted Subsidiary” for conversion to a Restricted Subsidiary immediately prior to the occurrence of the applicable merger and (2) shall be treated in all respects as a Restricted Subsidiary during all periods of determination for purposes of calculating Consolidated Operating Cash Flow;

(b)                 any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

(c)                  Dispositions in accordance with the terms of Section 7.05; and

(d)                 any Permitted Acquisition permitted by Section 7.07 may be structured as a merger, consolidation or amalgamation, so long as the Borrower or a Loan Party is the surviving Person.

7.05                           Dispositions.

(a)                  During all Unrestricted Periods, make any Disposition of any material portion of the assets of the Parent, the Borrower or any of their Restricted Subsidiaries, except:

(i)                                     Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(ii)                                  Dispositions of inventory in the ordinary course of business;

(iii)                               Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(iv)                              Dispositions of property by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(v)                                 Dispositions in accordance with the terms of Section 7.04(a), (b) and (d);

(vi)                              in addition to subsection (vii) following, so long as no Default exists prior to and/or after giving effect to any such Disposition, (A) Dispositions of property in connection with Like Kind Exchanges for a Station acquired in connection with a Permitted Acquisition in accordance with the terms of Section 7.07 and (B) Dispositions in connection with Station swaps or exchanges, in each case of Stations acquired in connection with a Permitted Acquisition in accordance with the terms of Section 7.07, provided that, notwithstanding the foregoing, if at any time in connection with a (I) Like Kind Exchange after a property has been Acquired or Disposed of by the Borrower or any of its Subsidiaries in connection with such Like Kind Exchange there shall exist a Default, such Loan Party shall be permitted to consummate the Like Kind Exchange despite the existence of such Default, and (II) swap or exchange described in subsection (B) preceding, after a property has been Acquired or Disposed of by the Borrower or any of its Subsidiaries in connection with such swap or exchange there shall exist a Default, and such Loan Party has entered into a contractual arrangement binding such Loan Party to consummate such swap or exchange with an unaffiliated third party prior to the existence of such Default, such Loan Party shall be permitted to consummate such swap or exchange despite the existence of such Default; and

(vii)                           in addition to subsection (vi) preceding, so long as (A) no Default exists prior to and/or after giving effect to any such Disposition, (B) the Borrower has complied with the provisions of Section 2.04(b)(ii) with respect to each such Disposition and (C) after giving effect to each such Disposition, at least 80% of Consolidated Operating Cash Flow, on a pro forma basis, will be derived from the

Business, the Borrower may make Dispositions of assets representing not more than 25% of Consolidated Operating Cash Flow (measured for the most recently completed four fiscal quarters) in the aggregate for all such asset Dispositions over the term of this Agreement.  For the avoidance of doubt, operating cash flow from assets sold shall be calculated based on the operating cash flow for the four fiscal quarters preceding the date of sale of the assets sold for all assets sold cumulatively from the Closing Date through the date of determination, measured against Consolidated Operating Cash Flow for the most recently completed four fiscal quarters of the Parent; and

(b)      During Restricted Periods, make any Disposition, except:

(i)            Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(ii)           Dispositions of inventory in the ordinary course of business;

(iii)          Dispositions of property by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(iv)          Dispositions in accordance with the terms of Section 7.04(a), (b) and (d);

(v)           in addition to subsection (vi) following, so long as (1) no Default exists prior to and/or after giving effect to such Disposition, and (2) if the fair market value of the assets Disposed exceeds $5,000,000 for any one Disposition or series of related Dispositions (as determined by the Borrower in good faith), prior to such Disposition the Borrower shall have delivered a certificate signed by a Responsible Officer of the Borrower, in reasonable detail setting forth the calculations (x) demonstrating on a pro forma basis the Borrower’s compliance with each of the covenants set forth in Section 7.13 after giving effect to such Disposition and the intended use of such Net Cash Proceeds, including any related incurrence and/or repayment of Indebtedness and (y) demonstrating compliance with subclause (A)(VI) below (if such Disposition is in connection with a Like Kind Exchange):

(A)          Dispositions in connection with Like Kind Exchanges for one or more Stations acquired in connection with a Permitted Acquisition in accordance with the terms of Section 7.07, provided that each of the following criteria must be satisfied:

(I)            such Disposition will be permitted only so long as it shall continue to meet and satisfy each of the legal requirements for a Like Kind Exchange,

(II)           such Disposition will be permitted only so long as such Loan Party uses a qualified intermediary reasonably acceptable to the Administrative Agent to effectuate such Like Kind Exchange,

(III)         such Disposition will be permitted only so long as (1) the ultimate purchaser is an unaffiliated third Person, (2) such Like Kind Exchange is an arm’s length transaction, (3) to the extent that the value of the consideration for the assets Disposed exceeds the value of the consideration for the assets Acquired, at least 90% of the additional compensation (provided, that any non-cash additional compensation must otherwise be permitted by the terms of this Agreement) to such Loan Party will be paid to the Borrower in immediately available cash Dollars (each such payment an “Asset Exchange Cash Receipt”) and subject to the mandatory prepayment provisions of Section 2.04(b) and (4) to the extent that the value of the consideration for the assets Acquired exceeds the value of the consideration for the assets Disposed, such excess consideration to be paid by the Loan Parties may be paid in a combination of: (x) Equity Interests of the Parent; and (y) if there exists no Default at the time of payment, and only to the extent such amount is included in the calculation of usage of the Acquisition Basket (and unused availability exists thereunder), Dollars and other assets of the Loan Parties (each such payment that is not made with Equity Interests of the Parent, a “Like Kind Exchange Excess Value Payment”),

(IV)         if at any time after an asset has been Acquired or Disposed of by the Borrower or any of its Subsidiaries in connection with a Like Kind Exchange there shall exist a Default that is not a Subsection 7.05(b)(vi) Reversion Trigger Event, such Loan Party shall be permitted to consummate the Like Kind Exchange despite the existence of such Default,

(V)           such Disposition will be permitted only so long as the Acquisition in connection with such exchange is a Permitted Acquisition to be consummated in accordance with the terms of this Agreement, including, without limitation, Sections 7.07 and 7.09,

(VI)         the fair market value of all assets Disposed in connection with all Like Kind Exchanges consummated by the Loan Parties during all Restricted Periods shall not exceed $75,000,000 in the aggregate for all such Dispositions, and

(VII)        such Disposition will only be characterized as a Like Kind Exchange permitted under this subsection (A) if the Borrower delivers written notice within 45 days after the consummation of such Disposition setting forth in reasonable detail the assets to be Acquired in connection with such Like Kind Exchange (for the avoidance of doubt, failure to deliver to the Administrative Agent a written notice identifying in reasonable detail the target Permitted Acquisition in connection with a Like Kind Exchange within 45 days after the consummation of a Disposition is a Subsection 7.05(b)(vi) Reversion Trigger Event).

Notwithstanding the foregoing, upon the occurrence of any Subsection 7.05(b)(vi) Reversion Trigger Event, a Subsection 7.05(b)(vi) Reversion shall automatically occur without notice to any Person; and

(B)           Dispositions of assets in connection with asset exchanges for one or more Stations acquired in connection with a Permitted Acquisition in accordance with the terms of Section 7.07 (including, without limitation, any Like Kind Exchange to the extent it satisfies each of the conditions of this subclause (B)), provided that each of the following criteria must be satisfied:

(I)            such Disposition will be permitted only so long as such asset exchange is consummated substantially concurrently with the Permitted Acquisition related to such exchange (but in no event earlier than five Business Days before, or later than five Business Days after, the Disposition of the related asset),

(II)           such Disposition will be permitted only so long as (1) the ultimate purchaser is an unaffiliated third Person, (2) such exchange involves a Disposition of one or more Stations in connection with the Permitted Acquisition of one or more radio stations and is an arm’s length transaction for assets of like kind, (3) to the extent that the value of the consideration for the assets Disposed exceeds the value of the consideration for the assets Acquired, at least 90% of the additional compensation (provided, that any non-cash additional compensation must otherwise be permitted by the terms of this Agreement) to such Loan Party will be paid to the Borrower in immediately available cash Dollars (each such payment also an “Asset Exchange Cash Receipt”) and subject to the mandatory prepayment provisions of Section 2.04(b) and (4) to the extent that the value of the consideration for the assets Acquired exceeds the value of the consideration for the assets Disposed, the additional compensation paid by such Loan Party (each, such payment that is not made with Equity Interests of the Parent also a “Like Kind Exchange Excess Value Payment”) will be paid to the ultimate seller only in Equity Interests of the Parent, provided that such Loan Party may make such Like Kind Exchange Excess Value Payment in Dollars or assets of the Loan Parties if there exists no Default and such amount (or the fair market value thereof, as applicable) is included in the calculation of usage of the Acquisition Basket (and unused availability exists thereunder), and

(III)         such Disposition will be permitted only so long as the Permitted Acquisition in connection with such exchange is otherwise permitted by the terms of this Agreement, including, without limitation, Sections 7.07 and 7.09.

Notwithstanding anything herein to the contrary, in each case of each type of asset exchange Disposition permitted under subsections (A) and (B) preceding, Asset Exchange Cash Receipts will be deemed to be Net Cash Proceeds and subject to the mandatory prepayment provisions of Section 2.04(b)(ii)(A); and

(vi)          Dispositions (other than Dispositions permitted pursuant to subsection (v) preceding) provided that, (A) such Disposition is for fair market value and consummated with a non-Affiliate in an arm’s length transaction, (B) such Disposition is made for at least 90% cash Dollars consideration (any non-cash consideration must otherwise be permitted by the terms of this Agreement), (C) such cash consideration is received upon consummation of the Disposition, (D) there exists no Default prior to and/or after giving effect thereto, (E) if the fair market value of the assets Disposed exceeds $5,000,000 for any one Disposition or series of related Dispositions (as determined by the Borrower in good faith), prior to such Disposition the Borrower shall have delivered a certificate signed by a Responsible Officer of the Borrower, in reasonable detail setting forth calculations demonstrating on a pro forma basis the Borrower’s compliance with each of the covenants set forth in Section 7.13 after giving effect to such Disposition and any related incurrence and/or repayment of Indebtedness, and (F) 100% of the Net Cash Proceeds of such Disposition are applied in accordance with Section 2.04(b)(ii)(A).

7.06         Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, provided that,

(a)      each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)      the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable to the Parent, the Borrower or another Restricted Subsidiary that is a Guarantor solely in the common stock or other common Equity Interests of such Person;

(c)      during all Unrestricted Periods, so long as there exists no Default prior to and/or after giving effect to each such payment, the Borrower and the Parent may declare and pay cash dividends and make stock redemptions, repurchases and capital distributions to the Parent, and the Parent’s stockholders.  For the avoidance of doubt, during any Restricted Period, except as specifically provided in subsections (d) and (e) below, the Borrower and the Parent shall not be permitted to declare and pay cash dividends and make stock redemptions, repurchases and capital distributions to Parent, or Parent’s stockholders;

(d)

(i)            Borrower may declare and pay dividends up to the Parent in an aggregate amount over the term of this Agreement not to exceed $10,000,000, provided that, such dividends may only be declared and paid so that such funds can be used to make payments relating to the settlement of and expenses relating to, legal or administrative proceedings of the Parent, the Borrower or the Restricted Subsidiaries that are uninsured, and

(ii)           in addition to the amount permitted by subsection (i) preceding, so long as there exists no Default prior to and/or after giving effect to each such payment, the Borrower may declare and pay dividends up to the Parent; provided that, such dividends may only be declared and paid (A) so that such funds can be used to make payments relating to the settlement of and expenses relating to, legal or administrative proceedings of the Parent, the Borrower or the Restricted Subsidiaries that are uninsured and (B) with five Business Days prior written notice to the Administrative Agent (or such lesser notice as may be agreed to among the Borrower and the Administrative Agent); and

(e)      the Borrower may declare and pay dividends to Parent to permit Parent to (i) pay actual cash taxes payable by the Parent, (ii) purchase Parent’s common stock or common stock options from present or former officers or employees of Parent, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, (iii) pay other corporate overhead expenses in an amount not to exceed $50,000,000 per fiscal year of the Parent, and (iv) pay amounts owed under Station Contracts.

7.07         Acquisitions.  Make any Acquisitions,

(I)            except so long as there exists no Default prior to and/or after giving effect to each such Acquisition, make Permitted Acquisitions during any Unrestricted Period, so long as

(a)      the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.13 both before and after giving effect to each such Permitted Acquisition, and each consummation of a Permitted Acquisition by the Borrower shall constitute a representation by the Borrower that it is in such pro forma compliance with the covenants set forth in Section 7.13;

(b)      except with respect to Investments that are also Acquisitions of a Qualified Unrestricted Subsidiary, the Borrower shall have given the Administrative Agent prior written notice regarding each Permitted Acquisition with a cash consideration of $50,000,000 or more;

(c)      except with respect to Investments that are also Acquisitions of a Qualified Unrestricted Subsidiary, with respect to each Permitted Acquisition with a cash consideration of $200,000,000 or more, the Borrower shall have delivered to the Administrative Agent:

(i)            within five days prior to the consummation of such Acquisition (or such lesser time as agreed to by the Agents), calculations demonstrating on a pro forma basis the Borrower’s compliance with the covenants set forth in Section 7.13, all in such detail and in such form as is reasonably acceptable to the Agents; and

(ii)           within five days prior to the consummation of any such Acquisition (or such lesser time as agreed to by the Agents), projections for the Borrower for a period of the lesser of five years and the maturity of the Loans hereunder after the closing of such Acquisition (giving effect to such Acquisition)

and showing the source of financing for such Acquisition, all in such detail and in such form as is reasonably acceptable to the Agents; and

(d)      except with respect to Investments that are also Acquisitions of a Qualified Unrestricted Subsidiary, with respect to each Permitted Acquisition consummated under this Section 7.07, the Borrower shall have complied with each of the following:

(i)            except as permitted by Section 5.17, all FCC Licenses acquired in connection with each such Acquisition shall be transferred promptly upon consummation of such Acquisition to a License Subsidiary;

(ii)           with respect to Permitted Acquisitions with a cash consideration in excess of $100,000,000, unless the Borrower reasonably expects that the Final Order will be granted notwithstanding the filing of such objection or filing described below, the FCC consent to the assignment of the FCC Licenses relating to the Stations being acquired pursuant to such Permitted Acquisition at such time (the “FCC Consent”) shall have become a Final Order unless (i) no filing shall have been made with the FCC that pertains to or becomes associated with any request for consent to the assignment of any of the FCC Licenses being acquired pursuant to such Permitted Acquisition, except for filings made by repeat nuisance filers (or their affiliates, agents or representatives) that have made a filing on multiple occasions against the Borrower or the Parent, or any Subsidiary of either of them, which such filing would not reasonably be expected to prevail (“Nuisance Filing”), or (ii) if any such filing shall have been made other than a Nuisance Filing, the Borrower shall have delivered to the Administrative Agent and the Lenders an opinion of the Borrower’s FCC counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to the effect of such filing;

(iii)          the Parent, the Borrower or the applicable Subsidiary shall have granted a prior and first Lien priority interest in, and pledged to the Administrative Agent on behalf of the Secured Parties, all of the Equity Interests of each such new Domestic Subsidiary acquired in connection with a Permitted Acquisition hereunder as additional collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Parent/Borrower Pledge Agreement or the Subsidiary Pledge Agreement, and executed and delivered to the Administrative Agent all such documentation for such pledge (including, a supplement to the Subsidiary Pledge Agreement, original stock certificates and duly executed stock powers, as applicable) as, in the reasonable opinion of the Administrative Agent, is required to perfect or protect such Lien and grant a prior and first Lien;

(iv)          if a new Domestic Subsidiary which is not an Unrestricted Subsidiary is acquired or created in connection with such Acquisition, the newly created or acquired Domestic Subsidiary shall have executed and delivered a Security Agreement Supplement or such other document as requested by the Administrative Agent to grant a Lien on and security interest in all assets (other than Excluded Collateral) of such new Domestic Subsidiary as additional collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Security Agreement, and executed and delivered to the Administrative Agent all such documentation for such security interest as, in the reasonable opinion of the Administrative Agent, is required to perfect or protect such Lien and grant a prior and first Lien; provided that in each case no such action shall be required to perfect or provide for the priority of Liens in Non-Perfected Collateral; and

(v)           the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent to the effect that all material approvals, consents or authorizations required in connection with such Acquisition (including the formation of any License Subsidiary and the transfer of FCC Licenses to a License Subsidiary) from any Licensing Authority or other Governmental Authority shall have been obtained, and such opinions as the Administrative Agent may reasonably request as to the Liens granted to the Administrative Agent, for the benefit of the Secured Parties in the Equity Interest, as required pursuant to this Section, as to any required regulatory approvals for such Acquisition and as to such other matters as the Administrative Agent may reasonably request.

(II)           Notwithstanding the foregoing, during all Restricted Periods and so long as no Default exists prior to and/or after giving effect to any such transaction, Permitted Acquisitions shall be permitted under any of (a), (b) or (c) below as follows:

(a)      for consideration consisting of Equity Interests of the Parent;

(b)      for cash and other consideration (including Equity Interests of the Parent except that the value of such Equity Interests shall not be deducted in the calculation of the Acquisition Basket) in an aggregate amount of value not to exceed the Acquisition Basket on the date of consummation of the applicable Acquisition, but only so long as (i) if the fair market value of the assets Acquired exceeds $5,000,000 for any one Acquisition or series of related Acquisitions (as determined by the Borrower in good faith), prior to consummation of such Acquisition the Borrower provides a certificate signed by a Responsible Officer of the Borrower, in reasonable detail setting forth calculations (A) demonstrating on a pro forma basis the Borrower’s compliance with each of the covenants set forth in Section 7.13 both before and after giving effect to each such Acquisition and all related repayment and/or incurrence of Indebtedness and (B) of the total value of the consideration for such Acquisition and the amount of the Acquisition Basket on such applicable date, (ii) the Loan Parties otherwise comply with subsections (I)(d)(i), (iii) and (iv) of this Section 7.07 to the extent applicable, and (iii) with respect to any Acquisition with a purchase price in excess of $25,000,000, such certificate in clause (i) preceding shall be delivered together with projections for the Borrower for the period from the consummation of such Acquisition through the maturity of the Loans hereunder after the closing of such Acquisition (giving effect to such Acquisition) and showing the source of financing for such Acquisition, all in reasonable detail;

(c)      so long as (i) if the fair market value of the assets Acquired exceeds $5,000,000 for any one Acquisition or series of related Acquisitions (as determined by the Borrower in good faith), prior to consummation of such Acquisition the Borrower shall have delivered a certificate signed by a Responsible Officer of the Borrower, in reasonable detail (i) containing calculations demonstrating on a pro forma basis the Borrower’s compliance with each of the covenants set forth in Section 7.13 after giving effect to such Acquisition and any related repayment and/or incurrence of Indebtedness, (ii) with respect to any Acquisition with a purchase price in excess of $25,000,000, together with projections for the Borrower for the period from the consummation of such Acquisition through the maturity of the Loans hereunder after the closing of such Acquisition (giving effect to such Acquisition) and showing the source of financing for such Acquisition, all in reasonable detail and (iii) demonstrating compliance with subclause (A)(VI) below (if such Acquisition is in connection with a Like Kind Exchange):

(A)          Acquisitions of assets in connection with a Disposition made in accordance with the terms of Section 7.05(b)(v)(A) provided that each of the following criteria must be satisfied:

(I)            such Acquisition will be permitted only so long as it shall continue to meet and satisfy each of the legal requirements for a Like Kind Exchange,

(II)           such Acquisition will be permitted only so long as such Loan Party uses a qualified intermediary reasonably acceptable to the Administrative Agent to effectuate such Like Kind Exchange,

(III)         such Acquisition will be permitted only so long as (1) the ultimate seller is an unaffiliated third Person, (2) such Like Kind Exchange is an arm’s length transaction, (3) to the extent that the value of the consideration for the assets Disposed exceeds the value of the consideration for the assets Acquired, at least 90% of the additional compensation (provided, that any non-cash additional compensation must otherwise be permitted by the terms of this Agreement) to such Loan Party will be paid to the Borrower in immediately available cash Dollars constituting an Asset Exchange Cash Receipt and subject to the mandatory prepayment provisions of Section 2.04(b) and (4) to the extent that the value of the consideration for the assets Acquired exceeds the value of the consideration for the assets Disposed, a Like Kind Exchange Excess Value Payment constituting the excess consideration to be paid by the Loan Parties may be paid in a combination of: (x) Equity Interests of the Parent; and (y) if there exists no Default at the time of such payment, and only to the extent such amount (or the fair market value thereof, as applicable) is included in the calculation of usage of the Acquisition Basket (and unused availability exists thereunder), Dollars or assets of a Loan Party,

(IV)         if at any time after an asset has been Acquired or Disposed of by the Borrower or any of its Subsidiaries in connection with a Like Kind Exchange there shall exist a Default that is not a Subsection 7.05(b)(vi) Reversion Trigger Event, such Loan Party shall be permitted to consummate the Like Kind Exchange despite the existence of such Default,

(V)           such Acquisition will be permitted only so long as the Disposition in connection with such exchange is a permitted Disposition in accordance with the terms of this Agreement, including, without limitation, Sections 7.05 and 7.09, and

(VI)         such Acquisition will only be characterized as a Like Kind Exchange permitted under this subsection (A) if the Borrower delivers written notice within 45 days after the consummation of the related Disposition detailing in form reasonably acceptable to the Administrative Agent the assets subject to the Acquisition and consummates such Acquisition within six months after the date of the related Disposition (for the avoidance of doubt, failure to timely deliver to the Administrative Agent a written notice identifying in reasonable detail the target Acquisition in connection with a Like Kind Exchange within 45 days after the consummation of a Disposition is a Subsection 7.05(b)(vi) Reversion Trigger Event and no Acquisition is permitted to be consummated under this subsection (A)).

Notwithstanding the foregoing, upon the occurrence of any Subsection 7.05(b)(vi) Reversion Trigger Event, a Subsection 7.05(b)(vi) Reversion shall automatically occur without notice to any Person and no Acquisition will be permitted under the preceding subsection (A); and

(B)           Acquisitions of assets in connection with asset exchanges for one or more Stations disposed of in connection with a Disposition in accordance with the terms of Section 7.05(b)(v)(B) (including, without limitation, any Like Kind Exchange to the extent it satisfies each of the conditions of this subclause (B)), provided that each of the following criteria must be satisfied:

(I)            such Acquisition will be permitted only so long as such asset exchange is consummated concurrently or substantially concurrently with the Disposition related to such exchange (but in no event earlier than five Business Days before, or later than five Business Days after, the Disposition of the related asset),

(II)           such Acquisition will be permitted only so long as (1) the ultimate seller is an unaffiliated third Person, (2) such exchange involves an Acquisition of one or more radio stations in connection with the Disposition of one or more Stations and is an arm’s length transaction for assets of like kind, (3) to the extent that the value of the consideration for the assets Disposed exceeds the value of the consideration for the assets Acquired, at least 90% of the additional compensation (provided, that any non-cash additional compensation must otherwise be permitted by the terms of this Agreement) to such Loan Party will be paid to the Borrower in immediately available cash Dollars constituting an Asset Exchange Cash Receipt and subject to the mandatory prepayment provisions of Section 2.04(b) and (4) to the extent that the value of the consideration for the assets Acquired exceeds the value of the consideration for the assets Disposed, the additional compensation paid by such Loan Party constituting a Like Kind Exchange Excess Value Payment will be paid to the ultimate seller only in Equity Interests of the Parent, provided that such Loan Party may make such Like Kind Exchange Excess Value Payment in Dollars or assets of a Loan Party if there exists no Default at the time of such payment, and only to the extent such amount (or the fair market value thereof, as applicable) is included in the calculation of usage of the Acquisition Basket (and unused availability exists thereunder), and

(III)         such Acquisition will be permitted only so long as the Disposition in connection with such exchange is otherwise permitted by the terms of this Agreement, including, without limitation, Sections 7.05 and 7.09.

Notwithstanding anything herein to the contrary, (1) in each case of each type of asset exchange Acquisition permitted under subsections (A) and (B) preceding, (x) Asset Exchange Cash Receipts will be deemed to be Net Cash Proceeds and subject to the mandatory prepayment provisions of Section 2.04(b)(ii)(A); and (y) the Borrower and the Loan Parties shall have complied with all provisions of Sections 6.12, 6.13, 6.14 and 6.15, as applicable, with respect to the assets and/or Equity Interests being Acquired, and subsections (I)(d)(i), (iii) and (iv) of this Section 7.07, as applicable, and (2) no payment (deferred or otherwise) of any consideration of any type may be made during any Restricted Period with respect to any Acquisition that was permitted by Section 7.07(I) at the time such Acquisition was consummated, except so long as there exists no Default prior to and/or after giving effect to such payment, any such payment may be made to the extent such Acquisition would have been permitted under Section 7.07(II) (including, without limitation, unused availability in the Acquisition Basket) at both the time (x) the Acquisition was consummated and (y) of payment of any such amount.

7.08         Change in Nature of Business.  Engage in any material line of business substantially different from the Business.

7.09         Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Parent or the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent, the Borrower or such Restricted Subsidiary as would be obtainable by the Parent, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of the Restricted Subsidiaries that are Guarantors, or (b) between and among Restricted Subsidiaries that are Guarantors, (c) Investments permitted by Section 7.17, and (c) Restricted Payments permitted by Section 7.06.  For the avoidance of doubt, this Section 7.09 shall not apply to employment arrangements with, and payments of compensation or benefits to or for the benefit of, management.

7.10         Negative Pledge Clauses.  Enter into any new contractual agreement, arrangement or License containing a negative pledge clause or otherwise restricting or prohibiting the Parent, the Borrower and/or their Restricted Subsidiaries from creating or granting Liens on their property and/or assets (other than on or in any such contractual agreement, arrangement or License), except (a) in connection with Indebtedness permitted to be issued and secured under Section 7.01(i) and (b) to the extent the Obligations are expressly permitted to be fully secured notwithstanding such restriction or prohibition (either senior to or ratably with such other Indebtedness related to such restriction or prohibition, if such restriction or prohibition is related to the issuance of Indebtedness).

7.11         Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12         Amendment of Material Documents and Agreements.  Amend, modify or supplement (a) Organization Documents of the Parent, the Borrower or any Material Subsidiary, unless required by law, in any manner that is materially adverse to the interests of the Lenders (as may be reasonably determined by the Agents) or (b) the Indenture and the other Subordinated Notes Documents, in any manner that is materially adverse to the interests of the Lenders (as may be reasonably determined by the Agents).  The Parent and the Borrower shall promptly provide copies of any such amendments, modifications or supplements to the Administrative Agent.

7.13         Financial Covenants.

(a)      Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.00 to 1.00.

(b)      Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth below opposite such period:

Fiscal Quarters Ending	Ratio

First Amendment Effective Date through December 31, 2010	7.00 to 1.00
March 31, 2011	6.75 to 1.00
June 30, 2011	6.50 to 1.00
September 30, 2011	6.25 to 1.00
December 31, 2011 and thereafter	6.00 to 1.00

7.14         License Subsidiaries.  Except as set forth on Schedule 5.17 or permitted by the terms of Section 5.17, permit any Subsidiary (other than a License Subsidiary) to hold any FCC Licenses, or permit any License Subsidiary to be an Unrestricted Subsidiary, except strictly in accordance with the terms hereof.  The Borrower shall not permit any License Subsidiary to (a) incur, create, assume or permit to exist any Indebtedness other than the Obligations and Indebtedness owing by a License Subsidiary to any other Loan Party, (b) incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by it except (i) in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations and (ii) subordinated guaranties permitted by Section 7.03, (c) make any capital expenditures, (d) acquire any assets other than the Licenses, (e) conduct any business, or (f) hire or engage any employees.  No License Subsidiary shall be an Unrestricted Subsidiary unless all entities operating and owning a substantial amount of the related Station’s assets are also Unrestricted Subsidiaries.

7.15         High Yield Indebtedness.  Make any interest or principal payment on any of the New Subordinated High Yield Indebtedness or other subordinated Indebtedness during the existence of a payment Default or Event of Default.  Upon the occurrence of an Event of Default, the Borrower and the Parent shall immediately, upon the written request of the Administrative

Agent, notify the trustee under any New Subordinated High Yield Indebtedness.  Upon the occurrence of any breach, default or event of default under any of the documentation relating to any New Subordinated High Yield Indebtedness, the Parent and the Borrower shall promptly notify the Administrative Agent.  The Parent and the Borrower shall take all actions necessary under any documentation relating to any New Subordinated High Yield Indebtedness to cause the Obligations to be Designated Senior Indebtedness (or any comparable term in the documentation for any New Subordinated High Yield Indebtedness) at all times and for all purposes of the any New Subordinated High Yield Indebtedness and all documentation related to any New Subordinated High Yield Indebtedness.

7.16         Sale and Leaseback Transactions.  Enter into any arrangement at any time on or after the First Amendment Effective Date whereby the Parent, the Borrower, or any Restricted Subsidiary sells or transfers any of its assets, and thereafter rents or leases such assets.

7.17         Unrestricted Subsidiaries.

(a)      During all Unrestricted Periods, Invest in any Unrestricted Subsidiary, Acquire any Unrestricted Subsidiary, or create any Unrestricted Subsidiary (in each case except Investments and Acquisitions in, and the creation of, any Qualified Unrestricted Subsidiary to the extent constituting the contribution of, or paid for with, Equity Interests of the Parent), or do any of the foregoing with respect to any direct or indirect subsidiary of any Unrestricted Subsidiary (whether in cash, or using, contribution of assets or equity interests (except Equity Interests of the Parent) or otherwise), provided that, so long as there exists no Default prior to and/or after giving effect to any such Investment, the Loan Parties may make Investments in, or make Acquisitions of, or create, any Qualified Unrestricted Subsidiary in an amount which, in the aggregate at any one time outstanding for all Unrestricted Subsidiary Investments, Acquisitions and creations of Unrestricted Subsidiaries by all Loan Parties, does not exceed Net Investments of $50,000,000 (excluding (i) for the avoidance of doubt, transaction costs and (ii) up to $15,000,000 in actual value of Identified Assets that have been used to make an initial Investment (which such value shall be determined based on the consideration contributed by the Other Investor in connection with such Other Investor’s initial Equity Interests in such Investment); provided that notwithstanding anything herein to the contrary, in an Investment with the Identified Assets, the value of Identified Assets shall exclude the value of any non-cash consideration for such Other Investor’s Equity Interest (to the extent that such non-cash consideration is not acquired in anticipation of such Investment)) after the First Amendment Effective Date (specifically including all amounts expended constituting Investments in, and Acquisitions of, Unrestricted Subsidiaries in the calculation of Net Investments for both Restricted Periods and Unrestricted Periods after the First Amendment Effective Date), provided further that in connection with each such Investment or Acquisition the value of the assets and equity interests shall be determined in good faith by the Borrower to be the fair market value of such assets and equity interests on the date of the applicable Investment or Acquisition.  For the avoidance of doubt, (i) all Investments made, Acquisitions made and all related expenditures of monies contributed, advanced, loaned or otherwise invested in Unrestricted Subsidiaries (but not including transaction costs), shall be included in the determination of Net Investments regardless of (A) when made (during Restricted Periods or otherwise, but only after the First Amendment Effective Date) or (B) whether such Unrestricted Subsidiary was a Qualified Unrestricted Subsidiary on the date of such action or on any date of determination and (ii) the only manner in which any portion of the $50,000,000 limitation for Qualified Unrestricted Subsidiaries may be replenished or reinstated is through replenishment from time to time as cash is received by a Loan Party after the First Amendment Effective Date from Qualified Unrestricted Subsidiaries in Dollars and used to repay the Term Loans in accordance with, and to the extent permitted by, the definition of Net Investments, whether during Restricted Periods or Unrestricted Periods.

(b)      During Restricted Periods only, Invest in any Unrestricted Subsidiary, Acquire any Unrestricted Subsidiary, or create any Unrestricted Subsidiary (in each case except Investments and Acquisitions in, and the creation of, any Qualified Unrestricted Subsidiary to the extent constituting the contribution of, or paid for with, Equity Interests of the Parent), or do any of the foregoing with respect to any direct or indirect subsidiary of any Unrestricted Subsidiary (whether in cash, or using, contribution of assets or equity interests (except Equity Interests of the Parent) or otherwise), provided that, so long as there exists no Default prior to and/or after giving effect to any such Investment, Acquisition or creation, the Loan Parties may make Investments in, or make Acquisitions of, or create, any Qualified Unrestricted Subsidiary in an amount which, in the aggregate for all monies expended by the Parent, the Borrower and their Restricted Subsidiaries constituting Investments in, Acquisitions of or creations of, all Unrestricted Subsidiaries during Restricted Periods, does not exceed the amount of the unused Investment Basket, inclusive of any Investments in, Acquisitions of or creations of, all Unrestricted Subsidiaries during Unrestricted Periods pursuant to Section 7.17(a), provided further that in connection with each such Investment, acquisition, or creation, the value of the assets and equity interests shall be determined in good faith by the Borrower to be the fair market value of such assets and equity interests on the date of each such Investment, Acquisition or creation.  For the avoidance of doubt, all Investments in, Acquisitions of, and creations of, and all related expenditures of monies contributed, advanced, loaned or otherwise invested in Unrestricted Subsidiaries (but not including transaction costs), shall be included in the calculation of amount of investments made for this determination under subsection (b) of Section 7.17 to the extent made during a Restricted Period irrespective of whether any Unrestricted Subsidiary was a Qualified Unrestricted Subsidiary on the date of such action or on any date of determination and (ii) the Investment Basket may not be replenished under any circumstance for any reason.

(c)      During all periods, the Parent, the Borrower and the Restricted Subsidiaries will (i) not conduct any business or enter into any transaction with the Unrestricted Subsidiaries, other than on fair and reasonable terms substantially as favorable (or more favorable) to the Parent, the Borrower or such Restricted Subsidiary as would be obtainable by the Parent, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with an unrelated third Person (a Person other than a Subsidiary, an Unrestricted Subsidiary or an Affiliate), (ii) keep all deposit accounts, investment accounts and other accounts of the Unrestricted Subsidiaries segregated and apart from the accounts of the Borrower, the Parent and the Restricted Subsidiaries, (iii) use reasonable methods to (A) not commingle the business, employees and assets of the Parent, the Borrower and the Restricted Subsidiaries (other than servicing arrangements on fair and reasonable terms substantially as favorable (or more favorable) to the Parent, the Borrower or such Restricted Subsidiary as would be obtainable by the Parent, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Unrestricted Subsidiary or an

Affiliate), and (B) keep the Business of the Parent, the Borrower and the Restricted Subsidiaries separate and apart from the Unrestricted Subsidiaries.

(d)      For the avoidance of doubt, any designation by the Borrower of an Unrestricted Subsidiary as a Restricted Subsidiary will not increase or replenish the Investment Basket or the $50,000,000 basket set forth in subsection (a) above (irrespective of whether such Unrestricted Subsidiary is a Qualified Unrestricted Subsidiary).

(e)      The Borrower may make Investments in Qualified Unrestricted Subsidiaries using Equity Interests of the Parent.

7.18         Formation, Acquisition or Change in Status of Unrestricted Subsidiaries.

(a)      Designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(b)      Create or acquire any Unrestricted Subsidiary that is not a Qualified Unrestricted Subsidiary; or

(c)      Take any action that would cause an Unrestricted Subsidiary to no longer be a Qualified Unrestricted Subsidiary, unless such Unrestricted Subsidiary becomes wholly-owned by one or more Loan Parties and converts to a Restricted Subsidiary in accordance with the requirements set forth in the definition of a “Restricted Subsidiary”.

7.19         Prepayments, Etc. of Indebtedness.  During Restricted Periods only, make any unscheduled payment or prepayment of principal or interest (or any comparable unscheduled reduction of principal or yield provision, or payment of fees) on any Indebtedness (including, without limitation, any redemption, defeasance, setting aside of funds, or other provision for, or the assurance of, any such unscheduled payment or prepayment), except (a) the prepayment at par of the Obligations in accordance with the terms of this Agreement, (b) as permitted in accordance with the terms of Section 7.20(b)(ii) and Section 7.20(b)(iii) and (c) so long as there exists no Default prior to and/or after giving effect to any such transaction, (i) and such sale is otherwise permitted by the terms of this Agreement, in connection with the sale of property by a Loan Party, the prepayment of the related capital lease or similar obligation or purchase money indebtedness of such Loan Party out of the gross proceeds from such sale of property and (ii) prepayments on Indebtedness (including, without limitation, any redemption, defeasance, setting aside of funds, or other provision for, or the assurance of, any such unscheduled payment or prepayment) in an amount less than $200,000 for any one such prepayment or any series of prepayments on any Indebtedness of a Loan Party.

7.20         Debt Repurchases.

(a)      During all Unrestricted Periods, repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise cause any of the foregoing or the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, of any of its Loans and Obligations or New Subordinated High Yield Indebtedness, nor shall the Borrower or the Parent permit any Subsidiary, Loan Party or any Affiliate to do any of the foregoing, provided that, notwithstanding the preceding, the Borrower may repay and prepay the Loans hereunder at par in accordance with the terms of this Agreement;

(b)      During Restricted Periods only, repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise cause any of the foregoing or the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, of any of its Indebtedness including, without limitation, the Loans and Obligations, nor shall the Borrower or the Parent permit any Subsidiary, Loan Party or any Affiliate to do any of the foregoing, provided that, notwithstanding the preceding:

(i)            the Borrower may repay and prepay the Loans hereunder at par in accordance with the terms of this Agreement;

(ii)           the Borrower may make prepayments or repurchases of Indebtedness as permitted in accordance with the terms of Section 7.19(c), and

(iii)          the Borrower may enter into any such transaction regarding the EPLLC Deemed Debt.

7.21         Limitation on Certain Actions.  Notwithstanding any provision in this Agreement to the contrary, during an Unrestricted Period, (a) consummate any Investment, Disposition (in excess of $200,000) or Acquisition, or (b) permit or consummate any merger, dissolution, liquidation or consolidation, or (c) make any Restricted Payment pursuant to Section 7.06(c) , or (d) incur any Indebtedness (except Indebtedness permitted to be incurred hereunder but only to the extent such Indebtedness is incurred in connection with the ordinary course operations of the Loan Parties in accordance with past practices), or (e) take or make any combination of any of the actions specified in clauses (a), (b), (c) or (d) preceding, if the Consolidated Leverage Ratio after giving effect to the result of such applicable transaction or transactions, or such actions or series of actions, or any combination thereof, would be in excess of 6.00 to 1.00.  For the avoidance of doubt, it is specifically agreed that a reduction in Consolidated Operating Cash Flow due to the results of ordinary course of business operations of the Borrower and its Restricted Subsidiaries will not violate this provision.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default.  Any of the following shall constitute an Event of Default:

(a)      Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)      Specific Covenants.  The Parent, the Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05(a) or Article VII; or

(c)      Other Defaults.  (i) The Parent, the Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in either Section 6.10 or 6.11 on its part to be performed or observed and such failure continues for 10 days after the earlier of actual notice by the Borrower or the Parent of such Default or receipt by such Loan Party of written notice of the existence of such Default from any Lender, or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of actual notice by the Borrower or the Parent of such Default or receipt by such Loan Party of written notice of the existence of such Default from any Lender; or

(d)      Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)      Cross-Default.  (i) The Parent, the Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any New Subordinated High Yield Indebtedness or any other Consolidated Funded Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any New Subordinated High Yield Indebtedness or any other such Consolidated Funded Indebtedness, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of New Subordinated High Yield Indebtedness or such Consolidated Funded Indebtedness, (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Consolidated Funded Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Consolidated Funded Indebtedness to be made, prior to its stated maturity, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent, the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent, the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent, the Borrower or such Restricted Subsidiary as a result thereof is greater than $50,000,000; or

(f)       Insolvency Proceedings, Etc.  The Parent, the Borrower or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days, or the Parent, the Borrower or such Material Subsidiary has consented in writing to any of the foregoing; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

(g)      Inability to Pay Debts; Attachment.  (i) The Parent, the Borrower or any Restricted Subsidiary admits in writing its inability to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)      Judgments.  There is entered against the Parent, the Borrower or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance or indemnity), or (ii) any one or more non-monetary final judgments that have, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which such judgment remains unpaid and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)       ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or is reasonably expected to result in liability of the Parent, the Borrower or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000, or (ii) the Parent, the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or is reasonably expected to result in liability of the Parent, the Borrower or any Subsidiary in an aggregate amount in excess of $20,000,000; or

(j)       Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k)      Failure to Comply with FCC.  (i) The FCC or any other Licensing Authority shall revoke, terminate, substantially and adversely modify or refuse by final order to renew any License relating to a Station or Stations or (ii) the Borrower or any License Subsidiary shall be required pursuant to a final non-appealable order to sell or otherwise dispose of any Station; so long as in each case of (i) and (ii) preceding such event or failure is reasonably expected to have a Material Adverse Effect; or

(l)       Change of Control.  There occurs any Change of Control; or

(m)     Unrestricted Subsidiaries.  Any event or circumstance described in the preceding subsections (e), (f), (h) and (k) shall have occurred with respect to any Unrestricted Subsidiary, and such event or circumstance would reasonably be expected to result in an Material Adverse Effect; or

(n)      Collateral Documents.  Any Collateral Document shall for any reason (other than pursuant to the terms thereof or as a direct result of action or inaction of the Administrative Agent or any other Lender) cease to create a (i) valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral (other than Non-Perfected Collateral) purported to be covered thereby or (ii) valid Lien (subject to Liens permitted by Section 7.01) on the Non-Perfected Collateral.

8.02         Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)      declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)      declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Parent, the Borrower and each Subsidiary;

(c)      require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)      exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or the Parent under the Bankruptcy Code of the United States, the obligation of each Lender to make Committed Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as

aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to the Agents in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, except Obligations relating to Swap Contracts, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and to the Administrative Agent for the account of each Lender and Affiliate of each Lender party to a Swap Contract in the amount of the Swap Termination Value of each such Swap Contract, ratably among the Lenders, Affiliates of such Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of remaining portion of the Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01         Appointment and Authority.

(a)      Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)      The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02         Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03         Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agents:

(a)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)      shall not have any duty to take any discretionary action or exercise any discretionary powers (except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the

Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law); and

(c)                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower, their Subsidiaries or any of their Affiliates that is communicated to or obtained by the Person serving as any Agent or any of their Affiliates in any capacity.

Neither Agent shall be liable for any action taken or not taken by it, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH AGENT (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary), under the circumstances as provided in Sections 10.01 and 8.02 or (ii) in the absence of its own gross negligence, bad faith or willful misconduct.  The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the L/C Issuer.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than the Administrative Agent’s duty to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                           Reliance by Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                           Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06                           Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as there exists no Event of Default (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above (including the consent of the Borrower, if applicable); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment within 30 days, then the Syndication Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided further that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment and the Agents in their reasonable determination have determined that no successor Administrative Agent meeting the qualifications set forth above will accept such appointment, the Agents may engage a commercial servicing company to act in the role of Administrative Agent, at the expense of the Borrower (with the consent of the Borrower so long as there exists no Event of Default, such consent not to be unreasonably withheld).  If no successor Administrative Agent has been appointed, and no servicing agent has been engaged by the Agents within 30 days after commercially reasonable efforts have been made by the Agents to engage such servicing agent, the Administrative Agent and the Borrower will negotiate in good faith (the Borrower’s consent not to be unreasonably withheld) a new agency fee for the Administrative Agent based on the market rate under the circumstances of the Loan, such fee to compensate the Administrative Agent for the administrative duties to be conducted by the Administrative Agent in connection with this Agreement and the other Loan Documents and to supersede any such agency fee payable to the Administrative Agent under any Fee Letter.  Upon the acceptance of the appointment by a successor Administrative Agent or the engagement of a servicing agent, (a) the resignation of the Administrative Agent shall become effective in accordance with such notice and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (b) such successor or servicing agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and (c) the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.  No servicing agent engaged pursuant to the preceding paragraph shall become L/C Issuer under this Agreement.  The Borrower and each Lender agree to the appointment of the servicing agent as Administrative Agent, if necessary under the terms of, and in accordance with the provisions of, this paragraph and the preceding paragraph.

9.07                           Non-Reliance on Agents and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                           No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the book managers, Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09                           Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered to, and if requested by the Required Lenders shall, by intervention in such proceeding or otherwise

(a)                  file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are due and owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.04) allowed in such judicial proceeding; and

(b)                 collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10                           Collateral and Guaranty Matters.  The Secured Parties, the Lenders and the L/C Issuer (in each case including in its capacity as a Hedge Bank, if applicable) irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Hedge Agreements) and the expiration or termination of all Letters of Credit, (ii) that is Disposed of or conveyed or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b)                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the Holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11                           Secured Hedge Agreements.  No Hedge Bank that obtains the benefits of Section 8.03, any Guaranty Agreements or any Collateral by virtue of the provisions hereof or of any Guaranty Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank, as the case may be.

ARTICLE X.
MISCELLANEOUS

10.01                     Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each such Lender directly and adversely affected thereby;

(b)                 postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, in each case without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(d)                 change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby;

(e)                  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby, except as specifically set forth in Section 2.13;

(f)                    release all of, or substantially all of, the value of the guaranties of the Obligations made by the Guarantors without the written consent of each Lender, or release the Parent from the Guaranty without the written consent of each Lender; or

(g)                 release all of, or substantially all of, the Collateral without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (v) the Letter of Credit Applications may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.  For the avoidance of doubt, (1) all mandatory prepayments hereunder may be waived by the Required Lenders and (2) all mandatory prepayment provisions hereunder may be amended with the consent of the Required Lenders and the Borrower.

10.02                     Notices; Effectiveness; Electronic Communication.

(a)                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower, either Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or as otherwise noticed to the Administrative Agent; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if a confirmation from the sender’s telecopier has been generated (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or Syndication Agent, or any of their Related Parties (collectively, the “Agent Parties”) have any liability to Parent, the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH AGENT PARTY, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Parent or the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                 Change of Address, Etc.  Each of the Parent, the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                  Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Term Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all reasonable out-of-pocket losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH PERSON, absent gross negligence, bad faith or willful misconduct of such Person.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                     No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04                     Expenses; Indemnity; Damage Waiver.

(a)                  Costs and Expenses.  The Borrower shall pay (i) (A) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates (but only including the reasonable fees, charges and disbursements of one counsel for the Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents through the Effective Date, and (B) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, provided that, notwithstanding the foregoing, the Borrower will not be required to reimburse the Administrative Agent for legal fees incurred on behalf of an Eligible Assignee in connection with any assignment made pursuant to Section 10.06, and (iii) all out-of-pocket expenses incurred by each Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for each Agent, any Lender or the L/C Issuer), in connection with the enforcement of its rights after the occurrence of an Event of Default (or, during the continuance of an Event of Default, protection of its rights) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                 Indemnification by the Borrower.  The Borrower shall indemnify each Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of any actual or prospective claim, litigation, actions, judgments, litigation, lawsuits, investigation or proceedings arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, in each case whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Related Party of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim. as determined by a court of competent jurisdiction.

(c)                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to an Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing but without affecting the Borrower’s obligations to pay such amounts, each Lender severally agrees to pay to such Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (except unpaid amounts relating to upfront closing fees provided in the Fee Letters), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the parties hereto shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                  Payments.  All amounts due under this Section shall be payable not later than 30 Business Days after demand therefor after receipt of a reasonably detailed written invoice therefor.

(f)                    Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender or Agent, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05                     Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06                     Successors and Assigns.

(a)                  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except the Borrower and the Parent may not, nor may any other Loan Party (except to the extent such Loan Party is permitted in a transaction permitted by the terms of this Agreement), assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i)

to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                                in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or Section 8.01(f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Committed Loans and Term Loans on a non-pro rata basis;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or Section 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)                                the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                                the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be presumptively correct absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.

(d)                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A

Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                 Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $1,000.00, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender, and subject to Section 10.07, such SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

10.07                     Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates’ and to its Affiliates’ respective directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the a Loan Party.

For purposes of this Section, “Information” means all information received from the Parent, the Borrower or any Subsidiary relating to the Parent, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent, the Borrower or any Subsidiary, provided that, in the case of information received from the Parent, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower, Parent or any Subsidiary of either thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08                     Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency (but not trust accounts)) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09                     Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10                     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11                     Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12                     Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13                     Replacement of Lenders.  If any of the following shall occur:

(a)                  any Lender requests compensation under Section 3.04,

(b)                 any Lender is unable to fund under Section 3.02,

(c)                  any Lender is a Defaulting Lender,

(d)                 the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01,

(e)                  any Lender does not vote in favor of an amendment or waiver that requires the consent or vote of each of the Lenders and is approved by the Required Lenders,

(f)                    any Lender does not vote in favor of an amendment or waiver described in Section 10.01(c)(ii), or

(g)                 any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto,

then the Borrower may, at its sole expense and effort, upon notice to such Lender and with the consent of the Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)                                     the Borrower or the new assignee Lender shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon,

accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)                              such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14                     Governing Law; Jurisdiction; Etc.

(a)                  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                 SUBMISSION TO JURISDICTION.  THE BORROWER, EACH OTHER LOAN PARTY AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                  WAIVER OF VENUE.  THE BORROWER AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE

DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15                     Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16                     FCC Compliance.

(a)                  Notwithstanding anything herein or in any of the Loan Documents to the contrary, but without limiting or waiving any Loan Party’s obligations hereunder or under any of the Loan Documents, the Administrative Agent’s and the Lenders’ remedies hereunder and under the Loan Documents are subject to compliance with the Communications Act of 1934, as amended, and to all applicable rules, regulations and policies of the FCC, and neither the Administrative Agent nor the Lenders will take any action pursuant to this Agreement or any of the Loan Documents that will constitute or result in any assignment of a License issued by the FCC or any transfer of control of the Borrower or any of its Subsidiaries which owns any FCC License if such assignment of License or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC.  This Agreement, the Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Loan Party by the Administrative Agent or the Lenders or control, affirmative or negative, direct or indirect, of any Loan Party by the Administrative Agent or the Lenders, over the management or any other aspect of the operation of any Loan Party, which ownership and control remain exclusively and at all times in the members, stockholders and directors of the Loan Parties until such time as the Administrative Agent and the Lenders have complied with such law, rules, regulations and policies.

(b)      Furthermore, the parties acknowledge their intent that, upon the occurrence of an Event of Default, the Lenders shall receive, to the fullest extent permitted by applicable law and governmental policy (including, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Licenses and the Collateral securing the Obligations, and to exercise all remedies available to them under this Agreement, the Loan Documents, the Uniform Commercial Code or other applicable law.  Therefore, the parties agree that, in the event of changes in law or governmental policy occurring after the date hereof that affect in any manner the Administrative Agent’s or the Lenders’ rights of access to, or use or sale of, the Licenses or such Collateral, or the procedures necessary to enable the Administrative Agent or the Lenders to obtain such rights of access, use or sale, the Administrative Agent, the Lenders, the Parent and the Borrower shall amend this Agreement and the Loan Documents in such manner as the Administrative Agent shall reasonably request, in order to provide the Administrative Agent and the Lenders such rights to the greatest extent possible consistent with then applicable Law and governmental policy.

10.17       USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.18       Time of the Essence.  Time is of the essence of the Loan Documents.

10.19       Designation as Senior Indebtedness.  All Obligations shall (i) be “Designated Senior Indebtedness” for purposes of and as defined in that certain Indenture, and all supplemental indentures thereto, and (ii) be treated as senior indebtedness at least pari passu with respect to all other indentures and other Indebtedness of the Parent, the Borrower and their Restricted Subsidiaries.

10.20       Commitment Letter.  The provisions of that certain Commitment Letter, dated as of May 10, 2007, among the Borrower, Bank of America, the Arrangers and Chase relating to the indemnification by the Borrower and the payment by the Borrower of costs and expenses of the parties thereto will be superseded in full by the provisions of this Agreement, notwithstanding the survival provisions in such letter.

10.21       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Parent acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Syndication Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, Parent and their respective Affiliates, on the one hand, and the Administrative Agent, the Syndication Agent and the Arrangers, on the other hand, (B) each of the Borrower and Parent has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Parent is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Syndication Agent and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Parent or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Syndication Agent or any Arranger has any obligation to the Borrower, Parent, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Syndication Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent and their respective Affiliates, and none of the Administrative Agent, the Syndication Agent and the Arrangers has any obligation to disclose any of such interests to the Borrower, Parent or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Parent hereby waives and releases any claims that it may have against the Administrative Agent, the Syndication Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.22       Restricted Periods; Unrestricted Periods and Actions.  Notwithstanding anything in this Agreement or in any Loan Document to the contrary:

(a)      Any action which is permitted to be taken and is taken during an Unrestricted Period but which would otherwise be prohibited during a Restricted Period (in each case, a “Restricted Period Governed Action”) shall not violate the terms of this Agreement upon the subsequent occurrence of a Restricted Period Trigger Date.  Upon the occurrence of any Restricted Period Trigger Date, all further Restricted Period Governed Actions (including, without limitation, new actions of the types referred to in the first sentence of this paragraph) will be immediately (and without notice of any kind) governed by the provisions stated hereunder to be in effect during Restricted Periods.  For example, the fact that the Borrower remains liable during a Restricted Period for Indebtedness it incurred during an earlier Unrestricted Period (or prior to the First Amendment Effective Date) in accordance with the terms of this Agreement will not constitute a Default upon the occurrence of a Restricted Period Trigger Date, but no further such Indebtedness may be incurred during the Restricted Period unless it is permitted pursuant to a provision in effect during the Restricted Period.

(b)      To the extent any given Restricted Period Governed Action is partially completed or in process upon the occurrence of a Restricted Period Trigger Date, actions taken prior to the occurrence of such Restricted Period Trigger Date as part of such Restricted Period Governed Action shall not constitute a Default hereunder, but any further actions taken after the occurrence of such Restricted Period Trigger Date may be taken only if such actions are permitted pursuant to the provisions stated hereunder to be in effect during Restricted Periods.   For example, with respect to a Restricted Period Governed Action constituting a Disposition that was permitted to be, and consummated, during an Unrestricted Period, but for which the Net Cash Proceeds have been held: (1) for eight months subject to an Extended Reinvestment Period at the time a Restricted Period Trigger Date occurs, the Borrower shall make a mandatory prepayment of such Net Cash Proceeds of such Disposition in accordance with the provisions of Section 2.04(b)(ii)(A), and (2) for three months subject to an Extended

Reinvestment Period at the time a Restricted Period Trigger Date occurs, the Borrower shall either make a mandatory prepayment with such Net Cash Proceeds or exercise its option to reinvest such Net Cash Proceeds during the Limited Reinvestment Period applicable during a Restricted Period, in each case to the extent permitted under and otherwise in accordance with the provisions of Section 2.04(b)(ii)(A), and in the case of reinvestment, three months of the Limited Reinvestment Period shall have already elapsed upon the occurrence of the applicable Restricted Period Trigger Date.

10.23       Construction; Covenants.

(a)      Notwithstanding anything herein or in any other Loan Document to the contrary, any provision in this Agreement or in any other Loan Document that is not by its terms specifically limited to any specified period of time (for example, “during Restricted Periods” or “during all Unrestricted Periods”) shall be applicable at all times during the term of this Agreement.

(b)      The Borrower acknowledges and agrees that each covenant contained in Articles VI and VII shall be given independent effect.  Accordingly, the Borrower (or other applicable Loan Party) shall not engage in any transaction or other action otherwise permitted under one covenant contained in such Articles if engaging in such transaction or action would violate any other covenant in such Articles.

10.24       ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ENTERCOM RADIO, LLC

By:

Name:

Title:

Acknowledged and Agreed:

ENTERCOM COMMUNICATIONS CORP.

By:

Name:

Title:

BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Lender

By:

Name:

Title:

JPMORGAN CHASE BANK, as Syndication Agent and Lender

By:

Name:

Title:

Annex II

[See Attached]

Annex II to First Amendment to
Senior Secured Credit Agreement

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                                 ,

To:                            Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 18, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Entercom Radio, LLC, a Delaware limited liability company (the “Borrower”), Entercom Communications Corp., a Pennsylvania corporation (the “Parent”), the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and BMO Capital Markets, Corp., BNP Paribas, Mizuho Corporate Bank, Ltd. and Suntrust Bank, as Co-Documentation Agents.

The undersigned Responsible Officer hereby certifies on behalf of the Borrower as of the date hereof that he/she is the                                                 of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accounting firm required by such section. **Not required if an Annual Report on form 10-K is filed with the SEC and is made publicly available through EDGAR.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date.  Such financial statements were prepared in accordance with GAAP for interim financial information and are accompanied by the certifications required by the rules and regulations of the SEC.  **Not required if a Quarterly Report on form 10-Q is filed with the SEC and is made publicly available through EDGAR.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and financial condition of the Parent and the Borrower during the accounting period covered by the attached financial statements.

3.             To the knowledge of the undersigned, [Select one: ][No Default exists] or [A Default exists. The following (i) sets forth the details of such Default, (ii) describes each material provision of the Agreement and the Loan Document that may be materially implicated by the occurrence of such Default and (iii) sets forth the actions the Borrower has taken or proposes to take with respect thereto:]

4.             The financial covenant analyses and information set forth on Schedule 2 attached hereto are (i) based on the financial statements and (ii) true and accurate in all material respects on and as of the date of this Certificate.

5.             The other information set forth on Schedule 2 attached hereto is true and accurate in all material respects on and as of the date of this Certificate.

6.             Based upon the Consolidated Leverage Ratio, the Applicable Rate(1) as of the date hereof (i) for Base Rate Loans is        % and (ii) for Eurodollar Rate Loans is         %.

7.             If applicable, the actual value of Identified Assets that have been used as of the date of this Certificate to make an initial Investment (which such value shall be determined based on the consideration contributed by the Other Investor in connection with such Other Investor’s initial Equity Interests in such Investment) is $              .

[Remainder of Page Intentionally Left Blank.]

(1)

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate and Letters of Credit	Base Rate
1	<3.50:1	0.250%	0.500%	0.000%
2	>3.50:1 but <4.00:1	0.300%	0.625%	0.000%
3	>4.00:1 but <4.50:1	0.350%	0.750%	0.000%
4	>4.50:1 but <5.00:1	0.350%	0.875%	0.000%
5	>5.00:1 but <5.50:1	0.350%	1.000%	0.000%
6	>5.50:1 but <6.00:1	0.350%	1.125%	0.125%
7	>6.00:1 but <6.50:1	0.500%	2.000%	1.000%
8	>6.50:1	0.500%	2.500%	1.500%

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of               , 20    .

ENTERCOM RADIO, LLC

By:
Name:
Title:

For the Quarter/Year ended                         (“Statement Date”)

The period of the four most recently completed fiscal quarters of the Parent ending on the Statement Date is referred to herein as the “Subject Period”

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

At all times:

I.	Section 7.13(b) - Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date (without duplication):

1.

The outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

$

		2.	All purchase money Indebtedness:	$

		3.	All direct and indirect obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$

4.

All obligations in respect of the deferred purchase price of property or services (except trade accounts payable in the ordinary course of business not past due for more than 180 days unless disputed in good faith):

$

		5.	Attributable Indebtedness in respect of capital leases and similar obligations and Synthetic Lease Obligations:	$

6.

Indebtedness (excluding prepaid interest thereon) secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Parent, the Borrower or any of their Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed by such Person or is limited in recourse (provided that, if such Indebtedness is non-recourse, the amount of such Indebtedness for purposes hereof shall be limited to the lesser of the principal amount of such Indebtedness and the fair market value of the property serving as collateral therefor):

$

7.

At any time after the occurrence and during the continuance of an Event of Default under any agreement of any Loan Party governing Swap Contracts, the aggregate amount payable by such Loan Party under such agreement:

$

		8.	All Guarantees with respect to outstanding Indebtedness of the types specified in Lines I.A.1 through 7 above of Persons other than the Parent, the Borrower or any Restricted Subsidiary:	$

		9.	The aggregate amount of Indebtedness of Unrestricted Subsidiaries of the types referred to in Lines I.A.1 through 8 above for which any Loan Party has direct liability:	$

The amount of any capital lease, similar obligation or Synthetic Lease

Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

For purposes of calculating Consolidated Funded Indebtedness with respect to any Acquisition or Disposition that occurs during the Subject Period, and any related incurrence or repayment of Consolidated Funded Indebtedness (including its effect on Consolidated Operating Cash Flow), (x) any Acquisition by the Borrower, the Parent or their Restricted Subsidiaries shall be deemed to have occurred on the first day of the Subject Period, and (y) any Disposition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries which occurs during such period shall be deemed to have occurred on the first day of the Subject Period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Loan Parties generating gross proceeds less than (a) $5,000,000, so long as all such Dispositions by the Loan Parties in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (b) $200,000 for any one Disposition or any series of related Dispositions. Consolidated Funded Indebtedness (i) shall be reduced by the amount of cash on hand of the Borrower in excess of $3,000,000, provided that, in no event shall Consolidated Funded Indebtedness be reduced by an amount greater than $7,000,000 and (ii) shall not include EPLLC Deemed Debt.

	10.	Adjustments made in accordance with the above (if any):	$

	11.	Consolidated Funded Indebtedness (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 ± 10):	$

B.	Consolidated Operating Cash Flow for the Subject Period (Line II.A.15 below):		$

C.	Consolidated Leverage Ratio (Line I.A.11 ÷ Line I.B):		to 1.00

Maximum Permitted:

Fiscal Quarters Ending	Ratio
First Amendment Effective Date through December 31, 2010	7.00 to 1.00
March 31, 2011	6.75 to 1.00
June 30, 2011	6.50 to 1.00
September 30, 2011	6.25 to 1.00
December 31, 2011 and thereafter	6.00 to 1.00

II.	Section 7.13(a) - Consolidated Interest Coverage Ratio.

	A.	Consolidated Operating Cash Flow for the Subject Period:

		1.	Consolidated Net Income for the Subject Period:	$

		2.	To the extent deducted in determining Consolidated Net Income for the Subject Period, interest expense for the Subject Period (excluding interest expense in connection with EPLLC Deemed Debt):	$

		3.	To the extent deducted in determining Consolidated Net Income for the Subject Period, depreciation for the Subject Period:	$

4.	To the extent deducted in determining Consolidated Net Income for the Subject Period, amortization for the Subject Period:	$

5.

To the extent deducted in determining Consolidated Net Income for the Subject Period, non-cash charges and other expenses (including, without limitation, impairment charges) which do not represent a cash expense in the Subject Period or any future period:

$

6.	To the extent deducted in determining Consolidated Net Income for the Subject Period, equity based compensation, if any:	$

7.

Up to $2,000,000 in the aggregate for all Permitted Acquisitions consummated over the term of the Agreement in connection with pro forma cost savings of the Borrower (the “Add Back”), but only to the extent that (i) such cost savings are reflected in good faith projections delivered to the Administrative Agent, (ii) the Borrower has commenced such necessary action to generate such annualized cost savings no later than 180 days after the consummation of the Permitted Acquisitions, and (iii) such Add Back is reduced each consecutive fiscal quarter of the Borrower after its initial use by up to $500,000 (or such lesser amount as equals one-fourth of the total Add Back) per quarter:

$

8.

To the extent not already included in Consolidated Net Income for the Subject Period, the Parent’s, the Borrower’s and any Restricted Subsidiary’s pro rata share (based on equity ownership) of the OCF of any Unrestricted Subsidiary or other Person that is not a Restricted Subsidiary, but not more than the aggregate of cash Dollars actually distributed by such Person during the Subject Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution;

$

Amount of OCF to be included in calculation of Consolidated Operating Cash Flow (calculating OCF pursuant to the terms of the Agreement) not to exceed (1) actual amount of aggregate of cash Dollars distributed by Unrestricted Subsidiary or other Person that is not a Restricted Subsidiary during the Subject Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution and (2) 10% of the Consolidated Operating Cash Flow (Line II.A.15 below)

9.

To the extent deducted in determining Consolidated Net Income for the Subject Period, fees and expenses incurred (except to the extent capitalized) in connection with the First Amendment and paid in cash no later than 90 days after the closing of the First Amendment, including fees and expenses of advisors and legal counsel, and the costs incurred in connection with the requirements under the Loan Documents with respect to the Collateral:

$

10.

To the extent deducted in determining Consolidated Net Income for the Subject Period, loss from early extinguishment of debt as a result of the acceleration or amortization of deferred financing costs associated with the Loans and/or Senior Subordinated Notes:

$

11.

To the extent deducted in determining Consolidated Net Income for the Subject Period, transaction costs paid in Dollars by the Loan Parties during such period and required by GAAP to be expensed, in each case in connection with Permitted Acquisitions consummated after the First Amendment Effective Date, provided

$

that all such transaction costs for all Loan Parties that are added back under this Line 11 shall not exceed a cumulative maximum aggregate amount of $5,000,000 for the period from the First Amendment Effective Date through any date of determination:

12.	To the extent included in determining Consolidated Net Income for the Subject Period, the sum of:	$

(i) extraordinary gains, including net gains on the sales of assets other than asset sales in the ordinary course of business,

(ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business,

(iii) any benefit or loss for Federal, state, local and foreign income taxes payable,

(iv) any gain or loss as a result of any (non-cash) fair value measurement of any asset or liability, and

(v) any gain or loss as a result of any mark-to-market changes in the fair value of any Swap Contract-related asset or liability;

Total Exclusions (the sum of (i) through (v) above):

13.	To the extent added back in the Subject Period pursuant to Line II.A.5 above, cash payments made after the First Amendment Effective Date with respect to such non-cash charges:	$

For purposes of the calculations above, (1) in no event shall Consolidated Operating Cash Flow include (x) any gain as a result of the purchase, forgiveness or other cancellation of Indebtedness made after December 31, 2009 of the Parent, the Borrower or any Subsidiary for less than the face value of such Indebtedness and (y) any add back for any bad debt expense, and (2) Entercom Properties, LLC shall be treated in all respects as a Restricted Subsidiary during all periods of determination for purposes of calculating Consolidated Operating Cash Flow.

For purposes of the calculations above, with respect to any Acquisition or Disposition that occurs during the Subject Period, and any related incurrence or repayment of Consolidated Funded Indebtedness (including its effect on Consolidated Operating Cash Flow), (x) any Acquisition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries shall be deemed to have occurred on the first day of the Subject Period, and (y) any Disposition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries which occurs during the Subject Period shall be deemed to have occurred on the first day of the Subject Period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Loan Parties generating gross proceeds less than (a) $5,000,000, so long as all such Dispositions by the Loan Parties in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (b) $200,000 for any one Disposition or any series of related Dispositions.

14.	Adjustments made in accordance with the above (if any)):	$

15.	Consolidated Operating Cash Flow (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 +7 + 8 + 9 + 10 + 11 – 12 – 13 ± 14):	$

B.	Consolidated Interest Charges for the Subject Period:

1.

All cash interest (excluding interest with respect to EPLLC Deemed Debt), premium payments, debt discount, fees, charges (excluding fees and charges related to the Loans) and related cash expenses of the Parent, the Borrower and their Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP:

$

2.

The portion of rent expense of the Parent, the Borrower and their Restricted Subsidiaries paid in cash during the Subject Period under capital leases that is treated as interest in accordance with generally GAAP:

$

For purposes of calculating the above, (a) net cash payments made or received by the Parent, the Borrower and their Restricted Subsidiaries with respect to Swap Contracts shall be included in the computation of gross interest expense, and (b) with respect to any Acquisition or Disposition that occurs during the Subject Period, and any related incurrence or repayment of Consolidated Funded Indebtedness (including its effect on Consolidated Operating Cash Flow), (x) any Acquisition by the Borrower, the Parent or their Restricted Subsidiaries shall be deemed to have occurred on the first day of the Subject Period, (y) any Disposition (and any related incurrence or repayment of Indebtedness) by the Borrower, the Parent or their Restricted Subsidiaries which occurs during the Subject Period shall be deemed to have occurred on the first day of the Subject Period, provided that, notwithstanding the foregoing, the Borrower shall not be required to pro forma unrelated Dispositions of the Loan Parties generating gross proceeds less than (a) $5,000,000, so long as all such Dispositions by the Loan Parties in the aggregate over the period commencing on the First Amendment Effective Date and ending on any date of determination do not exceed $15,000,000, or (b) $200,000 for any one Disposition or any series of related Dispositions.

Notwithstanding the foregoing, the contribution to Lines II.B.1. and II.B.2. above shall be calculated including Unrestricted Subsidiaries, but be limited to the amount of such items for which a Loan Party has direct liability.

	3. Adjustments made in accordance with the above (if any):	$

	4. Consolidated Interest Charges (Lines II.B.1 + 2 ± 3):	$

5.               Line II.B.4 above net of (i) consolidated interest income of the Parent, the Borrower and their Restricted Subsidiaries for the Subject Period and (ii) interest accrued on the Attributable Indebtedness and other obligations described in subsection (e) of the definition of Consolidated Funded Indebtedness:

$

C.	Consolidated Interest Coverage Ratio (Line II.A.15 ÷ Line II.B.5):	to 1.00

Minimum Required: 2.00 to 1.00

During Unrestricted Periods, only:
[Complete to the extent utilized.]

III.	Section 7.01(i)(A) – Liens and Section 7.03(e)(i) – Indebtedness.

A.

Actual amount of Liens securing Indebtedness of the Parent, the Borrower and the Restricted Subsidiaries (except License Subsidiaries) in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets:

$

	B.	Maximum Indebtedness of the Borrower, the Parent and the Restricted Subsidiaries (except License Subsidiaries) permitted to be incurred under Section 7.03(e)(i):		$50,000,000

IV.	Section 7.03(f) – Unsecured Indebtedness of the Borrower and Parent.

	A.	Aggregate amount of unsecured Indebtedness incurred by the Borrower and the Parent:	$

V.	Section 7.03(g) – Unsecured Indebtedness of Restricted Subsidiaries.

	A.	Aggregate amount of unsecured Indebtedness incurred by the Restricted Subsidiaries:	$

	B.	Aggregate amount of secured debt incurred by any of the Restricted Subsidiaries permitted by Section 7.03(e)(i):	$

	C.	Maximum permitted pursuant to Section 7.03(g) ($50,000,000 – Line V.B):	$

VI.	Section 7.03(i)(i) – Additional Indebtedness of the Borrower.

	A.	Aggregate amount of additional Indebtedness incurred by the Borrower:	$

	B.	Maximum permitted pursuant to Section 7.03(i)(i):		$25,000,000

VII.	Section 7.17(a) – Unrestricted Subsidiaries.

	A.	Aggregate amount of Net Investments pursuant to Section 7.17(a):	$

	B.	Maximum Amount of Net Investments pursuant to Section 7.17(a) permitted after the First Amendment Effective Date:		$50,000,000	*

* Subject to the following adjustments based on the inclusions and exclusions specified in Section 7.17(a): .

During Restricted Periods, only:

[Complete to the extent utilized.]

XIII.	Section 7.01(i)(B) — Liens and Section 7.03(e)(ii) — Indebtedness

A.

Actual amount of Liens securing Indebtedness of the Parent, the Borrower and the Restricted Subsidiaries (except License Subsidiaries) in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets:

$

	B.	Maximum Indebtedness of the Borrower, the Parent and the Restricted Subsidiaries (except License Subsidiaries) permitted to be incurred under Section 7.03(e)(ii):			$25,000,000

IX.	Section 7.02(g) — Investments.

	A.	Maximum Permitted (Calculation of Investment Basket):*

		1.	$25,000,000:	$

2.

The aggregate amounts expended or invested by the Borrower, the Parent and the Restricted Subsidiaries during all of the Restricted Periods constituting Investments made during Restricted Periods in accordance with Section 7.02(g) (including, without limitation, Investments in Unrestricted Subsidiaries, minority interests, joint ventures and otherwise, but excluding, for the avoidance of doubt, transaction costs):

$

		3.	Amounts added to the Acquisition Basket pursuant to clause (i) of the definition of Acquisition Basket:	$

		4.	Investment Basket (Lines IX.A.1 – (2 +3):	$

	C.	Maximum (Unused amount of Investment Basket) as set forth in Line IX.A.4 above:		$

* Subject to the following adjustments based on the inclusions and exclusions specified in the definition of Investment Basket: .

X.	Section 7.07(II)(b) — Acquisitions.

	B.	Maximum Permitted (Calculation of Acquisition Basket):

		1. $50,000,000:	$

2.                The aggregate amount of all cash consideration (or the equivalent thereof) paid by the Loan Parties for all Permitted Acquisitions consummated during all Restricted Periods made in accordance with the terms of Section 7.07(II) (but excluding (i) Permitted Acquisitions to the extent made with Equity Interests of the Parent, (ii) except as provided in Line 3 below, payments made in accordance with the terms of Section 7.07(II)(c), and (iii) for the avoidance of doubt, transaction costs):

$

		3. The aggregate Dollar amount (using the Dollar equivalent thereof for all non-cash payments) of all Like Kind Exchange Excess Value Payments made during all Restricted Periods:	$

		4. any unused amounts of the Investment Basket on such date of determination:	$

		5. Acquisition Basket (Line X.A.1 – (2 + 3) + 4):	$

XI.	Section 7.03(h) — Unsecured Indebtedness of Borrower and Parent.

	A.	Aggregate amount of New Subordinated High Yield Indebtedness incurred by the Borrower and Parent pursuant to Section 7.03(h):	$

	B.	Amount of Net Debt Proceeds:	$

XII.	Section 7.03(i)(ii) — Additional Indebtedness of the Borrower.

	A. Aggregate amount of additional unsecured Indebtedness incurred by the Borrower in the ordinary course of business:		$

	B. Maximum permitted pursuant to Section 7.03(i)(ii) (provided that up to $5,000,000 of such Indebtedness may be secured):			$15,000,000

Amount secured:
$
XIII.	Calculation of Mandatory Prepayments required by Sections 2.04(b)(ii)(A), (b)(iii), (b)(iv) and (b)(v)

A.     Amount of prepayments made in accordance with Section 2.04(b)(ii)(A) (Net Cash Proceeds), Section 2.04(b)(iii) (Extraordinary Receipts), Section 2.04(b)(iv) (Net Issuance Proceeds) and Section 2.04(b)(v) (Net Debt Proceeds):

$

EXHIBIT F

SECURITY AGREEMENT

SECURITY AGREEMENT (this agreement, together with all amendments and restatements and Joinders, this “Agreement”), dated as of March       , 2010, is made by ENTERCOM RADIO, LLC, a Delaware limited liability company (“Borrower”), ENTERCOM COMMUNICATIONS CORP., a Pennsylvania corporation (“Parent”), each of the signatories party hereto (other than Secured Creditor) and each other Person who becomes a party hereto pursuant to Section 6.15 (including any permitted successors and assigns, collectively, the “Grantors” and each a “Grantor”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Secured Creditor”) for its benefit and the benefit of each other Secured Party.

BACKGROUND.

Borrower, Parent, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Lenders party thereto have entered into the Credit Agreement dated as of June 18, 2007 (such agreement, together with all amendments, restatements, extensions, supplements or other modifications, the “Credit Agreement”).

Borrower, Parent, the other Loan Parties, Administrative Agent and certain Lenders have entered into the First Amendment to Credit Agreement dated as of March       , 2010 (the “First Amendment”).

It is a condition precedent to the effectiveness of the First Amendment that each Loan Party execute and deliver this Agreement.

It is the intention of the parties hereto that this Agreement create a first priority (except with respect to Non-Perfected Collateral) security interest in the Collateral (subject to Permitted Liens) in favor of Secured Creditor for its benefit and the benefit of Secured Parties securing the payment and performance of the Obligations.

AGREEMENT.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (a) Secured Parties to make the Committed Loans, issue or participate in Letters of Credit and maintain the Term A Loans under the Credit Agreement and to extend other credit and financial accommodations under the Loan Documents, and (b) Hedge Banks to make financial accommodations under Secured Hedge Agreements, each Grantor hereby agrees with Secured Creditor, for its benefit and the benefit of Secured Parties, as follows:

ARTICLE I
DEFINITIONS

1.1.          Definitions.  For purposes of this Agreement:

“Accession” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an accession (as defined in the UCC), and (whether or not included in that definition), a good that is physically united with another good in such a manner that the identity of the original good is not lost.

“Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account (as defined in the UCC), and

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(whether or not included in such definition), a right to payment of a monetary obligation, whether or not earned by performance for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and for service rendered or to be rendered, and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.

“Account Debtor” means any Person who is or who may become obligated to a Grantor under, with respect to or on account of an Account.

“As-Extracted Collateral” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to as-extracted collateral (as defined in the UCC), and (whether or not included in that definition), (a) oil, gas, or other minerals that are subject to a security interest that (i) is created by such Grantor before extraction, and (ii) attaches to the minerals as extracted, or (b) Accounts arising out of the sale at the wellhead or minehead of oil, gas, or other minerals in which such Grantor had an interest before extraction.

“Chattel Paper” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to chattel paper (as defined in the UCC), and (whether or not included in such definition), a Record or Records that evidence both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, or a lease of specific Goods.  “Chattel Paper” includes Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Commercial Tort Claim” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commercial tort claim (as defined in the UCC), and (whether or not included in such definition), all claims arising in tort with respect to which the claimant (a) is an organization, or (b) an individual and the claim (i) arose in the course of the claimant’s business or profession, and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Commodity Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity account (as defined in the UCC), and (whether or not included in such definition), an account maintained by a Commodity Intermediary in which a Commodity Contract is carried for such Grantor.

“Commodity Contract” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity futures contract, an option on a commodity futures contract, a commodity option, or any other contract if the contract or option  is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities Laws, or (b) traded on a foreign commodity board of trade, exchange, or market, and is carried on the books of a Commodity Intermediary for such Grantor.

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“Commodity Intermediary” means (a) a Person that is registered as a futures commission merchant under the federal commodities Laws or (b) a Person that in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities Laws.

“Copyright License” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by such Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all copyright rights in any work subject to the copyright Laws of any Governmental Authority, whether as author, assignee, transferee, or otherwise, (b) all registrations and applications for registration of any such copyright in any Governmental Authority, including registrations, recordings, supplemental registrations, and pending applications for registration in any jurisdiction, and (c) all rights to use and/or sell any of the foregoing.

“Deposit Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a deposit account (as defined in the UCC), and (whether or not included in such definition), a demand, time, savings, passbook, or similar account maintained at a bank (as defined in the UCC).

“Document” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a document (as defined in the UCC), and (whether or not included in such definition), a document of title, bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of Goods.

“Electronic Chattel Paper” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to electronic chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information stored in electronic medium.

“Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

“Equipment” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to equipment (as defined in the UCC), and (whether or not included in such definition), all Goods other than Inventory or consumer goods, and all improvements, accessions, or appurtenances thereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, or membership or partnership interests of (or other ownership interests in) such Person, all of the warrants, options or other rights for the purchase or Acquisition from such Person of shares of capital stock, or membership or partnership interests of (or other ownership interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or Acquisition from such Person of such shares (or such other interests), and all of the other ownership interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“Excluded Property” means any (a) Equity Interests owned by Parent, Borrower or any of their Subsidiaries (i) in the Unrestricted Subsidiaries or (ii) that are pledged pursuant to a Pledge Agreement, and (b) real property.

“FCC” means The Federal Communications Commission and any successor thereto.

“FCC License” means each current and future license, permit or other authorization issued by the FCC to each Grantor.

“Financial Asset” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a financial asset (as defined in the UCC), and (whether or not included in such definition), (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment, or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Article 8 of the UCC. As the context requires, “Financial Asset” means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security, or a Security Entitlement.

“Fixtures” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to fixtures (as defined in the UCC), and (whether or not included in such definition), all Goods that have become so related to particular real property that an interest in them arises under the real property Law of the state in which the real property is situated.

“General Intangible” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC, and (whether or not included in such definition), all personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money, and oil, gas or other minerals before extraction.

“Goods” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to goods (as defined in the UCC), and (whether or not included in such definition), all things that are movable when a security interest attaches.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Impaired Account” means an Account with respect to which either (a) the applicable Account Debtor is a named debtor in a proceeding pending under a Debtor Relief Law or (b) the Grantor who is owed such Account has determined, in its reasonable business judgment in accordance with its past practices, that the applicable Account Debtor is likely to become a debtor in a proceeding pending under a Debtor Relief Law.

“Instrument” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC), and (whether or not included in such definition), a negotiable instrument or any other writing that evidences a

4

right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

“Insurance” means all insurance policies for which each Grantor is the owner, an insured, an additional insured, a beneficiary or loss payee, including any policy covering any or all of the Collateral (regardless of whether Secured Creditor is the loss payee or an additional insured thereof).

“Intellectual Property” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to all intellectual and similar property of  every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to inventory (as defined in the UCC), and (whether or not included in such definition), Goods that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business, including packaging materials, scrap material, manufacturing supplies and spare parts, and all such Goods that have been returned to or repossessed by or on behalf of such Person.

“Investment Property” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to investment property (as defined in the UCC), and (whether or not included in such definition), a Security (whether certificated or uncertificated), a Commodity Contract, a Commodity Account, a Security Entitlement and Securities Account.

“Joinder” means a joinder to this Agreement in substantially the form of Exhibit A.

“Letter of Credit” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter of credit (as defined in the UCC).

“Letter-of-Credit Right” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter-of-credit right (as defined in the UCC), and (whether or not included in such definition), (a) a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and (b) the right of a beneficiary to demand payment or performance under a letter of credit.

“License” means any Patent License, Trademark License, Copyright License, or other similar license or sublicense.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing).

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“Material Commercial Tort Claim” means a Commercial Tort Claim, pending before any court, as to which the amount in controversy and claimed by the applicable Grantor to be owed to such Grantor is greater than $10,000,000.

“Money” means “money” as defined in the UCC.

“Patent License” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by such Grantor or which such Grantor otherwise has the right to license, is in existence, or granting to such Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of such Grantor under any such agreement.

“Patents” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all letters patent of any Governmental Authority, all registrations and recordings thereof, and all applications for letters patent of any Governmental Authority, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Payment Intangible” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC), and (whether or not included in such definition), a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Permit” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

“Permitted Liens” means Liens permitted pursuant to Credit Agreement Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Debt” means all indebtedness owed to each Grantor, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Proceeds” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition), (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral, (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to the Collateral, (e) proceeds of insurance, including insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, (f) proceeds derived from or in connection with the sale, transfer or other disposition of any FCC License, and (g) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Release Date” means the date on which Liens securing the Obligations may be released pursuant to Credit Agreement Section 9.10(a)(i).

“Secured Party” means (i) the Administrative Agent, (ii) the Lenders, (iii) the L/C Issuer, (iv) each Lender or an Affiliate of a Lender owed any Obligations with respect to Swap Contracts, (v) each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement, and (vi) each other Person the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Securities Intermediary” means (a) a clearing corporation, or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Security” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Security Entitlements” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to the rights and property interests as and of an Entitlement Holder with respect to a Financial Asset.

“Software” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to software (as defined in the UCC), and (whether or not included in such definition), a computer program (including both source and object code) and any supporting information provided in connection with a transaction relating to the program.

“Supporting Obligations” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and  to a supporting obligation (as defined in the UCC), and whether or not included in such definition, a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Tangible Chattel Paper” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to tangible chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information that is inscribed on a tangible medium.

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“Trade Secrets” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to trade secrets, all know-how, inventions, processes, methods, information, data, plans, blueprints, specifications, designs, drawings, engineering reports, test reports, materials standards, processing standards and performance standards, and all Software directly related thereto, and all Licenses or other agreements to which such Grantor is a party with respect to any of the foregoing.

“Trademark License” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by such Grantor or which such Grantor otherwise has the right to license, or granting to such Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Trademarks” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed with any Governmental Authority in connection therewith, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill, (d) all rights to use and/or sell any of the foregoing, and (e) the portion of the business to which each trademark pertains.

“UCC” means Chapters 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York or, where applicable as to specific items or types of Collateral, any other relevant state.

1.2.          Other Definitional Provisions.  Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined herein shall control for purposes of this Agreement only (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

1.3.          Construction.  Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) the singular shall include the plural, and vice versa, (b) words of a gender include the other gender, (c) monetary references are to Dollars, (d) time references are to Eastern time, (e) references to the “Agreement” and to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to this Agreement and to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, together with all amendments and restatements thereto, (f) headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof, (g) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns, that Person as a debtor-in possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (h) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, (i) references to a particular Loan Document include each amendment or restatement to it made in accordance with the Credit Agreement and such Loan Document, (j) references to a particular Secured Hedge Agreement include each amendment or restatement to it made in accordance with such Secured Hedge Agreement, and (k) the inclusion of Proceeds in the definition of “Collateral” shall not be deemed a consent by Secured Creditor or any other Secured Party to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms of the Credit Agreement or this Agreement.  This Agreement is a Loan Document.

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ARTICLE II
GRANT OF SECURITY INTEREST

2.1.          Grant of Security Interest.  As security for the payment and performance, as the case may be, in full of the Obligations, each Grantor hereby grants to Secured Creditor, for the benefit of it and the other Secured Parties, a security interest in the entire right, title, and interest of such Grantor in and to (a) all personal property (other than Excluded Property) of such Grantor, whether now or hereafter existing, owned, arising or acquired, and (b) all of the following property of such Grantor, whether now or hereafter existing, owned, arising, or acquired:  (i) Accessions, (ii) Accounts, (iii) As-Extracted Collateral, (iv) Chattel Paper, (v) Collateral Records, (vi) Commercial Tort Claims, including but not limited to the specific Commercial Tort Claims descriptions of which are to be provided by such Grantor to Secured Creditor, (vii) Commodity Accounts, (viii) Commodity Contracts, (ix) Deposit Accounts, (x) Documents, (xi) Equipment, (xii) Financial Assets, (xiii) Fixtures, (xiv) General Intangibles, (xv) Goods, (xvi) Instruments, (xvii) Insurance, (xviii) Intellectual Property, (xix) Inventory, (xx) Investment Property, (xxi) Letters of Credit, (xxii) Letter-of-Credit Rights, (xxiii) Licenses, (xxiv) Money, (xxv) Payment Intangibles, (xxvi) Permits, (xxvii) Pledged Debt, (xxviii) Securities, (xxix) Securities Accounts, (xxx) Security Entitlements, (xxxi) Software, (xxxii) Supporting Obligations, and (xxxiii) Proceeds of the foregoing (“Collateral”).  Collateral does not include at any time any FCC License to the extent, but only to the extent, that any Grantor is prohibited at that time from granting a security interest therein pursuant to the Communications Act of 1934, and the rules, regulations and policies promulgated thereunder, but includes, to the maximum extent not prohibited by Law, all rights incident or appurtenant to any such FCC License and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of any FCC License.

2.2.          Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable with respect to and under all Collateral, (b) the exercise by Secured Creditor of any of the rights hereunder shall not release any Grantor from any of its duties or obligations with respect to or under any Collateral or under this Agreement, and (c) neither Secured Creditor nor any other Secured Party shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall Secured Creditor or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned or in which a security interest is granted hereunder.

2.3.          Delivery of Security and Instrument Collateral.  All certificates, if any, or Instruments constituting or evidencing the Collateral (other than Non-Perfected Collateral) shall be delivered to and held by or on behalf of Secured Creditor pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Creditor.  If an Event of Default exists, Secured Creditor has the right to transfer to or to register in the name of Secured Creditor or any of its nominees any or all of such Collateral (subject to Section 5.6).  In addition, Secured Creditor has the right, if Secured Creditor reasonably determines that the exercise of such right is necessary to protect its rights, at any time to exchange certificates or Instruments representing or evidencing Collateral for certificates or Instruments of smaller or larger denominations.

2.4.          Agreement With Respect to Collateral.  Each Grantor and Secured Creditor agree that to the extent that any of the Collateral may be deemed to be a Fixture as opposed to Equipment, Inventory, or any other form of Collateral that may be perfected by the filing of a UCC financing statement, it is the intention of Grantors, Secured Creditor and Secured Parties that such Collateral be deemed to be Equipment, Inventory, or any other form of Collateral that, to the extent not prohibited by Law, may be perfected by the filing of a UCC financing statement and such Collateral not be deemed to be a Fixture.

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2.5.          Future Advances.  Each Grantor acknowledges that the Loan Documents and each Secured Hedge Agreement may provide for future advances and financial accommodations and this Agreement secures performance of such future advances and financial accommodations.

2.6.          Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the security interest granted in Section 2.1 include or attach to any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest would constitute or result in a violation of non-waivable provisions of applicable Law or the abandonment, termination pursuant to the terms of, or a breach or default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above.  So long as any property of Grantor is excluded from the security interest granted in Section 2.1 pursuant to the immediately preceding sentence, such property shall be excluded from the term “Collateral” for all purposes hereunder.

2.7.          Maximum Liability.  Anything in this Agreement to the contrary notwithstanding, the obligations of each Grantor (other than Borrower) hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Grantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or property conveyed by such Grantor under the Loan Documents) and after giving effect as assets, subject to Section 6.1, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Grantor pursuant to (a) applicable Law or (b) any agreement providing for an equitable allocation among such Grantor and other Loan Parties of obligations arising under the Loan Documents and Secured Hedge Agreements.

2.8.          Excluded Property.  Notwithstanding Section 2.1 or any other provision of this Agreement, no Grantor grants a security interest pursuant to this Agreement in any Excluded Property and Excluded Property shall be excluded from “Collateral” for all purposes hereunder.

2.9.          Non-Perfected Collateral.  Notwithstanding any provision of this Agreement, no Grantor shall be required to take any action to cause the perfection of any security interest granted pursuant to this Agreement in any Non-Perfected Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.          Representations and Warranties.  Each Grantor represents and warrants to Secured Creditor with respect to itself and its Collateral that:

(a)           This Agreement and the grant of the security interest pursuant to this Agreement in the Collateral create a valid security interest in favor of Secured Creditor for its benefit and the benefit of Secured Parties in the Collateral, securing the payment and performance of the Obligations, and upon the

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(i) filing of UCC-1 financing statements for such Grantor, in the form delivered by such Grantor to Secured Creditor in the central filing office of the jurisdiction in which such Grantor is organized, and (ii) obtaining possession, as appropriate for the item and type of Collateral (other than Non-Perfected Collateral) in question, shall constitute a valid, first priority, perfected security interest in such Collateral (subject to Permitted Liens and excluding Non-Perfected Collateral) to the extent such security interests can be perfected by taking the actions described in clauses (i) and (ii), and all filings and other actions necessary to perfect such security interest and such priority have been duly taken (or will be taken upon such Grantor obtaining rights in Collateral after the date hereof).

(b)           The execution, delivery and performance by such Grantor of this Agreement have been duly authorized by all necessary action, and do not and will not:  (i) contravene the terms of any of such Grantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material contractual obligation to which such Grantor is a party or affecting such Grantor or the properties of such Grantor or any of its Subsidiaries (other than the Lien created by this Agreement) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Grantor or its property is subject; or (iii) violate any Law.

(c)           This Agreement has been duly executed and delivered by such Grantor.  This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject as to enforcement of remedies to any Debtor Relief Laws and to general equitable principles.

(d)           Such Grantor has good and indefeasible title to, or a valid leasehold interest in, all of the Collateral free and clear of any Lien, except for the security interest and Liens granted pursuant to this Agreement and Permitted Liens.  Such Grantor has not granted a security interest or other Lien in any of the Collateral (except for the security interest and Lien granted by this Agreement and Permitted Liens).  Such Grantor has not sold any interest in any of its Accounts (other than Impaired Accounts) or Payment Intangibles, or been a party to any securitization of any of its property.

(e)           As of the Closing Date, Schedule 1 states the exact name of such Grantor, as such name appears in its currently effective Organization Documents as filed with the appropriate authority of the jurisdiction of such Grantor’s organization, the jurisdiction of organization of such Grantor (and such Grantor is not organized in more than one jurisdiction), the current type of entity of such Grantor, the Federal Taxpayer Identification Number of such Grantor, and the corporate or other organizational number of such Grantor issued by such Grantor’s jurisdiction of organization (or “N/A” if such jurisdiction does not issue an organizational number for such Grantor’s entity type).

(f)            All Tangible Chattel Paper, promissory notes, and other Instruments which this Agreement requires to be delivered to Secured Creditor have been delivered and pledged to Secured Creditor duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral.

(g)           Such Grantor does not have any interest in any Material Commercial Tort Claim other than Material Commercial Tort Claims as to which such Grantor has delivered to Secured Creditor the case style and the case number of such Material Commercial Tort Claim and the name of the court in which such Material Commercial Tort Claim is pending.

(h)           Except as provided in Section 5.6, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing (other than filings required by the UCC) with, any Governmental Authority is required (i) for the pledge by such Grantor of the Collateral pledged by it hereunder, for the grant by such Grantor of the security interest granted hereby, or for the execution,

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delivery, or performance of this Agreement by such Grantor, in each case except as to Non-Perfected Property, (ii) for the perfection or maintenance of the pledge, assignment, and security interest created hereby (including the first priority nature of such pledge, assignment, and security interest) in Collateral (other than (A) Non-Perfected Collateral and (B) Intellectual Property in which a security interest cannot be perfected by the filing of a financing statement) or (iii) for the enforcement of remedies by Secured Creditor or any other Secured Party.

(i)            With respect to each Grantor other than Borrower, this Agreement and the other Loan Documents may reasonably be expected to benefit, directly or indirectly, such Grantor, and the Board of Directors of such Grantor, the requisite number of its partners, the requisite number of its members or the requisite number of the appropriate governance body or equity holders, as appropriate to such Grantor’s type of entity, have determined that this Agreement and the other Loan Documents may reasonably be expected to benefit, directly or indirectly, such Grantor.  Such Grantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Company and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Obligations; provided, however, such Grantor is not relying on such financial condition or collateral as an inducement to enter into this Agreement.

(j)            All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Secured Creditor and each Secured Party, regardless of any investigation made by Secured Creditor or any Secured Party or on their behalf and notwithstanding that Secured Creditor or any Secured Party may have had notice or knowledge of any Default at the time of any credit extension, and shall continue in full force and survive the Release Date.

ARTICLE IV
COVENANTS

4.1.          Further Assurances.

(a)           Each Grantor will, from time to time and at such Grantor’s expense, promptly execute and deliver all further instruments and documents (including the delivery of certificated securities, if any, authenticate, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as Secured Creditor may reasonably request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby, and take all further action that Secured Creditor may reasonably request, in order to perfect (except with respect to Non-Perfected Collateral) the security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured Creditor to exercise and enforce Secured Creditor’s and other Secured Parties’ rights and remedies hereunder with respect to any Collateral (except Non-Perfected Collateral).

(b)           Each Grantor authorizes Secured Creditor to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the authentication of any Grantor where permitted by Law and that (i) indicate the Collateral (A) as all assets of such Grantor (or words of similar effect), regardless of whether any particular asset included in the Collateral is within the scope of UCC Article 9 of the state or such jurisdiction or whether such assets are included in the Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by UCC Article 9 of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation or amendment, including whether such Grantor is an organization, the type of organization, and any organization identification number issued to such Grantor.  Each Grantor agrees to furnish any such information to Secured Creditor promptly upon request.

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A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.

4.2.          Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.

(a)           No Grantor shall change the jurisdiction of its organization from the jurisdiction specified in Schedule 1, its type of entity from the type of entity specified in Schedule 1, its name from the name specified in Schedule 1, or its organizational identification number from the organizational number specified in Schedule 1, unless such Grantor has delivered to Secured Creditor prompt written notice thereof (but in no event shall such notice be given later than ten Business Days after any such change unless Secured Creditor has agreed in writing to a later date) and taken such actions as Secured Creditor may reasonably require to maintain the perfection and priority of the security interest granted pursuant to this Agreement in the Collateral (except as to Non-Perfected Collateral).  Each Grantor will hold and preserve such Records concerning the Accounts and the originals of all Chattel Paper and Instruments in a commercially reasonable manner and permit Secured Creditor to access such Records in the manner and at the times specified under the Credit Agreement.

(b)           Except as otherwise provided in this Section 4.2(b), each Grantor shall continue to collect, in accordance with commercially reasonable procedures and at its own expense, all amounts due or to become due such Grantor under the Accounts, Chattel Paper, and Instruments.  In connection with such collections, each Grantor may take (and, at Secured Creditor’s direction if an Event of Default exists, shall take) such action as such Grantor or Secured Creditor may deem necessary or advisable to enforce collection of the Accounts, Chattel Paper, and Instruments; provided, however, that Secured Creditor shall have the right, if an Event of Default exists, without notice to any Grantor, to notify the Account Debtors or obligors under any Accounts, Chattel Paper, and Instruments of the assignment of such Accounts, Chattel Paper, and Instruments to Secured Creditor and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Creditor and, at the expense of such Grantor, to enforce collection of any such Accounts, Chattel Paper, and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done or as Secured Creditor reasonably deems appropriate.  If any Event of Default exists, all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts, Chattel Paper, and Instruments shall be received in trust for the benefit of Secured Creditor hereunder, shall be segregated from other funds and property of such Grantor and shall be forthwith paid or delivered over to Secured Creditor in the same form as so received (with any necessary endorsement) to be held as cash collateral, thereafter to be applied as provided in the Credit Agreement or other Loan Documents, as applicable.

4.3.          Instruments.  Each Grantor will deliver to Secured Creditor any Collateral evidenced by a promissory note or other Instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Creditor; in each case to the extent and at the times required under the Credit Agreement.

4.4.          Rights to Dividends and Distributions.  With respect to any Equity Interests subject to a security interest granted hereunder other than Non-Perfected Collateral (“Covered Equity Interests”), Secured Creditor shall have authority (subject to Section 5.6) if an Event of Default exists either to have the same registered in Secured Creditor’s name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all dividends and distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary, in each case excluding dividends and distributions the recipient of which is entitled under the Credit Agreement to keep.  If any Grantor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of

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capital, or issued in connection with any reorganization), or any option or rights arising from or relating to, any of the Covered Equity Interests, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Covered Equity Interests, or otherwise, such Grantor agrees to accept the same as Secured Creditor’s agent and to hold the same in trust on behalf of and for the benefit of Secured Creditor, and to deliver the same immediately to Secured Creditor in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Secured Creditor, subject to the terms hereof, as Collateral.  Unless an Event of Default exists or will result therefrom and subject to the other Loan Documents, such Grantor shall be entitled to receive all cash dividends and distributions paid or distributed with respect to the Securities, other than dividends or distributions or interests payable in Covered Equity Interests of the issuer of such Covered Equity Interests (which, if evidenced by certificated securities, shall be delivered to Secured Creditor as set forth in the immediately preceding sentence, whether or not an Event of Default exists); provided, that, notwithstanding the existence of an Event of Default, the recipient thereof may keep all cash dividends permitted under the Credit Agreement to be made or received.  All dividends, distributions and Proceeds paid or distributed in respect of the Collateral which are received by each Grantor in violation of this Agreement shall, until paid or delivered to Secured Creditor, be held by such Grantor in trust as additional Collateral for the Obligations.

4.5.          Right of Secured Creditor to Notify Issuers.  If an Event of Default exists and at such other times as Secured Creditor is entitled to receive dividends, distributions and other property in respect of or consisting of any Collateral which is or represents a Security, Secured Creditor may notify issuers of such Security to make payments of all dividends and distributions directly to Secured Creditor and Secured Creditor may take control of all Proceeds of any Securities.  Until Secured Creditor elects to exercise such rights, if an Event of Default exists, each Grantor, as agent of Secured Creditor, shall collect, segregate and hold in trust all dividends and other amounts paid or distributed with respect to Securities.

4.6.          Insurance.  If an Event of Default exists and any Grantor fails to perform or observe any applicable covenants in the Credit Agreement as to insurance, Secured Creditor may at its option obtain insurance on only Secured Creditor’s and Secured Parties’ interest in the Collateral, and any premium thereby paid by Secured Creditor to become part of the Obligations and bear interest at the Default Rate.  If Secured Creditor maintains such insurance, the premium for such insurance shall be due on demand and payable by such Grantor to Secured Creditor.  Each Grantor grants and appoints Secured Creditor its attorney-in-fact (exercisable if an Event of Default exists) to endorse any check or draft that may be payable to such Grantor in order to collect any payments in respect of insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any policy of insurance.  Secured Creditor shall endeavor to provide each Grantor with a copy of each such item endorsed by Secured Creditor; provided, any failure to provide any such copy shall not impair any right or action of Secured Creditor or any Secured Party.  Any such sums collected by Secured Creditor shall be credited, except to the extent applied to the purchase by Secured Creditor of similar insurance, to any amounts then owing on the Obligations in accordance with Credit Agreement Section 8.03.

4.7.          Secured Creditor Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Secured Creditor such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, if an Event of Default exists, to take any action and to execute any instrument which Secured Creditor may deem necessary or advisable to enforce its rights and remedies under this Agreement, including, without limitation (provided, Secured Creditor shall not have any duty to take any such action or execute any instrument):

(a)           to obtain and adjust insurance required to be paid to Secured Creditor pursuant to Section 4.6;

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(b)           to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(c)           to receive, indorse, and collect any drafts or other Instruments, Documents, and Chattel Paper, in connection therewith; and

(d)           to file any claims or take any action or institute any proceedings which Secured Creditor may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Secured Creditor with respect to any of the Collateral.

EACH GRANTOR HEREBY IRREVOCABLY GRANTS TO SECURED CREDITOR SUCH GRANTOR’S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES INCLUDED IN THE COLLATERAL HEREUNDER AND APPOINTS SECURED CREDITOR SUCH GRANTOR’S ATTORNEY-IN-FACT (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO PERFORM ALL OBLIGATIONS OF SUCH GRANTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED CREDITOR’S RIGHTS HEREUNDER.  THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE BEFORE THE RELEASE DATE.

ARTICLE V
RIGHTS AND POWERS OF SECURED CREDITOR

5.1.          Secured Creditor May Perform.  If any Grantor fails to perform any agreement contained herein, Secured Creditor may itself perform, or cause performance of, such agreement, and the expenses of Secured Creditor incurred in connection therewith shall be payable by such Grantor under Section 5.7, (provided, if an Event of Default does not exist, Secured Creditor shall give Borrower notice before Secured Creditor performs any such agreement of any Grantor).

5.2.          Secured Creditor’s Duties.  The powers conferred on Secured Creditor hereunder are solely to protect Secured Creditor’s and Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Secured Creditor and Secured Parties hereunder, neither Secured Creditor nor any other Secured Party shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Creditor or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession, in each case if such Collateral is accorded treatment substantially equal to that which Secured Creditor accords its own property.  Except as provided in this Section 5.2 or otherwise by non-waivable provisions of applicable Law, neither Secured Creditor nor any other Secured Party shall have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto.  Nothing contained in this Agreement shall be construed as requiring or obligating Secured Creditor or any other Secured Party, and neither Secured Creditor nor any other Secured Party shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify any Grantor of any decline in the value of any Collateral.  This Section 5.2 shall survive the termination of this Agreement, and any satisfaction and discharge of each Grantor by virtue of any payment, court order, or Law.

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5.3.          Remedies.  If an Event of Default exists (subject to Section 5.6):

(a)           Secured Creditor may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any other Secured Party pursuant to any applicable Laws, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may require each Grantor to, and each Grantor will at its expense and upon request of Secured Creditor forthwith, assemble all or part of the Collateral as directed by Secured Creditor and make it available to Secured Creditor at a place to be designated by Secured Creditor which is reasonably convenient to both parties for public or private sale, at any of Secured Creditor’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are, to the extent required by non-waivable provisions of applicable Law, commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by Law, ten days’ notice to each Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Creditor shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Creditor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All proceeds received by Secured Creditor upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as set forth in Credit Agreement Section 8.03.

(c)           All payments received by each Grantor under or in connection with any Collateral shall be received in trust for the benefit of Secured Creditor, shall be segregated from other funds of such Grantor, and shall be forthwith paid or delivered over to Secured Creditor in the same form as so received (with any necessary endorsement).

(d)           Because of the Securities Act of 1933, as amended (“Securities Act”), and other Laws, including without limitation state “blue sky” Laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Secured Creditor in any attempts to dispose of the Collateral and the enforcement of rights under this Agreement.  For these reasons, Secured Creditor is authorized by each Grantor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral subject to such Laws or agreements at private sale, subject to an investment letter, or in any other manner which will not require such Collateral, or any part thereof, to be registered in accordance with the Securities Act, or any other Law.  Secured Creditor is also hereby authorized by each Grantor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Creditor may deem required or appropriate under the Securities Act or other securities Laws or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any such Collateral.  Each Grantor understands that Secured Creditor may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for such Collateral than would otherwise be obtainable if same were registered and/or sold in the open market.  No sale so made in good faith by Secured Creditor shall be deemed to be not “commercially reasonable” because so made.  Each Grantor agrees that if an Event of Default exists, and Secured Creditor sells such Collateral or any portion thereof at any private sale or sales, Secured Creditor shall have the right to rely upon the advice and opinion of appraisers and other Persons reasonably selected by Secured Creditor, as to the best price reasonably obtainable upon such a private sale thereof.  In the absence of bad faith, willful misconduct or gross negligence, such reliance shall be presumptive evidence that Secured Creditor and the other Secured Parties handled such matter in a commercially reasonable manner under applicable Law.

(e)           For purposes of enabling Secured Creditor to exercise rights and remedies under this Agreement, each Grantor grants (to the extent not otherwise prohibited by a license or other agreement or

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non-waivable provisions of applicable Law with respect thereto) to Secured Creditor an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor or any other Person; provided, that if the license granted to Secured Creditor is a sublicense, each Grantor shall be solely responsible for, and indemnify Secured Creditor against, any royalty or other compensation payable to such Grantor’s licensor or other Person) to use all of such Grantor’s Software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals.  The use of such license by Secured Creditor shall be exercised, at the option of Secured Creditor, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Secured Creditor in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure or waiver of an Event of Default.

(f)            For the purpose of enabling Secured Creditor to exercise rights and remedies under this Agreement, each Grantor grants (to the extent not otherwise prohibited by a license or other agreement or non-waivable provisions of applicable Law with respect thereto) to Secured Creditor an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor or any other Person; provided, that if the license granted to Secured Creditor is a sublicense, such Grantor shall be solely responsible for, and indemnify Secured Creditor and Secured Parties against, any royalty or other compensation payable to such Grantor’s licensor or other Person) to use, license, or sub-license any of the Collateral consisting of Intellectual Property and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Software used for the use, compilation, or printout thereof.  In connection therewith, each Grantor shall execute and deliver a commercially reasonable license agreement to Secured Creditor to evidence the grant of such license.  The use of such license by Secured Creditor shall be exercised, at the option of Secured Creditor, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Secured Creditor in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure or waiver of an Event of Default.

5.4.          Appointment of Receiver or Trustee.  In connection with the exercise of Secured Creditor’s rights under this Agreement or any other Loan Document, Secured Creditor may, if an Event of Default exists, obtain the appointment of a receiver or trustee to assume, upon receipt of any necessary judicial or other Governmental Authority consents or approvals, control of or ownership of any Collateral.  Such receiver or trustee shall have all rights and powers provided to it by Law or by court order or provided to Secured Creditor under this Agreement or any other Loan Document.  Upon the appointment of such trustee or receiver, each Grantor shall cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution, and filing of an application to any Governmental Authority or for consent to the transfer of control or assignment of such Collateral to the receiver or trustee.  To the extent required by applicable Law, Secured Creditor shall provide to each Grantor notice of the request for or appointment of such receiver or trustee.

5.5.          Further Approvals Required.

(a)           In connection with the exercise by Secured Creditor of rights under this Agreement that affects the disposition of or use of any Collateral (including rights relating to the disposition of or operation under any Permit), it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral.  Each Grantor hereby appoints (to the extent not prohibited by applicable Law) Secured Creditor as its attorney (exercisable if an Event of Default exists), to execute, deliver, and file on such Grantor’s behalf and in such Grantor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Creditor’s reasonable opinion, to obtain such consents or approvals.  If an Event of Default exists, each Grantor shall use commercially reasonable efforts (including the execution, delivery and filing of any necessary applications, certificates, instruments and other documents) to obtain the foregoing

17

consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements.

(b)           Each Grantor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 5.5 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 5.5 may be specifically enforced.

5.6.          Actions Requiring FCC Approval.

(a)           Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, collateral assignment of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by Secured Creditor hereunder which would affect the operational, voting or other control of any Grantor that holds any FCC Licenses shall be made in accordance with the Communications Act, the terms of any applicable FCC Licenses and any other applicable Law.

(b)           If an Event of Default exists, Grantors shall take any action which Secured Creditor may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to Secured Creditor, any Lender, or to such one or more third parties as Secured Creditor may designate, or to a combination of the foregoing, any or all of the Collateral.  To enforce the provisions of this Section, Secured Creditor is empowered to seek from the FCC and any other Licensing Authority, to the extent required, consent to or approval of an involuntary transfer of control of any Grantor that holds any FCC Licenses for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred.  Grantors hereby agree to authorize such an involuntary transfer of control upon the request of Secured Creditor and, without limiting any rights of Secured Creditor under this Agreement, authorize Secured Creditor to nominate a trustee or receiver to assume control subject only to any required judicial, FCC and other Licensing Authority consent, of any Collateral relating to the FCC Licenses pending and in order to effectuate the transactions contemplated by Section 5.3.  Such trustee or receiver shall have all the rights and powers as provided to it by Law, court order or to Secured Creditor under this Agreement.  Grantors shall cooperate fully and cause each Subsidiary to cooperate fully in obtaining any required consent of the FCC and the approval or consent of each other Licensing Authority required to effectuate the foregoing.  Grantors shall further use their commercially reasonable efforts to assist in obtaining any consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any or all of Grantors’ FCC Licenses or the transfer of control necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any of such FCC Licenses or the Collateral.

(c)           Grantors acknowledge that consent of the FCC and of each other Licensing Authority for transfer of control of the Licenses of each Grantor is integral to Secured Creditor’s realization of the value of the Collateral, that there is no adequate remedy at Law for failure by Grantors to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section may be specifically enforced.

(d)           Notwithstanding anything to the contrary contained in this Agreement, Secured Creditor shall not, without first obtaining any consent or approval of the FCC and any other applicable Licensing Authority, exercise any rights with respect to the Collateral, or take any action pursuant to this Agreement which would constitute or result in any change of control of any Grantor that holds or controls an FCC License if any such exercise of rights or any such change in control would require, under then existing Law, the prior approval of the FCC or such other Licensing Authority, or in any other manner represent a violation of the Communications Act or the FCC Regulations.

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(e)           Notwithstanding anything herein to the contrary, prior to the occurrence of an Event of Default and receipt of consent of the FCC and any other applicable Licensing Authority to the transfer of control of any Grantor that holds an FCC License, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Grantors by Secured Creditor or any Secured Party or control, affirmative or negative, direct or indirect, by Secured Creditor or any Secured Party over the management or any other aspect of the operation of Grantors, which ownership and control remain exclusively and at all times in Grantors.

5.7.          INDEMNITY AND EXPENSES.  EACH GRANTOR AGREES TO BE BOUND BY AND PERFORM THE OBLIGATIONS OF BORROWER RELATING TO SUCH GRANTOR OR ACTIONS OR OMISSIONS BY SUCH GRANTOR PURSUANT TO SECTION 10.04 OF THE CREDIT AGREEMENT.

ARTICLE VI
MISCELLANEOUS

6.1.          Waiver of Subrogation.  Until the Release Date, no Grantor shall assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Secured Creditor, any other Secured Party or any Person acting for the benefit of Secured Creditor or any other Secured Party against any other Loan Party or any Collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against any other Loan Party on all or any part of the Obligations or any other Loan Party, and until the date that is 90 days after the Release Date, each Grantor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, and Collateral or other security given to Secured Creditor or any other Secured Party or any other Person acting for the benefit of Secured Creditor or any other Secured Party, to secure payment of the Obligations.  This Section 6.1 shall survive the termination of this Agreement, and any satisfaction and discharge of each Grantor by virtue of any payment, court order, or Law.

6.2.          Cumulative Rights.  All rights of Secured Creditor and each other Secured Party under the Loan Documents are cumulative of each other and of every other right which Secured Creditor and each other Secured Party may otherwise have at Law or in equity or under any other agreement.  The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

6.3.          Amendments; Waivers.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor, shall be effective unless in writing signed by Secured Creditor and each Grantor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of Secured Creditor or any Grantor under this Agreement or applicable Laws, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of Secured Creditor or any Grantor under this Agreement or applicable Laws.

6.4.          Continuing Security Interest; Release.  This Agreement creates a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Release Date, (b) be binding upon and enforceable by each Grantor, its successors and assigns, and (c) be binding upon and enforceable by Secured Creditor and its successors, transferees and assigns.  Upon the occurrence of the Release Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Creditor and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the granting parties and Secured Creditor will, at each Grantor’s expense, execute and deliver to each Grantor

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such documents (including without limitation UCC termination statements) as such Grantor shall reasonably request to evidence such termination and shall deliver to such Grantor any Collateral held by Secured Creditor hereunder.  If any of the Collateral or other property of a Grantor expressly excluded from Collateral pursuant to this Agreement is Disposed of in a transaction permitted by the Credit Agreement, Secured Creditor will, at such Grantor’s expense, authenticate and file any amendments to filings made pursuant to the UCC and execute and deliver to such Grantor such other documents as such Grantor may reasonably request to evidence the release of such Collateral from (or the inapplicability to such other property of) the Lien of this Agreement and shall deliver to such Grantor any such Collateral held by Secured Creditor hereunder.  Each Grantor agrees that to the extent that Secured Creditor or any other Secured Party receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Debtor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Secured Creditor or any other Secured Party, to the extent that Secured Creditor or any other Secured Party did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by Secured Creditor or any other Secured Party and secured hereby, and, if the Lien and security interest, any power of attorney, proxy or license hereof shall have been released, such Lien and security interest, power of attorney, proxy and license shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest, power of attorney, proxy or license had ever occurred.  This Section 6.4 shall survive the termination of this Agreement, and any satisfaction and discharge of each Grantor by virtue of any payment, court order, or Law.

6.5.          GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK; PROVIDED, THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           BY EXECUTION AND DELIVERY (OR, IN THE CASE OF SECURED PARTIES, ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) OF THIS AGREEMENT, EACH GRANTOR, SECURED CREDITOR AND EACH OTHER SECURED PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; EACH GRANTOR, SECURED CREDITOR AND EACH OTHER SECURED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO; AND EACH GRANTOR, SECURED CREDITOR AND EACH OTHER SECURED PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

20

6.6.          Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT (AND EACH SECURED PARTY, BY ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO (AND EACH SECURED PARTY BY ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT AND ANY SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO AND EACH SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6.7.          Secured Creditor’s Right to Use Agents.  Secured Creditor may exercise its rights under this Agreement through an agent or other designee.

6.8.          No Interference, Compensation or Expense.  Secured Creditor may exercise its rights under this Agreement (a) without resistance or interference by any Grantor and (b) without payment of any rent, license fee, or compensation of any kind to any Grantor.

6.9.          Waivers of Rights Inhibiting Enforcement.  Each Grantor waives (a) any claim that, as to any part of the Collateral, a private sale, should Secured Creditor elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH  SECURED CREDITOR’S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT SUCH GRANTOR WOULD OTHERWISE HAVE UNDER ANY LAW AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED CREDITOR’S RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.

6.10.        Obligations Not Affected.  To the fullest extent not prohibited by applicable Laws, the obligations of each Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)           any amendment, addition, or supplement to, or restatement of any Loan Document, Secured Hedge Agreement or any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)           any exercise, non-exercise, or waiver by Secured Creditor or any other Secured Party of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement, any Loan Document or any Secured Hedge Agreement;

(c)           any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement, any other Loan Document or any Secured Hedge Agreement or any assignment or transfer of any thereof;

21

(d)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Loan Party or any other Person, whether or not any Grantor shall have notice or knowledge of any of the foregoing; or

(e)           any other event (other than payment in full) which may give a Grantor or any other Loan Party a defense to, or a discharge of, any of its obligations under any Loan Document or any Secured Hedge Agreement.

6.11.        Notices and Deliveries.  All notices and other communications provided for herein shall be effectuated (a) in the case of notice to Secured Creditor, in the manner provided for in the Credit Agreement, and (b) in the case of notices to a Grantor, in the manner provided for in the Credit Agreement.  Each Grantor appoints Borrower such Grantor’s agent, and Borrower shall act as agent for each other Grantor, for receipt of notices and other communications pursuant to the Loan Documents.

6.12.        Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.13.        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, as to each Grantor, all Persons who may become bound as a debtor or a new debtor to this Agreement); provided, no Grantor may assign any of its rights or obligations under this Agreement.

6.14.        Counterparts.  This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

6.15.        Additional Grantors.  Any Person who was not a “Grantor” under this Agreement at the time of initial execution hereof shall become a “Grantor” hereunder if required pursuant to the terms of the Loan Documents by executing and delivering to Secured Creditor a Joinder.  Such Person shall also deliver such items to Secured Creditor in connection with the execution of such Joinder as required by the terms of the Loan Documents and this Agreement.  Any such Person shall thereafter be deemed a “Grantor” for all purposes under this Agreement.

6.16.        Time.  Each Grantor agrees that time is of the essence of this Agreement.

6.17.        ENTIRE AGREEMENT.  THIS AGREEMENT AND EACH RELATED AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

22

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

GRANTORS:

ENTERCOM RADIO, LLC

By:
Print Name:
Print Title:

ENTERCOM COMMUNICATIONS CORP.

By:
Print Name:
Print Title:

DELAWARE EQUIPMENT HOLDINGS, LLC
ENTERCOM AUSTIN LICENSE, LLC
ENTERCOM AUSTIN, LLC
ENTERCOM BOSTON 1 TRUST
ENTERCOM BOSTON LICENSE, LLC
ENTERCOM BOSTON, LLC
ENTERCOM BUFFALO LICENSE, LLC
ENTERCOM BUFFALO, LLC
ENTERCOM CAPITAL, INC.
ENTERCOM DENVER LICENSE, LLC
ENTERCOM DENVER, LLC
ENTERCOM GAINESVILLE LICENSE, LLC
ENTERCOM GAINESVILLE, LLC
ENTERCOM GREENSBORO LICENSE, LLC
ENTERCOM GREENSBORO, LLC
ENTERCOM GREENVILLE LICENSE, LLC
ENTERCOM GREENVILLE, LLC
ENTERCOM INDIANAPOLIS LICENSE, LLC
ENTERCOM INDIANAPOLIS, LLC
ENTERCOM KANSAS CITY LICENSE, LLC
ENTERCOM KANSAS CITY, LLC
ENTERCOM MADISON LICENSE, LLC
ENTERCOM MADISON, LLC
ENTERCOM MEMPHIS LICENSE, LLC
ENTERCOM MEMPHIS, LLC
ENTERCOM MILWAUKEE LICENSE, LLC
ENTERCOM MILWAUKEE, LLC
ENTERCOM NEW ORLEANS LICENSE, LLC
ENTERCOM NEW ORLEANS, LLC
ENTERCOM NEW YORK, INC.
ENTERCOM NORFOLK LICENSE, LLC
ENTERCOM NORFOLK, LLC

Security Agreement — Signature Page

ENTERCOM PORTLAND LICENSE, LLC
ENTERCOM PORTLAND, LLC
ENTERCOM PROPERTIES, LLC
ENTERCOM PROVIDENCE LICENSE, LLC
ENTERCOM PROVIDENCE, LLC
ENTERCOM ROCHESTER LICENSE, LLC
ENTERCOM ROCHESTER, LLC
ENTERCOM SACRAMENTO LICENSE, LLC
ENTERCOM SACRAMENTO, LLC
ENTERCOM SAN FRANCISCO LICENSE, LLC
ENTERCOM SAN FRANCISCO, LLC
ENTERCOM SEATTLE LICENSE, LLC
ENTERCOM SEATTLE, LLC
ENTERCOM SPRINGFIELD LICENSE, LLC
ENTERCOM SPRINGFIELD, LLC
ENTERCOM WICHITA LICENSE, LLC
ENTERCOM WICHITA, LLC
ENTERCOM WILKES-BARRE SCRANTON, LLC

By:
Print Name:
Print Title:

ENTERCOM INCORPORATED

By:
Print Name:
Print Title:

Security Agreement — Signature Page

SECURED CREDITOR:

BANK OF AMERICA, N.A., as Secured Creditor
and Administrative Agent

By:
Print Name:
Print Title:

Security Agreement — Signature Page

SCHEDULE 1

ORGANIZATION AND NAMES

Name	Entity Type	Jurisdiction of Organization	Federal Tax ID Number	Organizational ID Number

Entercom Communications Corp.	Corporation	Pennsylvania	23-1701044	111474

Entercom Radio, LLC	Limited Liability Company	Delaware	23-3017800	3099785

Delaware Equipment Holdings, LLC	Limited Liability Company	Delaware	23-3027897	3133348

Entercom Austin License, LLC	Limited Liability Company	Delaware	20-5421646	4208837

Entercom Austin, LLC	Limited Liability Company	Delaware	20-5421536	4208834

Entercom Boston License, L.L.C.	Limited Liability Company	Delaware	23-2975661	2935577

Entercom Boston, LLC	Limited Liability Company	Delaware	23-2975771	2942101

Entercom Boston 1 Trust	Massachusetts Business Trust	Massachusetts	52-2121927	T00632042

Entercom Buffalo License, LLC	Limited Liability Company	Delaware	16-1573524	3089519

Entercom Buffalo, LLC	Limited Liability Company	Delaware	16-1574853	3094744

Entercom Capital, Inc.	Corporation	Delaware	01-0589645	3489174

Entercom Denver License, LLC	Limited Liability Company	Delaware	80-0017728	3473579

Entercom Denver, LLC	Limited Liability Company	Delaware	80-0617731	3473578

Entercom Gainesville License, LLC	Limited Liability Company	Delaware	23-3008199	3060380

Entercom Gainesville, LLC	Limited Liability Company	Delaware	23-2988465	2995293

Entercom Greensboro License, LLC	Limited Liability Company	Delaware	23-3014529	3089522

Entercom Greensboro, LLC	Limited Liability Company	Delaware	23-3017788	3094736

Schedule 1 – Solo Page

Name	Entity Type	Jurisdiction of Organization	Federal Tax ID Number	Organizational ID Number

Entercom Greenville License, LLC	Limited Liability Company	Delaware	23-3014530	3089518

Entercom Greenville, LLC	Limited Liability Company	Delaware	23-3017789	3094737

Entercom Incorporated	Corporation	Delaware	51-0394052	3120022

Entercom Indianapolis License, LLC	Limited Liability Company	Delaware	20-1041632	3792226

Entercom Indianapolis, LLC	Limited Liability Company	Delaware	20-1041594	3792225

Entercom Kansas City License, LLC	Limited Liability Company	Delaware	23-3027894	3139832

Entercom Kansas City, LLC	Limited Liability Company	Delaware	23-2988463	2995291

Entercom Madison License, LLC	Limited Liability Company	Delaware	23-3051018	3228219

Entercom Madison, LLC	Limited Liability Company	Delaware	23-3051015	3228218

Entercom Memphis License, LLC	Limited Liability Company	Delaware	23-3014531	3089521

Entercom Memphis, LLC	Limited Liability Company	Delaware	23-3017792	3094740

Entercom Milwaukee License, LLC	Limited Liability Company	Delaware	23-3014532	3089516

Entercom Milwaukee, LLC	Limited Liability Company	Delaware	23-3017793	3094739

Entercom New Orleans License, LLC	Limited Liability Company	Delaware	23-3014533	3089517

Entercom New Orleans, LLC	Limited Liability Company	Delaware	23-3017794	3094738

Entercom New York, Inc.	Corporation	New York	16-1545221	N/A

Entercom Norfolk License, LLC	Limited Liability Company	Delaware	23-3014534	3089515

Entercom Norfolk, LLC	Limited Liability Company	Delaware	23-3017796	3094742

Entercom Portland License, LLC	Limited Liability Company	Delaware	23-2969295	3218087

Name	Entity Type	Jurisdiction of Organization	Federal Tax ID Number	Organizational ID Number

Entercom Portland, LLC	Limited Liability Company	Delaware	23-2955467	3218092

Entercom Properties, LLC	Limited Liability Company	Delaware	27-0761268	4721801

Entercom Providence License, LLC	Limited Liability Company	Delaware	20-0841789	3774244

Entercom Providence, LLC	Limited Liability Company	Delaware	20-0841746	3774247

Entercom Rochester License, LLC	Limited Liability Company	Delaware	16-1578604	3139830

Entercom Rochester, LLC	Limited Liability Company	Delaware	16-1578603	3139824

Entercom Sacramento License, LLC	Limited Liability Company	Delaware	23-3027892	3139833

Entercom Sacramento, LLC	Limited Liability Company	Delaware	23-2988461	2995283

Entercom San Francisco License, LLC	Limited Liability Company	Delaware	20-8251669	4286601

Entercom San Francisco, LLC	Limited Liability Company	Delaware	20-8251562	4286598

Entercom Seattle License, LLC	Limited Liability Company	Delaware	23-3007870	3060372

Entercom Seattle, LLC	Limited Liability Company	Delaware	23-2988459	2995281

Entercom Springfield License, LLC	Limited Liability Company	Delaware	20-4276119	4107739

Entercom Springfield, LLC	Limited Liability Company	Delaware	20-4276038	4107708

Entercom Wichita License, LLC	Limited Liability Company	Delaware	23-3027896	3132700

Entercom Wichita, LLC	Limited Liability Company	Delaware	23-3027895	3132699

Entercom Wilkes-Barre Scranton, LLC	Limited Liability Company	Delaware	23-3014535	3089520

EXHIBIT A

Security Agreement Joinder

Exhibit A – Cover Page

SECURITY AGREEMENT JOINDER NO.

This SECURITY AGREEMENT JOINDER NO.                  (this “Joinder”) dated as of                               , to the Security Agreement dated as of March       , 2010 (such agreement, together will all amendments and restatements and Joinders, the “Security Agreement”), among the initial signatories thereto and each other Person who from time to time thereafter became a party thereto pursuant to Section 6.15 thereof (each, individually, a “Grantor” and collectively, the “Grantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Secured Creditor”), for its benefit and the benefit of each Secured Party.

BACKGROUND.

Capitalized terms not otherwise defined herein have the meaning specified in the Security Agreement.  The Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of this form of Joinder.  Pursuant to the provisions of Section 6.15 of the Security Agreement, the undersigned is becoming a Grantor under the Security Agreement.  The undersigned desires to become a Grantor under the Security Agreement in order to induce Secured Parties to continue to make and maintain financial accommodations under the Loan Documents and Secured Hedge Agreements.

AGREEMENT.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Parties to continue to make and maintain financial accommodations under the Loan Documents and Secured Hedge Agreements, the undersigned hereby agrees with Secured Creditor, for its benefit and the benefit of Secured Parties, as follows:

1.             Joinder.  In accordance with the Security Agreement, the undersigned hereby becomes a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto as a Grantor and the undersigned hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the undersigned.

2.             Assignment and Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Obligations, the undersigned hereby grants to Secured Creditor, for it and the benefit of Secured Parties, a security interest in the entire right, title, and interest of the undersigned in and to all Collateral, whether now or hereafter existing, owned, arising or acquired.

3.             Representations and Warranties.  On and as of the date hereof, the undersigned makes each representation and warranty set forth in Article III of the Security Agreement to the same extent as each other Grantor.

4.             Notices.   All communications and notices hereunder shall be in writing and given as provided in Section 6.11 of the Security Agreement.

5.             Governing Law.  THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS

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HEREUNDER OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK; PROVIDED, THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

6.             Full Force of Security Agreement.  Except as expressly supplemented hereby, the Security Agreement remains in full force and effect in accordance with its terms.

7.             Schedule.  Schedule 1 to the Security Agreement shall be supplemented by the addition of Schedule 1 attached hereto as to the undersigned.

8.             Severability.  If any provision of this Joinder is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, this Joinder shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Joinder a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

9.             Counterparts.  This Joinder may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

10.           ENTIRE AGREEMENT.  THIS JOINDER AND EACH RELATED AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By:
Print Name:
Print Title:

Joinder Agreement (Security Agreement) – Signature Page

ACCEPTED BY:

BANK OF AMERICA, N.A., as Secured Creditor and Administrative Agent

By:
Print Name:
Print Title:

Joinder Agreement (Security Agreement) – Signature Page

SCHEDULE 1

ORGANIZATION AND NAMES

Name	Entity Type	Jurisdiction of Organization	Federal Tax ID Number	Organizational ID Number

Schedule 7.03(a)

Entercom Properties, LLC (“EPLLC”) has $12,610,000 in debt arising from the sale of certain tower assets, which sale did not qualify as a “sale” for accounting purposes because EPLLC’s ability to share in future profits relating to such tower assets is considered a continuing involvement under accounting guidance.  As a result, EPLLC is required to deem such sale proceeds as “debt” and classify the transaction as “financing” until the expiration or other termination of the continuing involvement.